                                                                     EXHIBIT 2.4






                      AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                        FLEXTRONICS INTERNATIONAL LTD.,
                       LIGHTNING METAL ACQUISITION CORP.,
                           COATING ACQUISITION CORP.,
                        LIGHTNING TOOL ACQUISITION CORP.,
                   LIGHTNING METAL SPECIALTIES, INCORPORATED,
                           COATING TECHNOLOGIES, INC.,
                        LIGHTNING TOOL AND DESIGN, INC.,
                    LIGHTNING METAL SPECIALTIES E.M.F., LTD.,
                 LIGHTNING MANUFACTURING SOLUTIONS-EUROPE, LTD.,
                LIGHTNING MANUFACTURING SOLUTIONS TEXAS, L.L.C.,
                          LIGHTNING LOGISTICS, L.L.C.,
                                PAPASON, L.L.C.,
                            200 SCOTT STREET, L.L.C.,
                            80 SCOTT STREET, L.L.C.,
                            230 SCOTT STREET, L.L.C.,
                            1350 LIVELY BLVD, L.L.C.,
                               D.A.D. PARTNERSHIP,
                               S.O.N. PARTNERSHIP,
                              S.O.N. II PARTNERSHIP
                                       AND
               SHAREHOLDERS, MEMBERS AND PARTNERS OF THE COMPANIES


                                   DATED AS OF

                                 AUGUST 31, 2000


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                      AGREEMENT AND PLAN OF REORGANIZATION


        This Agreement and Plan of Reorganization (this "Agreement") is entered into as of August 31, 2000 by and among Flextronics International Ltd., a Singapore company ("Flextronics"), Lightning Metal Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Flextronics ("Lightning Metal Merger Sub"), Coating Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Flextronics ("Coating Merger Sub"), Lightning Tool Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Flextronics ("Lightning Tool Merger Sub" and, together with Lightning Metal Merger Sub and Coating Merger Sub, the "Merger Subs" and each individually a "Merger Sub"), Lightning Metal Specialties, Incorporated, an Illinois corporation ("Lightning Metal"), Coating Technologies, Inc., an Illinois corporation ("Coating"), Lightning Tool and Design, Inc., an Illinois corporation ("Lightning Tool"), Lightning Metal Specialties E.M.F., Ltd., an Irish private limited company ("EMF"), Lightning Manufacturing Solutions-Europe, Ltd., an Irish private limited company ("Lightning Europe"), Lightning Manufacturing Solutions Texas, L.L.C., a Texas limited liability company ("Lightning Texas"), Lightning Logistics, L.L.C., a Texas limited liability company ("Logistics"), Papason, L.L.C., an Illinois limited liability company ("Papason"), 200 Scott Street, L.L.C., an Illinois limited liability company ("200 Scott Street"), 80 Scott Street, L.L.C., an Illinois limited liability company ("80 Scott Street"), 230 Scott Street, L.L.C., an Illinois limited liability company ("230 Scott Street"), 1350 Lively Blvd, L.L.C., an Illinois limited liability company ("Lively"), D.A.D. Partnership, a general partnership ("D.A.D."), S.O.N. Partnership, a general partnership ("S.O.N."), S.O.N. II Partnership, a general partnership ("S.O.N. II" and, together with Lightning Metal, Coating, Lightning Tool, EMF, Lightning Europe, Lightning Texas, Logistics, Papason, 200 Scott Street, 80 Scott Street, 230 Scott Street, Lively, D.A.D. and S.O.N., the "Companies" and each individually a "Company"), the shareholders of Lightning Metal listed on Exhibit A (the "Lightning Metal Shareholders"), the shareholders of Coating listed on Exhibit A (the "Coating Shareholders"), the shareholders of Lightning Tool listed on Exhibit A (the "Lightning Tool Shareholders"), the shareholders of EMF listed on Exhibit A (the "EMF Shareholders"), the shareholders of Lightning Europe listed on Exhibit A (the "Lightning Europe Shareholders" and, together with the Lightning Metal Shareholders, the Coating Shareholders, the Lightning Tool Shareholders and the EMF Shareholders, the "Shareholders" and each individually a "Shareholder"), the members of Lightning Texas listed on Exhibit A (the "Lightning Texas Members"), the members of Logistics listed on Exhibit A (the "Logistics Members"), the members of Papason listed on Exhibit A (the "Papason Members"), the members of 200 Scott Street listed on Exhibit A (the "200 Scott Street Members"), the members of 80 Scott Street listed on Exhibit A (the "80 Scott Street Members"), the members of 230 Scott Street listed on Exhibit A (the "230 Scott Street Members"), the members of Lively listed on Exhibit A (the "Lively Members" and, together with the Lightning Texas Members, the Logistics Members, the Papason Members, the 200 Scott Street Members, the 80 Scott Street Members and the 230 Scott Street Members, the "Members" and each individually a "Member"), the partners of D.A.D. (the "D.A.D. Partners"), the partners of S.O.N. (the "S.O.N. Partners") and the partners of S.O.N. II (the "S.O.N. II Partners" and, together with the D.A.D. Partners and the S.O.N. Partners, the "Partners" and each individually a "Partner").

                                    RECITALS

        A. The parties intend that, subject to the terms and conditions hereinafter set forth, Lightning Metal Merger Sub, Coating Merger Sub and Lightning Tool Merger Sub will merge with and into Lightning Metal, Coating and Lightning Tool, respectively (collectively, the "Merger"), with each of Lightning Metal, Coating and Lightning Tool to be the respective surviving corporations of the Merger, all pursuant to the terms and conditions of this Agreement and the Certificates of Merger (the "Certificates of Merger") and the Plans of Merger (the "Plans of Merger") substantially in the forms of Exhibits B-1 and B-2, respectively, and the applicable provisions of the laws of the States of Delaware and Illinois. Upon the effectiveness of the Merger, all of the outstanding shares of common stock of each of Lightning Metal, Coating and Lightning Tool shall be automatically converted into the right to receive, and shall be exchangeable for, ordinary shares of Flextronics, S$0.01 par value per share ("Flextronics Ordinary Shares"), in the manner and on the basis determined herein and as provided in the Certificates of Merger and the Plans of Merger.

        B. At the Closing (as defined in Section 11.1), the EMF Shareholders and the Lightning Europe Shareholders will transfer to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics, all of the issued ordinary shares, IRPound Sterling1 par value per share, of EMF ("EMF Ordinary Shares") and all of the issued ordinary shares, $1.00 par value per share, of Lightning Europe ("Lightning Europe Ordinary Shares"), respectively, in exchange for Flextronics Ordinary Shares as provided herein (collectively, the "Irish Exchanges").

        C. At the Closing, the Lightning Texas Members, the Logistics Members, the Papason Members, the 200 Scott Street Members, the 80 Scott Street Members, the 230 Scott Street Members and the Lively Members will transfer to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics all of the Lightning Texas Interests (as defined in Section 1.1(b)), all of the Logistics Interests (as defined in Section 1.1(b)), all of the Papason Interests (as defined in Section 1.1(b)), all of the 200 Scott Street Interests (as defined in Section 1.1(b)), all of the 80 Scott Street Interests (as defined in
Section 1.1(b)), all of the 230 Scott Street Interests (as defined in Section 1.1(b)) and all of the Lively Interests (as defined in Section 1.1(b)), respectively, in exchange for Flextronics Ordinary Shares as provided herein (collectively, the "Member Exchanges").

        D. At the Closing, the D.A.D. Partners, the S.O.N. Partners and the S.O.N. II Partners will transfer to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics all of the D.A.D. Interests (as defined in Section 1.1(b)), all of the S.O.N. Interests (as defined in Section 1.1(b)) and all of the S.O.N. II Interests (as defined in Section 1.1(b)), respectively, in exchange for Flextronics Ordinary Shares as provided herein (collectively, the "Partner Exchanges" and, together with the Merger, the Irish Exchanges and the Member Exchanges, the "Transactions").

        E. The Board of Directors, Board of Managers, Members and Partners, as applicable, of Flextronics, the Merger Subs and the Companies have determined that this Agreement and the Transactions, as applicable, are in the best interests of their respective companies or partnerships,



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

and the Shareholders, the Members and the Partners have approved this Agreement and the Transactions, as applicable, and, accordingly, have agreed to effect the Transactions upon the terms and conditions of this Agreement.

        F. It is intended by the parties hereto that the Merger and the Irish Exchanges shall constitute non-taxable reorganizations within the meaning of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

        G. It is intended by the parties hereto that, for financial accounting purposes, the Transactions will be accounted for as a pooling of interests transaction.

        H. Concurrently with the execution of this Agreement, the Shareholders, the Members, the Partners and Flextronics are entering into a voting agreement, dated the date hereof, in the form of Exhibit C (the "Voting Agreement") and the Shareholders, the Members and the Partners are executing investment representation letters, dated the date hereof, in the form of Exhibit D (the "Investment Representation Letters").

        NOW, THEREFORE, the parties hereto agree as follows:

        1. PLAN OF REORGANIZATION

             1.1 The Merger. The Certificates of Merger and the Plans of Merger will be filed with the Secretary of State of the States of Delaware and Illinois, respectively, immediately after the Closing. The effective time of the Merger as specified in the Certificates of Merger and the Plans of Merger (the "Effective Time") will occur on the Closing Date (as defined in Section 11.1) at 10:00 a.m., Pacific Time, or at such other date or time as Flextronics and the Companies may mutually agree. Subject to the terms and conditions of this Agreement, the Certificates of Merger and the Plans of Merger, Lightning Metal Merger Sub, Coating Merger Sub and Lightning Tool Merger Sub will be merged with and into Lightning Metal, Coating and Lightning Tool, respectively, in statutory mergers pursuant to each applicable Certificate of Merger and Plan of Merger and in accordance with applicable provisions of Delaware law and Illinois law as follows:

                    (a) Conversion and Exchange of Shares.

                         (i) Lightning Metal. Each share of Lightning Metal
common stock, no par value per share (the "Lightning Metal Common Stock"), that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger, and without further action on the part of any holder thereof, be automatically converted into the right to receive, and shall be exchangeable for (subject to Sections 1.1(c) and 1.2), (a) at the Effective Time, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each such share of Lightning Metal Common Stock by the Lightning Metal Exchange Ratio (as defined in Section 1.1(b)), and (b) on the first anniversary of the Closing (the "Release Date"), that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each share of Lightning Metal Common Stock by the Lightning Metal Hold-Back Exchange Ratio (as defined in Section 1.1(b)).



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

                         (ii) Coating. Each share of Coating common stock, $1.00
par value per share (the "Coating Common Stock"), that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger, and without further action on the part of any holder thereof, be automatically converted into the right to receive, and shall be exchangeable for (subject to Sections 1.1(c) and 1.2), (a) at the Effective Time, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each such share of Coating Common Stock by the Coating Exchange Ratio (as defined in
Section 1.1(b)), and (b) on the Release Date, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each share of Coating Common Stock by the Coating Hold-Back Exchange Ratio (as defined in
Section 1.1(b)).

                         (iii) Lightning Tool. Each share of Lightning Tool
common stock, $1.00 par value per share (the "Lightning Tool Common Stock"), that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger, and without further action on the part of any holder thereof, be automatically converted into the right to receive, and shall be exchangeable for (subject to Sections 1.1(c) and 1.2), (a) at the Effective Time, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each such share of Lightning Tool Common Stock by the Lightning Tool Exchange Ratio (as defined in Section 1.1(b)), and (b) on the Release Date, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each share of Lightning Tool Common Stock by the Lightning Tool Hold-Back Exchange Ratio (as defined in Section 1.1(b)).

                         (iv) EMF. Each EMF Ordinary Share that is in issue
immediately prior to the Effective Time will, effective upon the Effective Time, be transferred to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics by the holder thereof in exchange for (subject to Sections 1.1(c) and 1.2), (a) at the Effective Time, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each such EMF Ordinary Share by the EMF Exchange Ratio (as defined in Section 1.1(b)), and
(b) on the Release Date, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each EMF Ordinary Share by the EMF Hold-Back Exchange Ratio (as defined in Section 1.1(b)); provided, however, that each EMF Ordinary Share that is held by EMF as a Treasury Share (within the meaning of Section 209 of the Companies Act, 1990) shall not be so exchanged but shall be cancelled and retrieved and no consideration shall be delivered in exchange therefor.

                         (v) Lightning Europe. Each Lightning Europe Ordinary
Share that is in issue immediately prior to the Effective Time will, immediately prior to the Effective Time, be transferred to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics by the holder thereof in exchange for (subject to Sections 1.1(c) and 1.2), (a) immediately prior to the Effective Time, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each such Lightning Europe Ordinary Share by the Lightning Europe Exchange Ratio (as defined in Section 1.1(b)), and (b) on the Release Date, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each Lightning Europe Ordinary Share by the Lightning Europe Hold-Back Exchange Ratio (as defined in Section 1.1(b)); provided, however, that each Lightning Europe



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

Ordinary Share that is held by Lightning Europe as a Treasury Share (within the meaning of Section 209 of the Companies Act, 1990) shall not be so exchanged but shall be cancelled and retrieved and no consideration shall be delivered in exchange therefor.

                         (vi) Lightning Texas. Each Lightning Texas Interest (as
defined in Section 1.1(b)) that is issued and outstanding immediately prior to the Effective Time will, effective upon the Effective Time, be transferred to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics by the holder thereof in exchange for (subject to Sections 1.1(c) and 1.2), (a) at the Effective Time, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each such Lightning Texas Interest by the Lightning Texas Exchange Ratio (as defined in Section 1.1(b)), and (b) on the Release Date, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each Lightning Texas Interest by the Lightning Texas Hold-Back Exchange Ratio (as defined in Section 1.1(b)).

                         (vii) Logistics. Each Logistics Interest (as defined in
Section 1.1(b)) that is issued and outstanding immediately prior to the Effective Time will, effective upon the Effective Time, be transferred to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics by the holder thereof in exchange for (subject to Sections 1.1(c) and 1.2), (a) at the Effective Time, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each such Logistics Interest by the Logistics Exchange Ratio (as defined in Section 1.1(b)), and (b) on the Release Date, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each Logistics Interest by the Logistics Hold-Back Exchange Ratio (as defined in Section 1.1(b)).

                         (viii) Papason. Each Papason Interest (as defined in
Section 1.1(b)) that is issued and outstanding immediately prior to the Effective Time will, effective upon the Effective Time, be transferred to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics by the holder thereof in exchange for (subject to Sections 1.1(c) and 1.2), (a) at the Effective Time, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each such Papason Interest by the Papason Exchange Ratio (as defined in Section 1.1(b)), and (b) on the Release Date, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each Papason Interest by the Papason Hold-Back Exchange Ratio (as defined in Section 1.1(b)).

                         (ix) 200 Scott Street. Each 200 Scott Street Interest
(as defined in Section 1.1(b)) that is issued and outstanding immediately prior to the Effective Time will, effective upon the Effective Time, be transferred to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics by the holder thereof in exchange for (subject to Sections 1.1(c) and 1.2), (a) at the Effective Time, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each such 200 Scott Street Interest by the 200 Scott Street Exchange Ratio (as defined in Section 1.1(b)), and (b) on the Release Date, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying



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

each 200 Scott Street Interest by the 200 Scott Street Hold-Back Exchange Ratio (as defined in Section 1.1(b)).

                         (x) 80 Scott Street. Each 80 Scott Street Interest (as
defined in Section 1.1(b)) that is issued and outstanding immediately prior to the Effective Time will, effective upon the Effective Time, be transferred to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics by the holder thereof in exchange for (subject to Sections 1.1(c) and 1.2), (a) at the Effective Time, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each such 80 Scott Street Interest by the 80 Scott Street Exchange Ratio (as defined in Section 1.1(b)), and (b) on the Release Date, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each 80 Scott Street Interest by the 80 Scott Street Hold-Back Exchange Ratio (as defined in Section 1.1(b)).

                         (xi) 230 Scott Street. Each 230 Scott Street Interest
(as defined in Section 1.1(b)) that is issued and outstanding immediately prior to the Effective Time will, effective upon the Effective Time, be transferred to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics by the holder thereof in exchange for (subject to Sections 1.1(c) and 1.2), (a) at the Effective Time, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each such 230 Scott Street Interest by the 230 Scott Street Exchange Ratio (as defined in Section 1.1(b)), and (b) on the Release Date, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each 230 Scott Street Interest by the 230 Scott Street Hold-Back Exchange Ratio (as defined in Section 1.1(b)).

                         (xii) Lively. Each Lively Interest (as defined in
Section 1.1(b)) that is issued and outstanding immediately prior to the Effective Time will, effective upon the Effective Time, be transferred to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics by the holder thereof in exchange for (subject to Sections 1.1(c) and 1.2), (a) at the Effective Time, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each such Lively Interest by the Lively Exchange Ratio (as defined in Section 1.1(b)), and (b) on the Release Date, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each Lively Interest by the Lively Hold-Back Exchange Ratio (as defined in Section 1.1(b)).

                         (xiii) D.A.D. Each D.A.D. Interest (as defined in
Section 1.1(b)) that is issued and outstanding immediately prior to the Effective Time will, effective upon the Effective Time, be transferred to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics by the holder thereof in exchange for (subject to Sections 1.1(c) and 1.2), (a) at the Effective Time, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each such D.A.D. Interest by the D.A.D. Exchange Ratio (as defined in Section 1.1(b)), and (b) on the Release Date, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each D.A.D. Interest by the D.A.D. Hold-Back Exchange Ratio (as defined in Section 1.1(b)).



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

                         (xiv) S.O.N. Each S.O.N. Interest (as defined in
Section 1.1(b)) that is issued and outstanding immediately prior to the Effective Time will, effective upon the Effective Time, be transferred to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics by the holder thereof in exchange for (subject to Sections 1.1(c) and 1.2), (a) at the Effective Time, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each such S.O.N. Interest by the S.O.N. Exchange Ratio (as defined in Section 1.1(b)), and (b) on the Release Date, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each S.O.N. Interest by the S.O.N. Hold-Back Exchange Ratio (as defined in Section 1.1(b)).

                         (xv) S.O.N. II. Each S.O.N. II Interest (as defined in
Section 1.1(b)) that is issued and outstanding immediately prior to the Effective Time will, effective upon the Effective Time, be transferred to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics by the holder thereof in exchange for (subject to Sections 1.1(c) and 1.2), (a) at the Effective Time, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each such S.O.N. II Interest by the S.O.N. II Exchange Ratio (as defined in Section 1.1(b)), and (b) on the Release Date, that number of fully paid and nonassessable Flextronics Ordinary Shares obtained by multiplying each S.O.N. II Interest by the S.O.N. II Hold-Back Exchange Ratio (as defined in Section 1.1(b)).

                         (xvi) Lightning Metal Merger Sub, Coating Merger Sub
and Lightning Tool Merger Sub. At the Effective Time, each share of Lightning Metal Merger Sub, Coating Merger Sub and Lightning Tool Merger Sub common stock that is issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of Common Stock of Lightning Metal, Coating and Lightning Tool, respectively, each as a Surviving Corporation (as defined below). Each certificate evidencing ownership of shares of the common stock of Lightning Metal Merger Sub, Coating Merger Sub and Lightning Tool Merger Sub will evidence ownership of such shares of capital stock of Lightning Metal, Coating and Lightning Tool, respectively, each as a Surviving Corporation.

                    (b) Definitions.

                         (i) The "Lightning Metal Exchange Ratio" equals the
quotient obtained by dividing (A) the quotient of (x) the product of ninety percent (90%) multiplied by the Lightning Metal Acquisition Price, divided by
(y) the Flextronics Average Price Per Share by (B) the total number of shares of Lightning Metal Capital Stock as of the Effective Time. The "Lightning Metal Acquisition Price" equals $29,444,165.41. The term "Lightning Metal Capital Stock" means the outstanding shares of Lightning Metal Common Stock and any other classes and series of common and preferred stock of Lightning Metal, if any, in each case on a fully diluted, as-converted basis and as of the Effective Time, including, without limitation or duplication, all shares of such stock that are issuable upon the exercise of any outstanding convertible stock, options, warrants and other rights thereto (whether or not such rights are vested or exercisable as of the Effective Time). The term "Lightning Metal Hold-Back Shares" means that number of Flextronics Ordinary Shares issued to Lightning Metal Shareholders on the



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

Release Date equal to the quotient of (A) the product of ten percent (10%) multiplied by the Lightning Metal Acquisition Price, divided by (B) the Flextronics Average Price Per Share, reduced as, and to the extent, set forth in
Section 15.3. The term "Lightning Metal Hold-Back Exchange Ratio" means the quotient obtained by dividing the Lightning Metal Hold-Back Shares by the total number of shares of Lightning Metal Capital Stock as of the Effective Time.

                         (ii) The "Coating Exchange Ratio" equals the quotient
obtained by dividing (A) the quotient of (x) the product of ninety percent (90%) multiplied by the Coating Acquisition Price, divided by (y) the Flextronics Average Price Per Share by (B) the total number of shares of Coating Capital Stock as of the Effective Time. The "Coating Acquisition Price" equals $3,793,343.90. The term "Coating Capital Stock" means the outstanding shares of Coating Common Stock and any other classes and series of common and preferred stock of Coating, if any, in each case on a fully diluted, as-converted basis and as of the Effective Time, including, without limitation or duplication, all shares of such stock that are issuable upon the exercise of any outstanding convertible stock, options, warrants and other rights thereto (whether or not such rights are vested or exercisable as of the Effective Time). The term "Coating Hold-Back Shares" means that number of Flextronics Ordinary Shares issued to Coating Shareholders on the Release Date equal to the quotient of (A) the product of ten percent (10%) multiplied by the Coating Acquisition Price, divided by (B) the Flextronics Average Price Per Share, reduced as, and to the extent, set forth in Section 15.3. The term "Coating Hold-Back Exchange Ratio" means the quotient obtained by dividing the Coating Hold-Back Shares by the total number of shares of Coating Capital Stock as of the Effective Time.

                         (iii) The "Lightning Tool Exchange Ratio" equals the
quotient obtained by dividing (A) the quotient of (x) the product of ninety percent (90%) multiplied by the Lightning Tool Acquisition Price, divided by (y) the Flextronics Average Price Per Share by (B) the total number of shares of Lightning Tool Capital Stock as of the Effective Time. The "Lightning Tool Acquisition Price" equals $5,251,200.03. The term "Lightning Tool Capital Stock" means the outstanding shares of Lightning Tool Common Stock and any other classes and series of common and preferred stock of Lightning Tool, if any, in each case on a fully diluted, as-converted basis and as of the Effective Time, including, without limitation or duplication, all shares of such stock that are issuable upon the exercise of any outstanding convertible stock, options, warrants and other rights thereto (whether or not such rights are vested or exercisable as of the Effective Time). The term "Lightning Tool Hold-Back Shares" means that number of Flextronics Ordinary Shares issued to Lightning Tool Shareholders on the Release Date equal to the quotient of (A) the product of ten percent (10%) multiplied by the Lightning Tool Acquisition Price, divided by (B) the Flextronics Average Price Per Share, reduced as, and to the extent, set forth in Section 15.3. The term "Lightning Tool Hold-Back Exchange Ratio" means the quotient obtained by dividing the Lightning Tool Hold-Back Shares by the total number of shares of Lightning Tool Capital Stock as of the Effective Time.

                         (iv) The "EMF Exchange Ratio" equals the quotient
obtained by dividing (A) the quotient of (x) the product of ninety percent (90%) multiplied by the EMF Acquisition Price, divided by (y) the Flextronics Average Price Per Share by (B) the total number of shares of EMF Capital Stock as of the Effective Time. The "EMF Acquisition Price" equals



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

$49,967.77. The term "EMF Capital Stock" means the EMF Ordinary Shares and any other classes and series of ordinary and extraordinary shares of EMF, if any, in each case on a fully diluted, as-converted basis and as of the Effective Time, including, without limitation or duplication, all such shares that are issuable upon the exercise of any outstanding convertible shares, options, warrants and other rights thereto (whether or not such rights are vested or exercisable as of the Effective Time). The term "EMF Hold-Back Shares" means that number of Flextronics Ordinary Shares issued to EMF Shareholders on the Release Date equal to the quotient of (A) the product of ten percent (10%) multiplied by the EMF Acquisition Price, divided by (B) the Flextronics Average Price Per Share, reduced as, and to the extent, set forth in Section 15.3. The term "EMF Hold-Back Exchange Ratio" means the quotient obtained by dividing the EMF Hold-Back Shares by the total number of shares of EMF Capital Stock as of the Effective Time.

                         (v) The "Lightning Europe Exchange Ratio" equals the
quotient obtained by dividing (A) the quotient of (x) the product of ninety percent (90%) multiplied by the Lightning Europe Acquisition Price, divided by
(y) the Flextronics Average Price Per Share by (B) the total number of shares of Lightning Europe Capital Stock as of the Effective Time. The "Lightning Europe Acquisition Price" equals $7,976,282.17. The term "Lightning Europe Capital Stock" means the Lightning Europe Ordinary Shares and any other classes and series of ordinary and extraordinary shares of Lightning Europe, if any, in each case on a fully diluted, as-converted basis and as of the Effective Time, including, without limitation or duplication, all such shares that are issuable upon the exercise of any outstanding convertible shares, options, warrants and other rights thereto (whether or not such rights are vested or exercisable as of the Effective Time). The term "Lightning Europe Hold-Back Shares" means that number of Flextronics Ordinary Shares issued to Lightning Europe Shareholders on the Release Date equal to the quotient of (A) the product of ten percent (10%) multiplied by the Lightning Europe Acquisition Price, divided by (B) the Flextronics Average Price Per Share, reduced as, and to the extent, set forth in
Section 15.3. The term "Lightning Europe Hold-Back Exchange Ratio" means the quotient obtained by dividing the Lightning Europe Hold-Back Shares by the total number of shares of Lightning Europe Capital Stock as of the Effective Time.

                         (vi) The "Lightning Texas Exchange Ratio" equals the
quotient obtained by dividing (A) the quotient of (x) the product of ninety percent (90%) multiplied by the Lightning Texas Acquisition Price, divided by
(y) the Flextronics Average Price Per Share by (B) 100. The "Lightning Texas Acquisition Price" equals $43,268,328.26. The term "Lightning Texas Interests" means the outstanding Lightning Texas membership interests as of the Effective Time, including, without limitation or duplication, all such membership interests that are issuable on the exercise of any outstanding convertible instruments, options, warrants and other rights thereto (whether or not such rights are vested or exercisable as of the Effective Time). The term "Lightning Texas Hold-Back Shares" means that number of Flextronics Ordinary Shares issued to Lightning Texas Members on the Release Date equal to the quotient of (A) the product of ten percent (10%) multiplied by the Lightning Texas Acquisition Price, divided by (B) the Flextronics Average Price Per Share, reduced as, and to the extent, set forth in Section 15.3. The term "Lightning Texas Hold-Back Exchange Ratio" means the quotient obtained by dividing the Lightning Texas Hold-Back Shares by 100.

                         (vii) The "Logistics Exchange Ratio" equals the
quotient obtained by dividing (A) the quotient of (x) the product of ninety percent (90%) multiplied by the Logistics Acquisition Price, divided by (y) the Flextronics Average Price Per Share by (B) 100. The "Logistics Acquisition Price" equals $3,500,000.00. The term "Logistics Interests" means the outstanding Logistics membership interests as of the Effective Time, including, without limitation or duplication, all such membership interests that are issuable on the exercise of any outstanding convertible instruments, options, warrants and other rights thereto (whether or not such rights are vested or exercisable as of the Effective Time). The term "Logistics Hold-Back Shares" means that number of Flextronics Ordinary Shares issued to Logistics Members on the Release Date equal to the quotient of (A) the product of ten percent (10%) multiplied by the Logistics Acquisition Price, divided by (B) the Flextronics Average Price Per Share, reduced as, and to the extent, set forth in Section
15.3. The term "Logistics Hold-Back Exchange Ratio" means the quotient obtained by dividing the Logistics Hold-Back Shares by 100.

                         (viii) The "Papason Exchange Ratio" equals the quotient
obtained by dividing (A) the quotient of (x) the product of ninety percent (90%) multiplied by the Papason Acquisition Price, divided by (y) the Flextronics Average Price Per Share by (B) 100. The "Papason Acquisition Price" equals $3,128,982.27. The term "Papason Interests" means the outstanding Papason membership interests as of the Effective Time, including, without limitation or duplication, all such membership interests that are issuable on the exercise of any outstanding convertible instruments, options, warrants and other rights thereto (whether or not such rights are vested or exercisable as of the Effective Time). The term "Papason Hold-Back Shares" means that number of Flextronics Ordinary Shares issued to Papason Members on the Release Date equal to the quotient of (A) the product of ten percent (10%) multiplied by the Papason Acquisition Price, divided by (B) the Flextronics Average Price Per Share, reduced as, and to the extent, set forth in Section 15.3. The term "Papason Hold-Back Exchange Ratio" means the quotient obtained by dividing the Papason Hold-Back Shares by the total number of Papason Interests as of the Effective Time.

                         (ix) The "200 Scott Street Exchange Ratio" equals the
quotient obtained by dividing (A) the quotient of (x) the product of ninety percent (90%) multiplied by the 200 Scott Street Acquisition Price, divided by
(y) the Flextronics Average Price Per Share by (B) 100. The "200 Scott Street Acquisition Price" equals $282,804.00. The term "200 Scott Street Interests" means the outstanding 200 Scott Street membership interests as of the Effective Time, including, without limitation or duplication, all such membership interests that are issuable on the exercise of any outstanding convertible instruments, options, warrants and other rights thereto (whether or not such rights are vested or exercisable as of the Effective Time). The term "200 Scott Street Hold-Back Shares" means that number of Flextronics Ordinary Shares issued to 200 Scott Street Members on the Release Date equal to the quotient of (A) the product of ten percent (10%) multiplied by the 200 Scott Street Acquisition Price, divided by (B) the Flextronics Average Price Per Share, reduced as, and to the extent, set forth in Section 15.3. The term "200 Scott Street Hold-Back Exchange Ratio" means the quotient obtained by dividing the 200 Scott Street Hold-Back Shares by the total number of 200 Scott Street Interests as of the Effective Time.

                         (x) The "80 Scott Street Exchange Ratio" equals the
quotient obtained by dividing (A) the quotient of (x) the product of ninety percent (90%) multiplied by the 80 Scott Street Acquisition Price, divided by
(y) the Flextronics Average Price Per Share by (B) 100. The "80 Scott Street Acquisition Price" equals $483,125.15. The term "80 Scott Street Interests" means the outstanding 80 Scott Street membership interests as of the Effective Time, including, without limitation or duplication, all such membership interests that are issuable on the exercise of any outstanding convertible instruments, options, warrants and other rights thereto (whether or not such rights are vested or exercisable as of the Effective Time). The term "80 Scott Street Hold-Back Shares" means that number of Flextronics Ordinary Shares issued to 80 Scott Street Members on the Release Date equal to the quotient of (A) the product of ten percent (10%) multiplied by the 80 Scott Street Acquisition Price, divided by (B) the Flextronics Average Price Per Share, reduced as, and to the extent, set forth in Section 15.3. The term "80 Scott Street Hold-Back Exchange Ratio" means the quotient obtained by dividing the 80 Scott Street Hold-Back Shares by the total number of 80 Scott Street Interests as of the Effective Time.

                         (xi) The "230 Scott Street Exchange Ratio" equals the
quotient obtained by dividing (A) the quotient of (x) the product of ninety percent (90%) multiplied by the 230 Scott Street Acquisition Price, divided by
(y) the Flextronics Average Price Per Share by (B) 100. The "230 Scott Street Acquisition Price" equals $503,033.45. The term "230 Scott Street Interests" means the outstanding 230 Scott Street membership interests as of the Effective Time, including, without limitation or duplication, all such membership interests that are issuable on the exercise of any outstanding convertible instruments, options, warrants and other rights thereto (whether or not such rights are vested or exercisable as of the Effective Time). The term "230 Scott Street Hold-Back Shares" means that number of Flextronics Ordinary Shares issued to 230 Scott Street Members on the Release Date equal to the quotient of (A) the product of ten percent (10%) multiplied by the 230 Scott Street Acquisition Price, divided by (B) the Flextronics Average Price Per Share, reduced as, and to the extent, set forth in Section 15.3. The term "230 Scott Street Hold-Back Exchange Ratio" means the quotient obtained by dividing the 230 Scott Street Hold-Back Shares by the total number of 230 Scott Street Interests as of the Effective Time.

                         (xii) The "Lively Exchange Ratio" equals the quotient
obtained by dividing (A) the quotient of (x) the product of ninety percent (90%) multiplied by the Lively Acquisition Price, divided by (y) the Flextronics Average Price Per Share by (B) 100. The "Lively Acquisition Price" equals $708,966.59. The term "Lively Interests" means the outstanding Lively membership interests as of the Effective Time, including, without limitation or duplication, all such membership interests that are issuable on the exercise of any outstanding convertible instruments, options, warrants and other rights thereto (whether or not such rights are vested or exercisable as of the Effective Time). The term "Lively Hold-Back Shares" means that number of Flextronics Ordinary Shares issued to Lively Members on the Release Date equal to the quotient of (A) the product of ten percent (10%) multiplied by the Lively Acquisition Price, divided by (B) the Flextronics Average Price Per Share, reduced as, and to the extent, set forth in Section 15.3. The term "Lively Hold-Back Exchange Ratio" means the quotient obtained by dividing the Lively Hold-Back Shares by the total number of Lively Interests as of the Effective Time.

                         (xiii) The "D.A.D. Exchange Ratio" equals the quotient
obtained by dividing (A) the quotient of (x) the product of ninety percent (90%) multiplied by the D.A.D. Acquisition Price, divided by (y) the Flextronics Average Price Per Share by (B) 100. The "D.A.D. Acquisition Price" equals $1,226,495.09. The term "D.A.D. Interests" means the outstanding D.A.D. partnership interests as of the Effective Time, including, without limitation or duplication, all such partnership interests that are issuable on the exercise of any outstanding convertible instruments, options, warrants and other rights thereto (whether or not such rights are vested or exercisable as of the Effective Time). The term "D.A.D. Hold-Back Shares" means that number of Flextronics Ordinary Shares issued to D.A.D. Partners on the Release Date equal to the quotient of (A) the product of ten percent (10%) multiplied by the D.A.D. Acquisition Price, divided by (B) the Flextronics Average Price Per Share, reduced as, and to the extent, set forth in Section 15.3. The term "D.A.D. Hold-Back Exchange Ratio" means the quotient obtained by dividing the D.A.D. Hold-Back Shares by the total number of D.A.D. Interests as of the Effective Time.

                         (xiv) The "S.O.N. Exchange Ratio" equals the quotient
obtained by dividing (A) the quotient of (x) the product of ninety percent (90%) multiplied by the S.O.N. Acquisition Price, divided by (y) the Flextronics Average Price Per Share by (B) 100. The "S.O.N. Acquisition Price" equals $311,485.39. The term "S.O.N. Interests" means the outstanding S.O.N. partnership interests as of the Effective Time, including, without limitation or duplication, all such partnership interests that are issuable on the exercise of any outstanding convertible instruments, options, warrants and other rights thereto (whether or not such rights are vested or exercisable as of the Effective Time). The term "S.O.N. Hold-Back Shares" means that number of Flextronics Ordinary Shares issued to S.O.N. Partners on the Release Date equal to the quotient of (A) the product of ten percent (10%) multiplied by the S.O.N. Acquisition Price, divided by (B) the Flextronics Average Price Per Share, reduced as, and to the extent, set forth in Section 15.3. The term "S.O.N. Hold-Back Exchange Ratio" means the quotient obtained by dividing the S.O.N. Hold-Back Shares by the total number of S.O.N. Interests as of the Effective Time.

                         (xv) The "S.O.N. II Exchange Ratio" equals the quotient
obtained by dividing (A) the quotient of (x) the product of ninety percent (90%) multiplied by the S.O.N. II Acquisition Price, divided by (y) the Flextronics Average Price Per Share by (B) 100. The "S.O.N. II Acquisition Price" equals $393,512.50. The term "S.O.N. II Interests" means the outstanding S.O.N. II partnership interests as of the Effective Time, including, without limitation or duplication, all such partnership interests that are issuable on the exercise of any outstanding convertible instruments, options, warrants and other rights thereto (whether or not such rights are vested or exercisable as of the Effective Time). The term "S.O.N. II Hold-Back Shares" means that number of Flextronics Ordinary Shares issued to S.O.N. II Partners on the Release Date equal to the quotient of (A) the product of ten percent (10%) multiplied by the S.O.N. II Acquisition Price, divided by (B) the Flextronics Average Price Per Share, reduced as, and to the extent, set forth in Section 15.3. The term "S.O.N. II Hold-Back Exchange Ratio" means the quotient obtained by dividing the S.O.N. II Hold-Back Shares by the total number of S.O.N. II Interests as of the Effective Time.

                         (xvi) The "Flextronics Average Price Per Share" equals
the average of the closing price per share of Flextronics Ordinary Shares (in U.S. dollars) as quoted on the Nasdaq National Market (or such other exchange or quotation system registered under the Securities Exchange Act of 1934, as amended, on which Flextronics Ordinary Shares are then traded or quoted) and reported in The Wall Street Journal averaged over the twenty (20) trading days ending with the trading day immediately prior to the Closing Date.

                         (xvii) The term "Hold-Back Shares" means the Lightning
Metal Hold-Back Shares, the Coating Hold-Back Shares, the Lightning Tool Hold-Back Shares, the EMF Hold-Back Shares, the Lightning Europe Hold-Back Shares, the Lightning Texas Hold-Back Shares, the Logistics Hold-Back Shares, the Papason Hold-Back Shares, the 200 Scott Street Hold-Back Shares, the 80 Scott Street Hold-Back Shares, the 230 Scott Street Hold-Back Shares, the Lively Hold-Back Shares, the D.A.D. Hold-Back Shares, the S.O.N. Hold-Back Shares, the S.O.N. II Hold-Back Shares and the Shareholder Note Hold-Back Shares, collectively.

                    (c) Adjustments for Capital Changes. If, between the date hereof and the Effective Time (as to the Flextronics Ordinary Shares to be issued at the Effective Time), or between the date hereof and the Release Date (in the case of the Hold-Back Shares), Flextronics (i) recapitalizes either through a split-up of its outstanding shares into a greater number of shares, or through a combination of its outstanding shares into a lesser number of shares, or (ii) reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or (iii) declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the calculation of the Lightning Metal Exchange Ratio, the Coating Exchange Ratio, the Lightning Tool Exchange Ratio, the EMF Exchange Ratio, the Lightning Europe Exchange Ratio, the Lightning Texas Exchange Ratio, the Logistics Exchange Ratio, the Papason Exchange Ratio, the 200 Scott Street Exchange Ratio, the 80 Scott Street Exchange Ratio, the 230 Scott Street Exchange Ratio, the Lively Exchange Ratio, the D.A.D. Exchange Ratio, the S.O.N. Exchange Ratio, the S.O.N. II Exchange Ratio, the Shareholder Note Exchange Ratio, the Lightning Metal Hold-Back Exchange Ratio, the Coating Hold-Back Exchange Ratio, the Lightning Tool Hold-Back Exchange Ratio, the EMF Hold-Back Exchange Ratio, the Lightning Europe Hold-Back Exchange Ratio, the Lightning Texas Hold-Back Exchange Ratio, the Logistics Hold-Back Exchange Ratio, the Papason Hold-Back Exchange Ratio, the 200 Scott Street Hold-Back Exchange Ratio, the 80 Scott Street Hold-Back Exchange Ratio, the 230 Scott Street Hold-Back Exchange Ratio, the Lively Hold-Back Exchange Ratio, the D.A.D. Hold-Back Exchange Ratio, the S.O.N. Hold-Back Exchange Ratio, the S.O.N. II Hold-Back Exchange Ratio and the Shareholder Note Hold-Back Exchange Ratio will be adjusted such that the relative ownership will be unchanged.

             1.2 Fractional Shares. No fractional Flextronics Ordinary Shares will be issued in connection with the Transactions, but in lieu thereof, the holder of any shares of Lightning Metal Common Stock, shares of Coating Common Stock, shares of Lightning Tool Common Stock, EMF Ordinary Shares, Lightning Europe Ordinary Shares, Lightning Texas Interests, Logistics Interests, Papason Interests, 200 Scott Street Interests, 80 Scott Street

Interests, 230 Scott Street Interests, Lively Interests, D.A.D. Interests, S.O.N. Interests or S.O.N. II Interests who would otherwise be entitled to receive a fraction of a Flextronics Ordinary Share will receive from Flextronics, promptly after the Effective Time or the Release Date (as the case may be), an amount of cash equal to the last sale price on the Nasdaq National Market of Flextronics Ordinary Shares on the last trading day prior to the Effective Time, multiplied by the fraction of a Flextronics Ordinary Share to which such holder would otherwise be entitled at the Effective Time or the Release Date, as the case may be.

             1.3 Effects of the Merger. At the Effective Time: (a) the separate existence of Lightning Metal Merger Sub, Coating Merger Sub and Lightning Tool Merger Sub will cease and will be merged with and into Lightning Metal, Coating and Lightning Tool, respectively, and Lightning Metal, Coating and Lightning Tool will be the surviving corporations in the Merger (each, a "Surviving Corporation") pursuant to the terms of each applicable Certificate of Merger and Plan of Merger; (b) the Certificate of Incorporation and Bylaws of each of Lightning Metal Merger Sub, Coating Merger Sub and Lightning Tool Merger Sub will continue unchanged and be the respective Certificate of Incorporation and Bylaws of each of Lightning Metal, Coating and Lightning Tool, each as a Surviving Corporation; (c) each share of Lightning Metal Common Stock, Coating Common Stock and Lightning Tool Common Stock outstanding immediately prior to the Effective Time will be converted and exchangeable for Flextronics Ordinary Shares as provided in Section 1.1(a); (d) the directors and executive officers of Lightning Metal Merger Sub, Coating Merger Sub and Lightning Tool Merger Sub will become the respective Board of Directors and officers of each of Lightning Metal, Coating and Lightning Tool, each as a Surviving Corporation; and (e) the Merger will, at and after the Effective Time, have all of the effects provided by applicable law.

             1.4 Further Assurances. The Companies, the Shareholders, the Members and the Partners agree that if, at any time after the Effective Time, Flextronics considers or is advised that any further deeds, assignments or assurances are reasonably necessary and appropriate:

                    (a) to vest, perfect, confirm or continue in each Surviving Corporation, the Merger Subs or Flextronics title to any property or rights of Lightning Metal, Coating, Lightning Tool, EMF, Lightning Europe, Lightning Texas, Logistics, Papason, 200 Scott Street, 80 Scott Street, 230 Scott Street, Lively, D.A.D., S.O.N. or S.O.N. II,

                    (b) to convey to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics good and marketable title to the EMF Ordinary Shares, the Lightning Europe Ordinary Shares, the Lightning Texas Interests, the Logistics, Interests, the Papason Interests, the 200 Scott Street Interests, the 80 Scott Street Interests, the 230 Scott Street Interests, the Lively Interests, the D.A.D. Interests, the S.O.N. Interests and the S.O.N. II Interests, as applicable, or

                    (c) to convey to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics any right, title, claim or interest they may have in or to any of the Companies, the assets of such Companies and any loans to, or notes from, such Companies made or held by them, free of any adverse claims, liens, encumbrances or other rights of third parties (except for Permitted Liens), as provided herein, the Companies, the Shareholders, the Members and the Partners, as applicable, shall execute and deliver all such deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect, confirm, continue or convey title to such property or rights in each Surviving Corporation, the Merger Subs or Flextronics, and otherwise to carry out the purposes of this Agreement. The parties further agree that, upon Flextronics' request, they will amend this Agreement to cause another direct or indirect subsidiary of Flextronics to merge into Lightning Metal, Coating or Lightning Tool, or to cause Lightning Metal, Coating or Lightning Tool to merge into Flextronics, any Merger Sub or a different direct or indirect subsidiary of Flextronics.

             1.5 Securities Law Issues; Registration Rights. Based in part on the representations of the Shareholders, the Members and the Partners made in the Investment Representation Letters, the Flextronics Ordinary Shares to be issued pursuant to this Agreement will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act") and exemptions from qualification under applicable state securities laws. Flextronics, the Shareholders, the Members and the Partners will enter into a registration rights agreement in the form of Exhibit E hereto (the "Registration Rights Agreement") with respect to the Flextronics Ordinary Shares to be issued to the Shareholders, the Members and the Partners.

             1.6 Tax-Free Reorganization. It is intended by the parties hereto that the Merger and the Irish Exchanges shall constitute non-taxable reorganizations within the meaning of Section 368(a)(1)(B) of the Code.

             1.7 Pooling Accounting. The parties intend that the Transactions be treated as a pooling of interests for accounting purposes.

        2. REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

             Except as set forth in the Disclosure Schedule attached hereto (which, subject to Section 16.16, shall specifically reference the Sections of this Agreement to which the specific items of disclosure therein constitute an exception), and subject to the limitations of liability set forth in Section 15.2, each Company (with respect only to such Company notwithstanding references in this Section 2 to the "Companies") hereby represents and warrants that:

             2.1 Power, Authorization and Validity.

                    (a) Each of the Companies has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and all agreements to which such Company is or will be a party that are required to be executed pursuant to this Agreement (the "Company Ancillary Agreements"). This Agreement and the Company Ancillary Agreements to which each Company is a party have been duly and validly approved by such Company. Each Shareholder, each Member and each Partner has the right, power, legal capacity and authority to enter into and perform its respective obligations under this Agreement and all agreements to which each such Shareholder, Member or Partner is or will be a party that are required to be executed pursuant to this Agreement (the "Shareholders Ancillary Agreements"). This Agreement and the Shareholders Ancillary Agreements have been duly and validly approved by the Shareholders, the Members and the Partners.

                    (b) No filing, authorization, consent or approval, governmental or otherwise, or filing with any governmental authority or court is necessary to enable the Companies, the Shareholders, the Members and the Partners to enter into, and to perform their respective obligations under, this Agreement, the Company Ancillary Agreements or the Shareholders Ancillary Agreements except for (i) the filing of the Certificates of Merger and the Plans of Merger with the Secretary of State of the States of Delaware and Illinois, respectively; (ii) such filings and notifications as may be required to be made by the Companies, the Shareholders, the Members and the Partners in connection with the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the expiration of applicable waiting periods under the HSR Act; (iii) such filings and notifications as may be required to be made by Flextronics and the Companies in connection with the Irish Exchanges pursuant to the Irish Mergers and Takeovers Acts, 1978 to 1996 (the "Irish Mergers Act"); and (iv) the receipt of one or more CG50A Clearance Certificates in connection with the Lightning Europe Exchange (as defined in Section 11.2) pursuant to the Taxes Consolidation Act, 1997 (the "CG50A Clearance Certificate").

                    (c) This Agreement and the Company Ancillary Agreements are, or when executed by each applicable Company will be, valid and binding obligations of each such Company enforceable against each such Company in accordance with their respective terms, subject only to the effect, if any, of
(i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities, and (iv) any other matters listed on Schedule 2.1(c). This Agreement and the Shareholders Ancillary Agreements are, or when executed by each applicable Shareholder, Member or Partner will be, valid and binding obligations of the Shareholders, the Members and the Partners enforceable against the Shareholders, the Members and the Partners in accordance with their respective terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally,
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

             2.2 Subsidiaries. None of the Companies has any Subsidiaries (as defined below) or any equity interest, direct or indirect, in, or loans to, any corporation, partnership, joint venture, limited liability company or other business entity. None of the Companies is obligated to make, nor bound by any agreement or obligation to make, any investment in or capital contribution in or on behalf of any other entity. A "Subsidiary" of an entity means a corporation or other business entity in which such entity owns, directly or indirectly, at least a fifty percent (50%) interest or that is otherwise, directly or indirectly, controlled by such entity.

             2.3 Litigation. There is no action, proceeding or investigation pending or, to the knowledge of each of the Companies, threatened against any of the Companies or any of their respective Subsidiaries before any court or administrative agency that, if determined adversely to such Company or any of its Subsidiaries, may reasonably be expected to have a Material Adverse Effect (as defined below) on such Company or any of its Subsidiaries or in which the adverse party or parties seek to recover in excess of $100,000 against such Company or any of its Subsidiaries. To the Companies' knowledge, there is no basis for any person, firm, corporation or entity to assert a claim against any of the Companies (or Flextronics, any Merger Sub or any Surviving Corporation as a successor in interest to any of the Companies) based upon: (a) ownership or rights to ownership of any shares or interests, as the case may be, of Lightning Metal Capital Stock, Coating Capital Stock, Lightning Tool Capital Stock, EMF Capital Stock, Lightning Europe Capital Stock, Lightning Texas Interests, Logistics Interests, Papason Interests, 200 Scott Street Interests, 80 Scott Street Interests, 230 Scott Street Interests, Lively Interests, D.A.D. Interests, S.O.N. Interests or S.O.N. II Interests, (b) any rights as a securities holder of such Company, including, without limitation, any option or other right to acquire any shares or interests, as the case may be, of Lightning Metal Capital Stock, Coating Capital Stock, Lightning Tool Capital Stock, EMF Capital Stock, Lightning Europe Capital Stock, Lightning Texas Interests, Logistics Interests, Papason Interests, 200 Scott Street Interests, 80 Scott Street Interests, 230 Scott Street Interests, Lively Interests, D.A.D. Interests, S.O.N. Interests or S.O.N. II Interests, any preemptive rights or any rights to notice or to vote, or (c) any rights under any agreement between any of the Companies and any securities holder or former securities holder in such holder's capacity as such. None of the Companies nor any of their respective Subsidiaries has initiated any action or proceeding against any third party in the three (3) years prior to the date of this Agreement other than in respect of debt collection in the ordinary course of such Company's or Subsidiary's business. "Knowledge" or any derivation thereof, when used with reference to (a) an individual, means the actual knowledge, after reasonable inquiry, of such individual, or (b) a person that is not an individual, means the collective actual knowledge, after reasonable inquiry, of the executive officers and directors of such party. "Material Adverse Effect" or "Material Adverse Change" with respect to an entity means any event, change, violation, inaccuracy, circumstance or effect (regardless of whether or not such events, changes, violations, inaccuracies, circumstances or effects are inconsistent with the representations or warranties made by such entity in this Agreement) that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the condition (financial or otherwise), capitalization, properties taken as a whole, employees taken as a whole, assets (including intangible assets) taken as a whole, business, operations or results of operations of such entity and its Subsidiaries, taken as a whole.

             2.4 Company Financial Statements. Each of Lightning Metal, Coating, Lightning Tool, EMF, Lightning Europe, Lightning Texas and Logistics has delivered to Flextronics its balance sheet as of December 31, 1999 and its income statement and statement of cash flows for the year then ended, each of which is accompanied by either an unqualified audit opinion or an unqualified review report prepared in accordance with SSARS, and its unaudited balance sheet as of the six (6) months ended June 30, 2000 and its unaudited income statement and statement of cash flows for the six (6) month period then ended (collectively, the "Financial Statements"), a copy of each of which is included as Schedule 2.4. The Financial Statements

(a) are in accordance with the books and records of each such Company and (b) fairly and accurately represent the financial condition of each such Company at the respective dates specified therein and the results of operations for the respective periods specified therein in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis or, in the case of EMF and Lightning Europe, generally accepted accounting principles as they exist in Ireland ("Irish GAAP") applied on a consistent basis, except, in the case of unaudited Financial Statements, for the absence of notes and immaterial period-end adjustments. None of the Companies has incurred any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for those reflected in the Financial Statements or those incurred after June 30, 2000 (the "Balance Sheet Date") in the ordinary course of such Company's business, consistent with past practice that are not material in amount either individually or collectively.

             2.5 Company Financial Projections. Each of the Companies has delivered to Flextronics financial projections for each quarter in the period from September 30, 2000 to March 31, 2002 (the "Financial Projections"), a summary of each of which is included as Schedule 2.5. The Financial Projections have been prepared in good faith by each Company based upon assumptions that were reasonable under the circumstances under which they were made and when they were made.

             2.6 Taxes. Each of the Companies and each Subsidiary thereof has filed all tax and information returns required to be filed prior to the date of this Agreement, has paid all taxes required to be paid in respect of all periods prior to the date hereof for which returns have been filed, has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid, except to the extent adequate reserves have been established in the Financial Statements. None of the Companies nor any of their respective Subsidiaries is delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed which have not been settled or paid. Since January 1, 1995, no tax return of any of the Companies or any Subsidiary thereof has ever been audited by the Irish Revenue Commissioners, the Internal Revenue Service or any other taxing agency or authority. For the purposes of this Section 2.6, unless noted otherwise, the terms "tax" and "taxes" include all income, gains, franchise, excise, property, sales, use, employment, license, payroll, services, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding) and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax. None of the Companies has any current or deferred tax liabilities. None of the Companies will, as a result of the transactions contemplated herein, become liable for any tax not adequately reserved against on the Financial Statements. None of the Companies nor any of their respective Subsidiaries is obligated to make any excess parachute payment, as defined in Section 280G(b)(1) of the Code, nor will any excess parachute payment be deemed to have occurred as a result of or arising out of the Merger to the extent Section 280G of the Code is applicable to any of the Companies.

             2.7 Title to Properties; Condition of Equipment and Property. The Companies taken as a whole have good and marketable title to all of the personal property assets used in the businesses of the Companies or as shown on the balance sheet as of the Balance Sheet Date included in the Financial Statements, free and clear of all liens, charges, encumbrances or restrictions (other than for taxes not yet due and payable and Permitted Liens (as defined below)), other than such assets as were sold in the ordinary course of business consistent with past practice since the Balance Sheet Date, any material items of which are set forth on Schedule 2.7, or which are subject to leases. Such assets are sufficient for the continued operation of the business of each of the Companies consistent with current practice. "Permitted Liens" means any lien, mortgage, encumbrance or restriction which is reflected in the Financial Statements and is not in excess of $50,000 and which does not materially detract from the value or materially interfere with the use, as currently utilized, of the properties subject thereto or affected thereby or otherwise materially impair the business operations being conducted thereon; provided, however, that with respect to the owned Real Properties (as defined below) Permitted Liens shall also include all other matters disclosed by the title insurance commitments (the "Title Insurance Commitments") issued with respect to such owned Real Properties. With respect to each of the owned Real Properties (defined below), a Company or a Subsidiary thereof (i) is the legal and beneficial owner thereof, (ii) has good and indefeasible fee simple title thereto free and clear of all conditions, exceptions, reservations, encumbrances and liens other than Permitted Liens,
(iii) is in sole and undisputed occupation thereof subject to the Leases (as defined in Section 7.13), and (iv) has in its possession or under its control all deeds, documents or commitments for title insurance necessary to prove title thereto. All leases of real or personal property to which each of the Companies or any Subsidiary thereof is a party are fully effective and afford such Company or a Subsidiary thereof peaceful and undisturbed possession of the subject matter of the lease. Except as disclosed in the Title Insurance Commitments, none of the Companies nor any of their respective Subsidiaries is in violation of any material zoning, building, safety or environmental statute, ordinance, regulation or requirement or other law or regulation applicable to the operation of the Real Properties, and none of the Companies has received any written notice of such violation with which it has not complied. Except as disclosed in the Title Insurance Commitments, there are no agreements with any planning or other competent authority regulating or restricting the use or development of the Real Properties, and none of the Companies has received notice of any pending or contemplated condemnation action with respect to any part of the Real Properties. Except as disclosed in the Title Insurance Commitments, all of the buildings and fixtures on the owned Real Properties were constructed in accordance with all applicable laws and each of the Companies or a Subsidiary thereof has adequate rights of ingress and egress into the owned Real Properties for the operation of its business. The machinery and equipment owned or leased by each of the Companies are (a) suitable for the uses to which they are currently employed, (b) in generally good operating condition, (c) regularly maintained, and (d) to the knowledge of the Companies, not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business consistent with past practice. "Real Properties" means the real properties owned or leased by any of the Companies or their respective Subsidiaries.

             2.8 Absence of Certain Changes. Since the Balance Sheet Date, each of the Companies has carried on its business in the ordinary course substantially in accordance with the procedures and practices in effect on the Balance Sheet Date, and since the Balance Sheet Date there has not been with respect to any of the Companies or any Subsidiary thereof:

                    (a) any Material Adverse Change with respect to any of the Companies;

                    (b) any contingent liability incurred as guarantor or surety with respect to the obligations of others;

                    (c) any mortgage, encumbrance or lien placed on any of its properties or granted with respect to any of its assets which exceeds $50,000;

                    (d) any material obligation or liability incurred by such Company other than in the ordinary course of business consistent with past practice;

                    (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of such Company other than sales of inventory and purchases of raw materials and equipment in the ordinary course of business consistent with past practice;

                    (f) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting any of the material properties or assets of such Company or its Subsidiaries;

                    (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock or interests, as the case may be, of such Company, any split, stock dividend, combination or recapitalization of the capital stock or interests, as the case may be, of such Company or any direct or indirect redemption, purchase or other acquisition by such Company of its capital stock or interests, as the case may be;

                    (h) any labor dispute or claim of material unfair labor practices;

                    (i) any change with respect to the officers or management or supervisory employees of such Company, all of whom are identified on Schedule 2.8(i) as being management or supervisory employees ("Management Employees");

                    (j) any modification of the benefits payable or to become payable to any of such Company's directors, managers, partners, officers or employees, or any increase in the compensation payable or to become payable to any of such Company's directors, managers, partners, officers or employees, or any bonus payment or arrangement made to or with any of such directors, managers, partners, officers or employees, except salary increases (not in excess of 10% for any individual) in the ordinary course of business consistent with past practice;

                    (k) any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of such Company's employees;

                    (l) any making of any loan, advance or capital contribution to, or investment in, any person other than (i) travel loans or advances made in the ordinary course of business consistent with the past practice of such Company and (ii) other loans and advances in an aggregate amount which does not exceed $50,000 outstanding at any time;

                    (m) any entry into, amendment of, relinquishment, termination or nonrenewal by such Company of any contract, lease transaction, commitment or other right or obligation other than in the ordinary course of business consistent with past practice, but in no event involving obligations (contingent or otherwise) of, or payments to such Company in excess of, $50,000 individually or in the aggregate;

                    (n) any payment or discharge of a material lien or liability thereof, which lien or liability was not either (i) shown on the balance sheet as of the Balance Sheet Date included in the Financial Statements or (ii) incurred in the ordinary course of business consistent with past practice after the Balance Sheet Date; or

                    (o) any obligation or liability incurred by such Company to any of its officers, directors, managers, shareholders, members, partners or affiliates, or any loans or advances made to any of its officers, directors, managers, shareholders, members, partners or affiliates, except normal compensation and expense allowances payable to officers.

             2.9 Agreements and Commitments. None of the Companies or Subsidiaries thereof is a party or subject to any agreement, contract, obligation or commitment that is material to such Company or its Subsidiaries, its financial condition, business or prospects, including, but not limited to, the following:

                    (a) any agreement providing for payments by or to such Company or its Subsidiaries with a Significant Customer (as defined in Section 2.20) or a Significant Supplier (as defined in Section 2.21) other than individual purchase orders in the ordinary course of business consistent with past practice;

                    (b) any license agreement under which such Company or its Subsidiaries is licensor; or under which such Company or its Subsidiaries is licensee (except for standard "shrink wrap" licenses for off-the-shelf software products);

                    (c) any agreement by such Company or its Subsidiaries to encumber, transfer or sell rights in or with respect to any Intellectual Property (as defined in Section 2.10);

                    (d) any agreement for the sale, purchase or lease of real or personal property involving more than $50,000 per year;

                    (e) any dealer, distributor, sales representative or similar agreement for the distribution of such Company's or its Subsidiaries' products (other than individual purchase orders in the ordinary course of business consistent with past practice);

                    (f) any franchise agreement;

                    (g) any stock redemption or purchase agreement;

                    (h) any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons or the payment of royalties to any other person;

                    (i) any instrument evidencing indebtedness for borrowed money or guarantees thereof;

                    (j) any contract containing covenants purporting to limit such Company's freedom to compete in any line of business in any geographic area;

                    (k) any agreement of indemnification other than standard warranties in connection with the sale of products and/or services in the ordinary course of business consistent with past practice;

                    (l) any agreement, contract or commitment relating to capital expenditures and which involves future payments in excess of $100,000;

                    (m) any agreement, contract or commitment relating to the disposition or acquisition of any assets by such Company or its Subsidiaries or any Intellectual Property, which involves payments individually in excess of $100,000 or in the aggregate in excess of $200,000 other than (i) purchases and sales of Inventory (as defined in Section 2.22) and (ii) purchases of equipment, in each case in the ordinary course of business consistent with past practice;

                    (n) any purchase order or contract for the purchase of raw materials not in the ordinary course of business consistent with past practice; or

                    (o) any indenture, mortgage or instrument by which any Company's Real Property is bound.

                    All agreements, contracts, obligations and commitments listed in Schedules 2.9, 2.10 and 2.13(d) (collectively, "Material Agreements") are valid and in full force and effect. None of the Companies nor, to the knowledge of any such Company, any other party, is in breach of or default under any material term of any Material Agreement, nor will any of the Companies nor, to the knowledge of any such Company, any other party, be in breach of or default under any such term after giving effect to the Transactions. None of the Companies has received any notice that any party to any such Material Agreement intends to cancel, withdraw, modify or amend such Material Agreement. A true and complete copy of each Material Agreement has been delivered to Flextronics or its counsel.

                    None of the Companies is a party to any Material Agreement or any other agreement, contract or instrument with any customer, supplier, landlord or labor union or association that to the Companies' knowledge contains any provision that is or could reasonably be expected to become materially burdensome to such Company, other than provisions that are in the ordinary course of such Company's businesses and are consistent with industry practice.

             2.10 Intellectual Property. Each of the Companies and their respective Subsidiaries owns all right, title and interest in, or has the right to use, sell or license all patent applications, patents, trademark applications, trademarks, service marks, trade names, copyright applications, copyrights, trade secrets, know-how, technology, customer lists, proprietary processes and formulae, all source and object code, algorithms, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records and other intellectual property and proprietary rights used in or reasonably necessary or required for the conduct of their respective business as presently conducted ("Intellectual Property"). None of the Companies or their respective Subsidiaries owns any copyright or trademark registrations or applications or any patents or patent applications for Intellectual Property. The business of each of the Companies and their respective Subsidiaries does not cause such Company or any of its Subsidiaries to infringe any of the trade names, mask works, trade secrets or, to the Companies' knowledge, any patents, trademarks, service marks, copyrights or other intellectual property, of any other person, and none of the Companies has received any written claim or notice of infringement or potential infringement of the intellectual property of any other person. There are no royalties, fees or other payments payable by any of the Companies or any of their respective Subsidiaries to any person by reason of the ownership, use, license, sale or disposition of the Intellectual Property. Neither the manufacture, marketing, sale or intended use of any product currently licensed or sold by any of the Companies or any of their respective Subsidiaries or currently under development by any of the Companies or any of their respective Subsidiaries violates any license or agreement between such Company or any of its Subsidiaries and any third party. To the Companies' knowledge, there is no infringement of any Intellectual Property by any third party.

             2.11 Compliance with Laws. Each of the Companies and their respective Subsidiaries has complied and will be as of the Closing Date in compliance with all applicable material laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to such Company and its Subsidiaries or to the assets, properties and business of such Company and its Subsidiaries, except for noncompliance which individually or in the aggregate would not have a Material Adverse Effect on such Company and its Subsidiaries. Each of the Companies and their respective Subsidiaries has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are material to the conduct of its business as presently conducted, and there exists no current default under or violation of any such permit or approval. Schedule 2.11 includes a summary of all violations of, or conflicts with, any applicable statute, law, rule, regulation, ruling, order, judgment or decree, and all allegations of any such violations, of which each of the Companies or any of their respective Subsidiaries has received notice from each such governmental entity since December 31, 1995 other than immaterial violations or conflicts which have been cured or waived.

             2.12 Certain Transactions and Agreements. No person who is an officer, director, manager, shareholder, member or partner of any of the Companies or any Subsidiary thereof, or a member of any officer's, director's, manager's, shareholder's, member's or partner's immediate family, (a) has any direct or indirect ownership interest in or any employment or consulting agreement with any firm or corporation that competes with such Company or Flextronics (except with respect to any interest in less than one percent (1%) of the outstanding voting shares of any corporation whose stock is publicly traded), (b) is directly or indirectly interested in any material contract or informal arrangement with such Company or any Subsidiary thereof, except for compensation for services as an officer, director, manager, partner or employee of such Company or any Subsidiary thereof as listed in Schedule 2.13(e) and except for arrangements which exist among the Companies, (c) has any interest in any property, real or personal, tangible or intangible, used in the business of such Company, except for the normal rights of a shareholder, member or partner, as the case may be, and except for arrangements which exist among the Companies, or (d) except for arrangements which exist among the Companies, has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to such Company or any of its Subsidiaries any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which such Company or any Subsidiary thereof is a party or by which it may be bound or affected.

             2.13 Employees.

                    (a) None of the Companies nor any of their respective Subsidiaries is subject to any collective bargaining agreements. Each of the Companies and each of their respective Subsidiaries believes it has good labor relations, and none of the Companies has knowledge of any facts indicating that the consummation of the transactions provided for herein will have a Material Adverse Effect on its labor relations or those of any of its Subsidiaries, and none of the Companies has knowledge that any of the Management Employees, or any significant number of other employees, intends to leave such Company's employ or the employ of any of its Subsidiaries. Between December 31, 1999 and the date of this Agreement, to the knowledge of each of the Companies, no Management Employee of such Company or any of its Subsidiaries, or significant number of other employees of such Company or any of its Subsidiaries, has given notice that such employee intends to terminate his or her employment with such Company or any of its Subsidiaries. There are no activities or proceedings of any labor union to organize any employees of any of the Companies or their respective Subsidiaries and there are no strikes, material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of any of the Companies or their respective Subsidiaries.

                    (b) Schedule 2.13(b) contains a list of all employment and consulting agreements, pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by each of the Companies and their respective Subsidiaries (the "Employee Plans"), including, without limitation, all "employee benefit plans" as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"). Each of the Companies has delivered true and complete copies or descriptions of all its Employee Plans to Flextronics' counsel. Each of the Companies has made available to Flextronics a true and complete copy of, to the extent applicable,
(a) the most recent annual report (Form 5500) with respect to each of its Employee Plans that is subject to ERISA reporting requirements, (b) each trust agreement related to its Employee Plans, (c) the most recent summary plan description for each of its Employee Plans for which such a description is required, (d) the most recent actuarial report relating to any of its Employee Plans subject to Title IV of ERISA, and (e) the most recent United States Internal Revenue Service determination letter issued with respect to any of its Employee Plans. In addition, within the past five (5) years, none of Lightning Metal, Coating, Lightning Tool, Lightning Texas, Logistics, Papason, 200 Scott Street, 80 Scott Street, 230 Scott Street, Lively, D.A.D., S.O.N. or S.O.N. II has been a participant in any "prohibited transaction," within the meaning of
Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which it sponsors as employer or in which it participates as an employer, which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code. No Employee Plans will be subject to any surrender fees or service fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans or administrative fees disclosed on Schedule 2.13 associated with the termination of benefit plans. All Employee Plans, to the extent applicable, are in compliance, with the continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA and the regulations thereunder. All individuals who, pursuant to the terms of any Employee Plans, are entitled to participate in the Employee Plans, currently are participating in such Employee Plans or have been offered an opportunity to do so. Except as set forth on Schedule 2.13, no employee of any of the Companies and no person subject to any health plan of such Company has made medical claims through such health plan during the twelve (12) months preceding the date hereof for more than $50,000 or more in the aggregate for which such Company is responsible.

                    (c) To the Companies' knowledge, no employee of any of the Companies is in material violation of any term of any employment contract or any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed by such Company or to use trade secrets or proprietary information of others, and the employment of any employee of such Company does not subject it to any liability to any third party.

                    (d) Except as set forth on Schedule 2.13(d), none of the Companies nor any of their respective Subsidiaries is a party to any (i) agreement with any of its executive officers or other key employees (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving such Company in the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (ii) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                    (e) A list of all employees and officers of each of the Companies and their respective Subsidiaries and their current compensation as of the date specified on such list as set forth on Schedule 2.13(e).

                    (f) All contributions due from each of the Companies or any of their respective Subsidiaries with respect to any of such Company's or its Subsidiary's Employee Plans and all employee social security contributions have been made or accrued on the Financial Statements, and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the ordinary course of business consistent with past practice after the Balance Sheet Date as a result of operations of such Company and its Subsidiaries after the Balance Sheet Date, all of which have been paid.

             2.14 No Brokers. Except for fees and expenses for Bank One Capital Management pursuant to a letter agreement dated as of May 1, 2000 between Banc One Capital Markets, Inc., and Lightning Metal, Coating, Lightning Tool, EMF, Lightning Europe and Lightning Texas, the fees and expenses of which will be paid by such Companies, none of the Companies is obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction provided for herein.

             2.15 Disclosure. This Agreement, its exhibits and schedules, and any of the certificates or documents to be delivered by the Companies, the Shareholders, the Members and the Partners to Flextronics under this Agreement, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

             2.16 Books and Records. The books, records and accounts of each of the Companies and their respective Subsidiaries (a) are in all material respects true and complete, (b) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (c) are stated in reasonable detail and fairly present the transactions of such Company, and (d) fairly present the basis for the Financial Statements. Each of the Companies has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP or, in the case of EMF and Lightning Europe, Irish GAAP, and (ii) to maintain accountability for assets; and (c) the amount recorded for assets on the books and records of such Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

             2.17 Insurance. Each of the Companies and each of their respective Subsidiaries maintains fire, casualty and liability insurance as listed on
Schedule 2.17. All premiums heretofore payable under all such policies and bonds have been paid and each of the

Companies and each Subsidiary thereof is in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage) and all such policies are in full force and effect. None of the Companies knows of any threatened termination of, or premium increase with respect to, any of such policies.

             2.18 Environmental, Health, and Safety Matters.

                    (a) Each of the Companies and, to the Companies' knowledge, their respective predecessors and affiliates have complied and are in compliance with all Environmental, Health, and Safety Requirements. For purposes of this Agreement, "Environmental, Health, and Safety Requirements" means all statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect. For purposes of this Section 2.18, the terms "predecessor" and "affiliate" mean any entity or person for which any of the Companies may have liability as a successor under any Environmental, Health, and Safety Requirements.

                    (b) No Site (as defined below) is a treatment, storage or disposal facility, as defined in and regulated under the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et. seq., is or was listed or is nominated for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et. seq., or any similar state list of sites requiring investigation or cleanup. A "Site" means any of the real properties currently or previously owned, leased, used or operated by any of the Companies or any Subsidiary of any of the Companies or any entities previously owned by any of the Companies, including all soil, subsoil, surface waters and groundwaters thereat.

                    (c) None of the Companies has received any notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements at any Site, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or their facilities on any Site arising under Environmental, Health, and Safety Requirements.

                    (d) To the Companies' knowledge, none of the following exists at any Site: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, (iv) landfills or surface impoundments, or (v) hazardous waste management facilities as defined by RCRA or comparable state law.

                    (e) To the Companies' knowledge, none of the Companies nor any predecessor or affiliate of such Company has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any Hazardous Substance (as defined below), or owned or operated any Site (and no such Site is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorneys' fees, pursuant to any Environmental, Health, and Safety Requirements. "Hazardous Substance" means any substance, chemical, compound, product, solid, gas, liquid, waste, bi-product, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (i) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (ii) any such material classified or regulated as "hazardous" or "toxic" pursuant to CERCLA, RCRA, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Section 1251 et. seq., the Clean Air Act of 1966, as amended, 42 U.S.C. Section 7401 et. seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et. seq., or the Hazardous Materials Transportation Act, 49 U.S.C. App. Section 1801 et. seq.

                    (f) To the knowledge of each of the Companies, neither this Agreement nor the consummation of the transactions that are the subject of this Agreement will result in any obligations of such Company for Site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to the Illinois Responsible Property Transfer Act, 76 ILCS 90/1 et. seq., the Texas Health and Safety Code, Section 361.539 or any other of the so called "transaction triggered" or "responsible property transfer" or Environmental, Health and Safety Requirements. The foregoing notwithstanding, "transaction triggered" Environmental, Health and Safety Requirements does not include any requirements for the transfer of permits, including air quality permits and the like.

                    (g) To the Companies' knowledge, none of the Companies has either expressly or by operation of law, assumed or undertaken any liability that has not been fully cured or any obligation for corrective or remedial action that has not been completely followed, of any other person or entity relating to Environmental, Health, and Safety Requirements.

                    (h) To the knowledge of each of the Companies, no facts, events or conditions relating to any Site will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including, without limitation, any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

             2.19 Product and Service Warranties. Between December 31, 1998 and the date of this Agreement, none of the Companies has experienced any product or service warranty claims materially greater than the same type of claims reflected in the Financial Statements for a comparable period in the previous fiscal year ended December 31, 1998. The obligations of each of the Companies with respect to defects in materials or workmanship is limited to an obligation to repair or replace the product in question. There is not presently nor has there been since December 31, 1998 any failure or defect in any product sold by any of the Companies that has required, or which would require, a general recall or replacement campaign or similar action with respect to such product or a reformulation or change of such product.

             2.20 Customers; Backlog; Returns and Complaints. None of the Companies has any outstanding material disputes concerning its goods and/or services with any customer who, in the year ended December 31, 1999 or the six
(6) months ended June 30, 2000, was one of the five (5) largest sources of revenues for such Company, based on amounts paid (a "Significant Customer"), and none of the Companies has knowledge of any material complaint on the part of any Significant Customer of such Company. Sales to the Significant Customers, in the aggregate, represented at least ninety percent (90%) of the Companies' revenues in the six (6) months ended June 30, 2000. None of the Companies has received any notice from any current Significant Customer that the customer will not continue as a customer of such Company (or the Surviving Corporation) after the Closing or that any such customer intends to terminate or materially modify existing contracts or arrangements with such Company (or the Surviving Corporation). Since January 1, 2000, none of the Companies has had any of its products returned by a purchaser thereof except for normal warranty and quality returns that would not result in a material reversal of any revenue by such Company.

             2.21 Suppliers. None of the Companies has any outstanding material disputes concerning goods or services provided by any supplier who, in the year ended December 31, 1999 or the six (6) months ended June 30, 2000, was one of the twenty (20) largest suppliers of goods and services to such Company, based on amounts paid (a "Significant Supplier"). None of the Companies has received any written notice of a termination or interruption of any existing contracts or arrangements with any Significant Supplier. Each of the Companies has access, on commercially reasonable terms, to all goods and services reasonably necessary to it to carry on its business as currently conducted and none of the Companies has knowledge of any reason why it will not continue to have such access on commercially reasonable terms.

             2.22 Inventory. The inventory of each of the Companies reflected in the Financial Statements (the "Inventory") was valued at cost (determined on a first-in, first-out basis) or sales value if sold to any Company by any other Company. The Inventory of each of the Companies is in all material respects of good and merchantable quality. The Inventory of raw materials and work-in-process is readily usable, and the Inventory of raw materials is readily usable and saleable, in the ordinary course of business of each of the Companies, except for items of obsolete materials and materials of below standard quality, substantially all of which have been written down to realizable market value, or for which adequate reserves have been provided, in the Financial Statements. All items included in such Inventory are owned by each of the Companies free and clear of all liens and encumbrances (except Permitted Liens), except for inventory sold by each of the Companies in the ordinary course of business consistent with past practice subsequent to the Balance Sheet Date. All Inventory materially in excess of reasonable estimated requirements for each of the Companies based on current operations for the next six (6) months are set forth on Schedule 2.22. For Inventory manufactured to customer specifications effectively rendering the Inventory salable only to that customer, the terms of the sales contracts applicable thereto require the customer to acquire such Inventory (to the extent of the quantity limits specified in such sales contracts) if it is manufactured and delivered in accordance with such sales contracts.

             2.23 Accounts Receivable. The receivables shown on the balance sheet of each of the Companies on the Balance Sheet Date arose in the ordinary course of business consistent with past practice and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts provided for in the balance sheet of each of the Companies on the Balance Sheet Date. Allowances for doubtful accounts and warranty returns are adequate and have been prepared in accordance with GAAP or, in the case of EMF and Lightning Europe, Irish GAAP, consistently applied and in accordance with the past practices of each of the Companies. The receivables of each of the Companies arising after the Balance Sheet Date and prior to the Closing Date arose or will arise in the ordinary course of business consistent with past practice and have been collected or are collectible in the book amounts thereof, less allowances for doubtful accounts and warranty returns determined in accordance with the past practices of each of the Companies. To the knowledge of each of the Companies, none of its receivables is subject to any material claim of offset, recoupment, setoff or counter-claim and it has no knowledge of any specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No material amount of receivables is contingent upon the performance by any of the Companies of any obligation or contract other than normal warranty and quality repair and replacement. No person has any lien on any of such receivables (except Permitted Liens) and no agreement for deduction or discount has been made with respect to any of such receivables. Schedule 2.23 sets forth an aging of accounts receivable as of the Balance Sheet Date of each of the Companies in the aggregate and by customer, and indicates the amounts of allowances for doubtful accounts, reserves for credits and allowances, and allowances for warranty returns and the amounts of accounts receivable as of the date hereof which are subject to asserted warranty claims. Schedule 2.23 sets forth such amounts of accounts receivable which are subject to asserted warranty and quality claims known to the Companies by customers and reasonably detailed information regarding the asserted warranty and quality claims.

             2.24 Accounting Matters. None of the Companies nor any Shareholder, Member or Partner has taken, or agreed to take, any action that would prevent Flextronics from accounting for the Transactions as a pooling of interests under GAAP. Each of the Companies is autonomous and has never been a subsidiary or division of another corporation or other entity. None of the Companies has (a) issued any shares of its capital stock or any interests, as the case may be, since May 31, 1998, (b) paid any dividends or effected any other distributions to its shareholders, members or partners, as the case may be, since May 31, 1998, (c) reacquired or purchased any shares of its capital stock or any interests, as the case may be, since May 31, 1998, (d) changed any of its equity, membership or partnership interests, as the case may be, after May 31, 1998, or (e) sold significant assets since May 31, 1998; and none of the Shareholders, Members or Partners has any controlling interest or significant influence in a business similar to Flextronics or which is dependent on employees, assets or other resources of any of the Companies.

             2.25 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon any of the Companies or any of their respective Subsidiaries or which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of any of the Companies, any acquisition of property by any of the Companies or the conduct of business of any of the Companies as currently conducted or as currently proposed to be conducted by any such Company.

             2.26 Certain Payments. Since December 31, 1995, none of the Companies nor any Subsidiary thereof nor any officer, director, manager or partner thereof, has offered, paid, promised to pay, or authorized payment of, or given any money, gift or anything of value to (a) any governmental official or employee, (b) any political party or candidate thereof, or (c) any person while knowing that all or a portion of such money or thing of value will be given or offered to any governmental official or employee or political party or candidate thereof; with the purpose of influencing any act or decision of the recipient in his or her official capacity or to induce the recipient to use his or her influence to affect an act or decision of a government official or employee.

             2.27 Bank Accounts. Schedule 2.27 sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which each of the Companies and each of their respective Subsidiaries maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

             2.28 Other Entities' Liabilities. Other than as disclosed on the Financial Statements, none of the Companies has any liabilities, contingent or otherwise, with respect to the operations, transactions, liabilities or obligations of any other entity.

             2.29 Debt. Schedule 2.29 accurately lists all of the indebtedness of each of the Companies for money borrowed ("Debt"). All Debt may be prepaid at the Closing without penalty under the terms of agreements governing the Debt.

             2.30 Bankruptcy. There are no attachments, executions, assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy, or under any other debtor relief laws, contemplated by, or pending against, any Company, or, to the knowledge of any Company, threatened against such Company or any of its properties or assets.

        3. REPRESENTATIONS AND WARRANTIES OF LIGHTNING METAL, COATING AND LIGHTNING TOOL

             Except as set forth in the Disclosure Schedule attached hereto (which, subject to Section 16.16, shall specifically reference the Sections of this Agreement to which the specific items of disclosure therein constitute an exception), and subject to the limitations of liability set forth in Section 15.2, Lightning Metal (with respect only to Lightning Metal, Coating (with respect only to Coating) and Lightning Tool (with respect only to Lightning
Tool) hereby represent and warrant that:

             3.1 Organization and Good Standing. Each of Lightning Metal, Coating and Lightning Tool is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and the jurisdictions in which its real properties are located, has the corporate power and authority to own, operate, lease and sell its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (each such jurisdiction being listed on Schedule 3.1).

             3.2 Capitalization.

             (a) Authorized and Outstanding Capital Stock of Lightning Metal; Options. The authorized capital stock of Lightning Metal consists solely of 900 shares of Lightning Metal Common Stock. A total of 450 shares of Common Stock are issued and outstanding as of the date of this Agreement and will be issued and outstanding as of the Closing Date, all of which are held of record and owned by Lightning Metal Shareholders. No equity securities of Lightning Metal shall be issued and outstanding at the Effective Time other than Lightning Metal Common Stock. The vesting of any equity securities of Lightning Metal will not accelerate or otherwise change as a result of the execution and delivery of this Agreement or the consummation of the Merger or the transactions contemplated hereby or the occurrence of any subsequent event. Lightning Metal Shareholders each hold good and marketable title to such shares, free and clear of all liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever (other than voting trusts and proxies delivered in connection with this Agreement and the Shareholders' Agreement, dated as of December 28, 1990, among the Lightning Metal Shareholders, as amended). All issued and outstanding shares of Lightning Metal Capital Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered and sold by Lightning Metal in compliance with exemptions from the registration requirements of the 1933 Act and state securities laws. No issued and outstanding shares of Lightning Metal Capital Stock are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such shares may be forfeited or repurchased by Lightning Metal upon any termination of the shareholders' employment, directorship or other relationship with Lightning Metal under the terms of any restricted stock purchase agreement or other agreement with Lightning Metal that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon the consummation of the Transactions. There is no liability for dividends accrued and unpaid by Lightning. The vote required to approve the Merger, this Agreement and the transactions contemplated hereby is two-thirds of the Lightning Metal Common Stock. There are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any shares of Lightning Metal Capital Stock or any securities or debt convertible into or exchangeable for Lightning Metal Capital Stock or obligating Lightning Metal to grant, extend or enter into any such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement. Other than under the Shareholders' Agreement, dated as of December 28, 1990, among the Lightning Metal Shareholders, as amended, there are no voting agreements, registration rights, rights of first refusal, preemptive rights, co-sale rights, or other restrictions applicable to any outstanding securities of Lightning Metal.

                    (b) Authorized and Outstanding Capital Stock of Coating; Options. The authorized capital stock of Coating consists solely of 10,000 shares of Coating Common Stock. A total of 1,000 shares of Common Stock are issued and outstanding as of the date of this Agreement and will be issued and outstanding as of the Closing Date, all of which are held of record and owned by Coating Shareholders. No equity securities of Coating shall be issued and outstanding at the Effective Time other than Coating Common Stock. The vesting of any equity securities of Coating will not accelerate or otherwise change as a result of the execution and delivery of this Agreement or the consummation of the Merger or the transactions contemplated hereby or the occurrence of any subsequent event. Coating Shareholders each hold good and marketable title to such shares, free and clear of all liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever (other than voting trusts and proxies delivered in connection with this Agreement and the Shareholders' Agreement, dated as of June 4, 1992, among the Coating Shareholders, as amended). All issued and outstanding shares of Coating Capital Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered and sold by Coating in compliance with exemptions from the registration requirements of the 1933 Act and state securities laws. No issued and outstanding shares of Coating Capital Stock are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such shares may be forfeited or repurchased by Coating upon any termination of the shareholders' employment, directorship or other relationship with Coating under the terms of any restricted stock purchase agreement or other agreement with Lightning Metal that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon the consummation of the Transactions. There is no liability for dividends accrued and unpaid by Coating. The vote required to approve the Merger, this Agreement and the transactions contemplated hereby is two-thirds of the Coating Common Stock. There are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any shares of Coating Capital Stock or any securities or debt convertible into or exchangeable for Coating Capital Stock or obligating Coating to grant, extend or enter into any such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement. Other than under the Shareholders' Agreement, dated as of June 4, 1992, among the Coating Shareholders, as amended, there are no voting agreements, registration rights, rights of first refusal, preemptive rights, co-sale rights, or other restrictions applicable to any outstanding securities of Coating.

                    (c) Authorized and Outstanding Capital Stock of Lightning Tool; Options. The authorized capital stock of Lightning Tool consists solely of 10,000 shares of Lightning Tool Common Stock. A total of 1,923 shares of Common Stock are issued and outstanding as of the date of this Agreement and will be issued and outstanding as of the Closing Date, all of which are held of record and owned by Lightning Tool Shareholders. No equity securities of Lightning Tool shall be issued and outstanding at the Effective Time other than Lightning Tool Common Stock. The vesting of any equity securities of Lightning Tool will not accelerate or otherwise change as a result of the execution and delivery of this Agreement or the consummation of the Merger or the transactions contemplated hereby or the occurrence of any subsequent event. Lightning Tool Shareholders each hold good and marketable title to such shares, free and clear of all liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever (other than voting trusts and proxies delivered in connection with this Agreement and the Shareholders' Agreement, dated as of May 11, 1998, among the Lightning Tool Shareholders, as amended). All issued and outstanding shares of Lightning Tool Capital Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered and sold by Lightning Tool in compliance with exemptions from the registration requirements of the 1933 Act and state securities laws. No issued and outstanding shares of Lightning Tool Capital Stock are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such shares may be forfeited or repurchased by Lightning Tool upon any termination of the shareholders' employment, directorship or other relationship with Lightning Tool under the terms of any restricted stock purchase agreement or other agreement with Lightning Tool that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon the consummation of the Transactions. There is no liability for dividends accrued and unpaid by Lightning Tool. The vote required to approve the Merger, this Agreement and the transactions contemplated hereby is two-thirds of the Lightning Tool Common Stock. There are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any shares of Lightning Tool Capital Stock or any securities or debt convertible into or exchangeable for Lightning Tool Capital Stock or obligating Lightning Tool to grant, extend or enter into any such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement. Other than under the Shareholders' Agreement, dated as of May 11, 1998, among the Lightning Tool Shareholders, as amended, there are no voting agreements, registration rights, rights of first refusal, preemptive rights, co-sale rights, or other restrictions applicable to any outstanding securities of Lightning Tool.

             3.3 No Violation of Organizational Documents or Existing Agreements. Neither the execution and delivery of this Agreement, the Certificates of Merger, the Plans of Merger and the Company Ancillary Agreements, nor the consummation of the transactions provided for herein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the Articles of Incorporation or Bylaws of Lightning Metal, Coating or Lightning Tool, as currently in effect, (b) any instrument, contract, agreement, permit, mortgage or license to which Lightning Metal, Coating or Lightning Tool is a party or by which Lightning Metal, Coating or Lightning Tool or any of their respective assets are bound, or (c) any judgment, writ, decree, order, statute, rule or regulation applicable to Lightning Metal, Coating or Lightning Tool or any of their respective assets or properties. The Transactions will not require the consent of any third party and will not have any Material Adverse Effect upon any rights, licenses, franchises, leases or agreements of Lightning Metal, Coating or Lightning Tool or any of their respective Subsidiaries.

             3.4 Company Documents. Each of Lightning Metal, Coating and Lightning Tool has provided to Flextronics' counsel complete and correct copies of all documents identified in the Disclosure Schedule to this Agreement (other than those documents specifically identified in the Disclosure Schedule as not having been delivered) including, without limitation, the following: (a) copies of its Articles of Incorporation and Bylaws, each as currently in effect; (b) copies of its minute book containing records of all proceedings, consents, actions and meetings of its directors, committees of the Board of Directors and its shareholders; (c) copies of its stock ledger, journal and other records reflecting all issuances of stock and transfers; (d) copies of the Material Agreements and all amendments thereto; and (e) all permits, orders and consents issued by any regulatory agency material to the business of Lightning Metal, Coating and Lightning Tool, or any securities of Lightning Metal, Coating and Lightning Tool, and all applications for such permits, orders and consents.

        4. REPRESENTATIONS AND WARRANTIES OF LIGHTNING TEXAS, LOGISTICS, PAPASON, 200 SCOTT STREET, 80 SCOTT STREET, 230 SCOTT STREET AND LIVELY

             Except as set forth in the Disclosure Schedule attached hereto (which, subject to Section 16.16, shall specifically reference the Sections of this Agreement to which the specific items of disclosure therein constitute an exception), and subject to the limitations of liability set forth in Section 15.2, Lightning Texas (with respect only to Lightning Texas), Logistics (with respect only to Logistics), Papason (with respect only to Papason), 200 Scott Street (with respect only to 200 Scott Street), 80 Scott Street (with respect only to 80 Scott Street), 230 Scott Street (with respect only to 230 Scott Street) and Lively (with respect only to Lively) hereby represent and warrant that:

             4.1 Organization and Good Standing. Each of Lightning Texas and Logistics is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Texas and the jurisdictions in which its real properties are located, has the power and authority to own, operate, lease and sell its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (each such jurisdiction being listed on Schedule 4.1). Each of Papason, 200 Scott Street, 80 Scott Street, 230 Scott Street and Lively is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Illinois, has the power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (each such jurisdiction being listed on Schedule 4.1).

             4.2 Capitalization.

                    (a) Authorized and Outstanding Interests of Lightning Texas; Options. The authorized equity interests of Lightning Texas consists solely of the Lightning Texas Interests which are issued and outstanding and held and owned, of record and beneficially, solely by the Lightning Texas Members. All issued and outstanding Lightning Texas Interests have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered and sold by Lightning Texas in compliance with exemptions from the registration requirements of the 1933 Act and state securities laws. No issued and outstanding Lightning Texas Interests are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such interests may be forfeited or repurchased by Lightning Texas upon any termination of the member's employment or other relationship with Lightning Texas under the terms of any membership interest purchase agreement or other agreement with Lightning Texas that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon the consummation of the Transactions. There is no liability for distributions accrued but unpaid by Lightning Texas. Other than under the Operating Agreement, dated as of February 11, 1998, between Frank Dotzler and Ronald Arder, Jr., there are no options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any Lightning Texas Interests or any securities or debt convertible into or exchangeable for Lightning Texas Interests or obligating Lightning Texas to grant, extend or enter into such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement. There are, to Lightning Texas' knowledge, no options, warrants, conversion privileges or preemptive or other rights or agreements as to which Lightning Texas is not a party involving the purchase or other acquisition of any Lightning Texas Interests.

                    (b) Authorized and Outstanding Interests of Logistics; Options. The authorized equity interests of Logistics consists solely of the Logistics Interests which are issued and outstanding and held and owned, of record and beneficially, solely by the Logistics Members. All issued and outstanding Logistics Interests have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered and sold by Logistics in compliance with exemptions from the registration requirements of the 1933 Act and state securities laws. There is no liability for distributions accrued but unpaid by Logistics. No issued and outstanding Logistics Interests are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such interests may be forfeited or repurchased by Logistics upon any termination of the member's employment or other relationship with Logistics under the terms of any membership interest purchase agreement or other agreement with Logistics that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon the consummation of the Transactions. There are no options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any Logistics Interests or any securities or debt convertible into or exchangeable for Logistics Interests or obligating Logistics to grant, extend or enter into such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement. There are, to Logistics' knowledge, no options, warrants, conversion privileges or preemptive or other rights or agreements as to which Logistics is not a party involving the purchase or other acquisition of any Logistics Interests.

                    (c) Authorized and Outstanding Interests of Papason; Options. The authorized equity interests of Papason consists solely of the Papason Interests which are issued and outstanding and held and owned, of record and beneficially, solely by the Papason Members. All issued and outstanding Papason Interests have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered and sold by Papason in compliance with exemptions from the registration requirements of the 1933 Act and state securities laws. No issued and outstanding Papason Interests are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such interests may be forfeited or repurchased by Papason upon any termination of the member's employment or other relationship with Papason under the terms of any membership interest purchase agreement or other agreement with Papason that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon the consummation of the Transactions. There is no liability for distributions accrued but unpaid by Papason. There are no options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any Papason Interests or any securities or debt convertible into or exchangeable for Papason Interests or obligating Papason to grant, extend or enter into such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement. There are, to Papason's knowledge, no options, warrants, conversion privileges or preemptive or other rights or agreements as to which Papason is not a party involving the purchase or other acquisition of any Papason Interests.

                    (d) Authorized and Outstanding Interests of 200 Scott Street; Options. The authorized equity interests of 200 Scott Street consists solely of the 200 Scott Street Interests which are issued and outstanding and held and owned, of record and beneficially, solely by the 200 Scott Street Members. All issued and outstanding 200 Scott Street Interests have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered and sold by 200 Scott Street in compliance with exemptions from the registration requirements of the 1933 Act and state securities laws. No issued and outstanding 200 Scott Street Interests are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such interests may be forfeited or repurchased by 200 Scott Street upon any termination of the member's employment or other relationship with 200 Scott Street under the terms of any membership interest purchase agreement or other agreement with 200 Scott Street that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon the consummation of the Transactions. There is no liability for distributions accrued but unpaid by 200 Scott Street. There are no options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any 200 Scott Street Interests or any securities or debt convertible into or exchangeable for 200 Scott Street Interests or obligating 200 Scott Street to grant, extend or enter into such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement. There are, to 200 Scott Street's knowledge, no options, warrants, conversion privileges or preemptive or other rights or agreements as to which 200 Scott Street is not a party involving the purchase or other acquisition of any 200 Scott Street Interests.

                    (e) Authorized and Outstanding Interests of 80 Scott Street; Options. The authorized equity interests of 80 Scott Street consists solely of the 80 Scott Street Interests which are issued and outstanding and held and owned, of record and beneficially, solely by the 80 Scott Street Members. All issued and outstanding 80 Scott Street Interests have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered and sold by 80 Scott Street in compliance with exemptions from the registration requirements of the 1933 Act and state securities laws. No issued and outstanding 80 Scott Street Interests are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such interests may be forfeited or repurchased by 80 Scott Street upon any termination of the member's employment or other relationship with 80 Scott Street under the terms of any membership interest purchase agreement or other agreement with 80 Scott Street that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon the consummation of the Transactions. There is no liability for distributions accrued but unpaid by 80 Scott Street. There are no options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any 80 Scott Street Interests or any securities or debt convertible into or exchangeable for 80 Scott Street Interests or obligating 80 Scott Street to grant, extend or enter into such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement. There are, to 80 Scott Street's knowledge, no options, warrants, conversion privileges or preemptive or other rights or agreements as to which 80 Scott Street is not a party involving the purchase or other acquisition of any 80 Scott Street Interests.

                    (f) Authorized and Outstanding Interests of 230 Scott Street; Options. The authorized equity interests of 230 Scott Street consists solely of the 230 Scott Street Interests which are issued and outstanding and held and owned, of record and beneficially, solely by the 230 Scott Street Members. All issued and outstanding 230 Scott Street Interests have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered and sold by 230 Scott Street in compliance with exemptions from the registration requirements of the 1933 Act and state securities laws. No issued and outstanding 230 Scott Street Interests are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such interests may be forfeited or repurchased by 230 Scott Street upon any termination of the member's employment or other relationship with 230 Scott Street under the terms of any membership interest purchase agreement or other agreement with 230 Scott Street that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon the consummation of the Transactions. There is no liability for distributions accrued but unpaid by 230 Scott Street. There are no options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any 230 Scott Street Interests or any securities or debt convertible into or exchangeable for 230 Scott Street Interests or obligating 230 Scott Street to grant, extend or enter into such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement. There are, to 230 Scott Street's knowledge, no options, warrants, conversion privileges or preemptive or other rights or agreements as to which 230 Scott Street is not a party involving the purchase or other acquisition of any 230 Scott Street Interests.

                    (g) Authorized and Outstanding Interests of Lively; Options. The authorized equity interests of Lively consists solely of the Lively Interests which are issued and outstanding and held and owned, of record and beneficially, solely by the Lively Members. All issued and outstanding Lively Interests have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered and sold by Lively in compliance with exemptions from the registration requirements of the 1933 Act and state securities laws. No issued and outstanding Lively Interests are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such interests may be forfeited or repurchased by Lively upon any termination of the member's employment or other relationship with Lively under the terms of any membership interest purchase agreement or other agreement with Lively that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon the consummation of the Transactions. There is no liability for distributions accrued but unpaid by Lively. There are no options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any Lively Interests or any securities or debt convertible into or exchangeable for Lively Interests or obligating Lively to grant, extend or enter into such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement. There are, to Lively's knowledge, no options, warrants, conversion privileges or preemptive or other rights or agreements as to which Lively is not a party involving the purchase or other acquisition of any Lively Interests.

             4.3 No Violation of Organizational Documents or Existing Agreements. Neither the execution and delivery of this Agreement and the Company Ancillary Agreements, nor the consummation of the Transactions provided for herein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the Articles of Organization or Operating Agreement of Lightning Texas, Logistics, Papason, 200 Scott Street, 80 Scott Street, 230 Scott Street or Lively, as currently in effect, (b) any instrument, contract, agreement, permit, mortgage or license to which Lightning Texas, Logistics, Papason, 200 Scott Street, 80 Scott Street, 230 Scott Street or Lively is a party or by which Lightning Texas, Logistics, Papason, 200 Scott Street, 80 Scott Street, 230 Scott Street or Lively or any of their respective assets are bound, or (c) any judgment, writ, decree, order, statute, rule or regulation applicable to Lightning Texas, Logistics, Papason, 200 Scott Street, 80 Scott Street, 230 Scott Street or Lively or any of their respective assets or properties. The Member Exchanges will not require the consent of any third party and will not have any Material Adverse Effect upon any rights, licenses, franchises, leases or agreements of Lightning Texas, Logistics, Papason, 200 Scott Street, 80 Scott Street, 230 Scott Street or Lively or any of their respective Subsidiaries.

             4.4 Company Documents. Each of Lightning Texas, Logistics, Papason, 200 Scott Street, 80 Scott Street, 230 Scott Street and Lively has provided to Flextronics' counsel complete and correct copies of all documents identified in the Disclosure Schedule to this Agreement (other than those documents specifically identified in the Disclosure Schedule as not having been delivered) including, without limitation, the following: (a) copies of its Articles of Organization and Operating Agreement, each as currently in effect; (b) copies of its minute book containing records of all proceedings, consents, actions and meetings of its managers and members; (c) copies of its records reflecting all issuances of membership interests and transfers; (d) copies of the Material Agreements and all amendments thereto; and (e) all permits, orders and consents issued by any regulatory agency material to the business of such Company, or any securities of such Company, and all applications for such permits, orders and consents.

        5.   REPRESENTATIONS AND WARRANTIES OF D.A.D., S.O.N. AND S.O.N. II

             Except as set forth in the Disclosure Schedule attached hereto (which, subject to Section 16.16, shall specifically reference the Sections of this Agreement to which the specific items of disclosure therein constitute an exception), and subject to the limitations of liability set forth in Section 15.2, D.A.D. (with respect only to D.A.D.), S.O.N. (with respect only to S.O.N.) and S.O.N. II (with respect only to S.O.N. II) hereby represent and warrant that:

             5.1 Organization and Good Standing. Each of D.A.D., S.O.N. and S.O.N. II is a general partnership duly formed, validly existing and in good standing under the laws of the State of Illinois and the jurisdictions in which its real properties are located, has the power and authority to own, operate, lease and sell its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (each such jurisdiction being listed on Schedule 5.1).

             5.2 Capitalization.

                    (a) Authorized and Outstanding Interests of D.A.D.; Options. The authorized equity interests of D.A.D. consists solely of the D.A.D. Interests which are issued and outstanding and held and owned, of record and beneficially, solely by the D.A.D. Partners. All issued and outstanding D.A.D. Interests have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered and sold by D.A.D. in compliance with exemptions from the registration requirements of the 1933 Act and state securities laws. No issued and outstanding D.A.D. Interests are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such interests may be forfeited or repurchased by D.A.D. upon any termination of the partner's employment or other relationship with D.A.D. under the terms of any partnership interest purchase agreement or other agreement with D.A.D. that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon the consummation of the Transactions. There is no liability for distributions accrued but unpaid by D.A.D. Other than under the Partnership Agreement, dated as of May 24, 1988 among John M. Dotzler, Ronald W. Arder, Sr. and Ralph L. DiSilvestro, as amended, there are no options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any D.A.D. Interests or any securities or debt convertible into or exchangeable for D.A.D. Interests or obligating D.A.D. to grant, extend or enter into such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement. There are, to D.A.D.'s knowledge, no options, warrants, conversion privileges or preemptive or other rights or agreements as to which D.A.D. is not a party involving the purchase or other acquisition of any D.A.D. Interests.

                    (b) Authorized and Outstanding Interests of S.O.N.; Options. The authorized equity interests of S.O.N. consists solely of the S.O.N. Interests which are issued and outstanding and held and owned, of record and beneficially, solely by the S.O.N. Partners. All issued and outstanding S.O.N. Interests have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered and sold by S.O.N. in compliance with exemptions from the registration requirements of the 1933 Act and state securities laws. No issued and outstanding S.O.N. Interests are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such interests may be forfeited or repurchased by S.O.N. upon any termination of the partner's employment or other relationship with S.O.N. under the terms of any partnership interest purchase agreement or other agreement with S.O.N. that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon the consummation of the Transactions. There is no liability for distributions accrued but unpaid by S.O.N. Other than under the General Partnership Agreement, dated as of November 1991, between Ronald W. Arder, Jr. and Frank J. Dotzler, there are no options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any S.O.N. Interests or any securities or debt convertible into or exchangeable for S.O.N. Interests or obligating S.O.N. to grant, extend or enter into such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement. There are, to S.O.N.'s knowledge, no options, warrants, conversion privileges or preemptive or other rights or agreements as to which S.O.N. is not a party involving the purchase or other acquisition of any S.O.N. Interests.

                    (c) Authorized and Outstanding Interests of S.O.N. II; Options. The authorized equity interests of S.O.N. II consists solely of the S.O.N. II Interests which are issued and outstanding and held and owned, of record and beneficially, solely by the S.O.N. II Partners. All issued and outstanding S.O.N. II Interests have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered and sold by S.O.N. II in compliance with exemptions from the registration requirements of the 1933 Act and state securities laws. No issued and outstanding S.O.N. II Interests are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such interests may be forfeited or repurchased by S.O.N. II upon any termination of the partner's employment or other relationship with S.O.N. II under the terms of any partnership interest purchase agreement or other agreement with S.O.N. II that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon the consummation of the Transactions. There is no liability for distributions accrued but unpaid by S.O.N. II. Other than under the General Partnership Agreement, dated as of November 9, 1992, between Ronald
W. Arder, Jr. and Frank J. Dotzler, there are no options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any S.O.N. II Interests or any securities or debt convertible into or exchangeable for S.O.N. II Interests or obligating S.O.N. II to grant, extend or enter into such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement. There are, to S.O.N. II's knowledge, no options, warrants, conversion privileges or preemptive or other rights or agreements as to which S.O.N. II is not a party involving the purchase or other acquisition of any S.O.N. II Interests.

             5.3 No Violation of Organizational Documents or Existing Agreements. Neither the execution and delivery of this Agreement and the Company Ancillary Agreements, nor the consummation of the Transactions provided for herein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the Partnership Agreement or other organizational documents of D.A.D., S.O.N. or S.O.N. II, as currently in effect, (b) any instrument, contract, agreement, permit, mortgage or license to which D.A.D., S.O.N. or S.O.N. II is a party or by which D.A.D., S.O.N. or S.O.N. II or any of their respective assets are bound, or (c) any judgment, writ, decree, order, statute, rule or regulation applicable to D.A.D., S.O.N. or S.O.N. II or any of their respective assets or properties. The Partner Exchanges will not require the consent of any third party and will not have any Material Adverse Effect upon any rights, licenses, franchises, leases or agreements of D.A.D., S.O.N. or S.O.N. II or any of their respective Subsidiaries.

             5.4 Company Documents. Each of D.A.D., S.O.N. and S.O.N. II has provided to Flextronics' counsel complete and correct copies of all documents identified in the Disclosure Schedule to this Agreement (other than those documents specifically identified in the Disclosure Schedule as not having been delivered) including, without limitation, the following: (a) copies of its Partnership Agreement and other organizational documents, each as currently in effect; (b) copies of its minute book containing records of all proceedings, consents, actions and meetings of its partners; (c) copies of its records reflecting all issuances of partnership interests and transfers; (d) copies of the Material Agreements and all amendments thereto; and (e) all permits, orders and consents issued by any regulatory agency material to the business of such Company, or any securities of such Company, and all applications for such permits, orders and consents.

        6.   REPRESENTATIONS AND WARRANTIES OF EMF AND LIGHTNING EUROPE

             Except as set forth in the Disclosure Schedule attached hereto (which, subject to Section 16.16, shall specifically reference the Sections of this Agreement to which the specific items of disclosure therein constitute an exception), and subject to the limitations of liability set forth in Section 15.2, EMF (with respect only to EMF) and Lightning Europe (with respect only to Lightning Europe) hereby represent and warrant that:

             6.1 Organization and Good Standing. Each of EMF and Lightning Europe is a private limited company duly organized and validly existing under the laws of Ireland, has the corporate power and authority to own, operate, lease and sell its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified to do business in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (each such jurisdiction being listed on Schedule 6.1).

             6.2 Capitalization.

                    (a) Authorized and Issued Share Capital of EMF; Options. EMF has an authorized share capital of IRPound Sterling100 divided into 100 EMF Ordinary Shares having a par value of IRPound Sterling1 each, of which six (6) EMF Ordinary Shares are issued and are fully paid up as of the date of this Agreement and will be issued and fully paid up as of the Closing Date. Each EMF Shareholder is the sole registered and beneficial owner of the EMF Ordinary Shares set forth opposite his, her or its name on Schedule 6.2(a) and is absolutely entitled to all dividends, proceeds, interests, voting and other rights payable thereon, in respect thereof and attaching thereto. The EMF Ordinary Shares listed on
Schedule 6.2(a) represent the entire issued share capital of EMF. The vesting of any equity securities of EMF will not accelerate or otherwise change as a result of the execution and delivery of this Agreement or the consummation of the Transactions or the occurrence of any subsequent event. The EMF Shareholders hold the EMF Ordinary Shares free and clear of all encumbrances, liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever (other than voting trusts and proxies delivered in connection with this Agreement). None of the EMF Ordinary Shares are subject to any current or pending claim or litigation as to their title or ownership. No encumbrance exists or has been created or is in the course of being created over any of the EMF Ordinary Shares or any rights attaching thereto. All of EMF's issued share capital has been duly authorized and validly issued, is fully paid up, is not subject to any right of rescission and has been offered, issued, sold and delivered by EMF in compliance with all requirements of applicable laws. No EMF Ordinary Shares are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such interests may be forfeited or repurchased by EMF upon any termination of the shareholder's employment or other relationship with EMF under the terms of any share purchase agreement or other agreement with EMF that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon the consummation of the Transactions. There is no liability for dividends accrued and unpaid by EMF. There are no stock appreciation rights, options, warrants, stock bonuses, stock awards, calls, rights, commitments, conversion privileges, stock purchase plans, programs or arrangements or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any EMF Ordinary Shares or any securities or debt convertible into or exchangeable for EMF Ordinary Shares or obligating EMF to grant, extend or enter into any such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement. There are no voting agreements, registration rights, rights of first refusal, preemptive rights, co-sale rights, or other restrictions applicable to any outstanding securities of EMF.

                    (b) Authorized and Issued Share Capital of Lightning Europe; Options. Lightning Europe has an authorized share capital of $100,000,000 divided into 100,000,000 Lightning Europe Ordinary Shares having a par value of $1.00 each, of which four (4) Lightning Europe Ordinary Shares are issued and are fully paid up as of the date of this Agreement and will be issued and fully paid up as of the Closing Date. Each Lightning Europe Shareholder is the sole registered and beneficial owner of the Lightning Europe Ordinary Shares set forth opposite his, her or its name on Schedule 6.2(a) and is absolutely entitled to all dividends, proceeds, interests, voting and other rights payable thereon, in respect thereof and attaching thereto. The Lightning Europe Ordinary Shares listed on Schedule 6.2(a) represent the entire issued share capital of Lightning Europe. The vesting of any equity securities of Lightning Europe will not accelerate or otherwise change as a result of the execution and delivery of this Agreement or the consummation of the Transactions or the occurrence of any subsequent event. The Lightning Europe Shareholders hold the Lightning Europe Ordinary Shares free and clear of all encumbrances, liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever (other than voting trusts and proxies delivered in connection with this Agreement). None of the Lightning Europe Ordinary Shares are subject to any current or pending claim or litigation as to their title or ownership. No encumbrance exists or has been created or is in the course of being created over any of the Lightning Europe Ordinary Shares or any rights attaching thereto. All of Lightning Europe's issued share capital has been duly authorized and validly issued, is fully paid up, is not subject to any right of rescission and has been offered, issued, sold and delivered by Lightning Europe in compliance with all requirements of applicable laws. No Lightning Europe Ordinary Shares are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such interests may be forfeited or repurchased by Lightning Europe upon any termination of the shareholder's employment or other relationship with Lightning Europe under the terms of any share purchase agreement or other agreement with Lightning Europe that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon the consummation of the Transactions. There is no liability for dividends accrued and unpaid by Lightning Europe. There are no stock appreciation rights, options, warrants, stock bonuses, stock awards, calls, rights, commitments, conversion privileges, stock purchase plans, programs or arrangements or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any Lightning Europe Ordinary Shares or any securities or debt convertible into or exchangeable for Lightning Europe Ordinary Shares or obligating Lightning Europe to grant, extend or enter into any such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement. There are no voting agreements, registration rights, rights of first refusal, preemptive rights, co-sale rights, or other restrictions applicable to any outstanding securities of Lightning Europe.

             6.3 No Violation of Organizational Documents or Existing Agreements. The copies of the Memorandum of Association and the Articles of Association of EMF and Lightning Europe which have been provided to Flextronics and its legal counsel on or prior to the date of this Agreement are true, complete and accurate copies in all respects, annexing or embodying all alterations which have been made up to the date of this Agreement. Neither the execution and delivery of this Agreement and the Company Ancillary Agreements, nor the consummation of the Transactions, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the Memorandum of Association or the Articles of Association of EMF or Lightning Europe, as currently in effect, (b) any instrument, contract, agreement, permit, mortgage, lease, license or grant to which EMF or Lightning Europe is a party or by which EMF or Lightning Europe or any of their respective assets are bound, or (c) any judgment, writ, decree, order, statute, rule or regulation applicable to EMF or Lightning Europe or any of their respective assets or properties. The Transactions will not (i) require the consent of any third party (except with regard to the provisions of the Irish Mergers Act and the receipt of the CG50A Clearance Certificate), (ii) result in the creation, imposition, crystallization or enforcement of any encumbrance whatsoever with respect to any of the assets of EMF or Lightning Europe or any of their respective Subsidiaries, or (iii) have any Material Adverse Effect upon such rights, licenses, franchises, leases or agreements of EMF or Lightning Europe or any of their respective Subsidiaries.

             6.4 Company Documents. Each of EMF and Lightning Europe has provided to Flextronics' counsel complete and correct copies of all documents identified in the Disclosure Schedule to this Agreement (other than those documents specifically identified in the Disclosure

Schedule as not having been delivered) including, without limitation, the following: (a) copies of its Memorandum of Association and Articles of Association (or any equivalent corporate governance documents), each as currently in effect; (b) copies of its minute book containing records of all resolutions and meetings of its directors, committees of the Board of Directors and its shareholders; (c) copies of its register of members and register of transfers and other records reflecting all share issuances and transfers and all share option grants and agreements; (d) copies of the Material Agreements and all amendments thereto; and (e) all permits, orders and consents issued by any regulatory agency material to the business of EMF and Lightning Europe, or any securities of EMF and Lightning Europe, and all applications for such permits, orders and consents.

             6.5 Taxes. Each of EMF and Lightning has properly operated the PAYE system of deduction of tax and accounted to the Irish Revenue Commissioners for tax chargeable on the remuneration of its employees and has properly operated the Pay Related Social Insurance system and has accounted to the relevant tax authority for all deductions made thereunder or provided in full for same in its Financial Statements.

             6.6 Employees.

                    (a) With respect to all retirement, death, superannuation and pension benefits and schemes offered to present and former employees of EMF and Lightning Europe or their respective Subsidiaries in Ireland (the "Pension Schemes"), such Pension Schemes have been registered pursuant to the provisions of the Irish Pensions Act, 1990. The Pension Schemes are exempt approved schemes within the meaning of Sections 15 and 16 of the Irish Finance Act, 1972 and comply with and have at all times been administered in accordance with all applicable laws, regulations and requirements (including those of the Irish Revenue Commissioners and of trust law) and neither EMF nor Lightning Europe is aware of any reason why such exempt status should or could be withdrawn. Copies of all of the Definitive and Interim Trust Deeds, Rules, Explanatory Booklets and Announcements relating to the Pension Schemes have been delivered to Flextronics or its legal counsel, and neither EMF nor Lightning Europe has any obligation to any employee or former employee in relation to death in service, pension, superannuation or analogous benefits save as provided in such Deeds, Rules, Booklets and Announcements. All of the Pension Schemes are fully, properly and adequately funded with respect to existing and prospective liabilities having regard to current funding rates, assets and investment and liability assumptions of the Pension Schemes, and no increase in funding rates is proposed or has been recommended in relation to any of the Pension Schemes. A copy of the latest reports and valuations of all of the Pension Schemes by the actuary or actuaries advising thereon have been delivered to Flextronics and its legal counsel, and since the dates of such reports all recommendations contained therein have been fully implemented and no material change has occurred in the assets, valuations, liabilities or funding rates of any of the Pension Schemes or as to the assumptions according to which the same are calculated. All benefits (other than any refund of members' contributions with interest where appropriate) payable under the Pensions Schemes on the death of any person while in employment to which the Pension Schemes relate are insured fully under a policy with an insurance company of good repute, and there are no grounds on which that company might avoid liability thereunder. Contributions to the Pension

Schemes are not paid in arrears, and all contributions and other amounts which have fallen due for payment have been paid. No fees, charges or expenses referable to the Pension Schemes for which EMF or Lightning Europe is or may become liable (whether wholly or in part) have been incurred but not paid, and neither EMF nor Lightning Europe has reimbursed any person who has paid any such fees, costs or expenses if and to the extent that EMF or Lightning Europe is or may become liable so to do. The trustees of the Pension Schemes are not engaged in any litigation or arbitration proceedings, and no litigation or arbitration proceedings are pending or threatened by or against the trustees of the Pension Schemes and there are no facts likely to give rise to any litigation or arbitration. EMF and Lightning Europe may terminate their respective liabilities to contribute to the Pension Schemes without notice, without the consent of any person and without further payment.

                    (b) Each of EMF and Lightning Europe and their respective Subsidiaries has in relation to each of its employees (and so far as is relevant to each of its former employees) complied in all material respects with (i) all obligations imposed on it by any statutory provision or regulation and codes of conduct relevant to the relations between it and its employees or any recognised trade union and has maintained adequate and suitable records regarding the service of each of its employees, and (ii) where applicable, the provisions of the following Irish and European Community statutes and regulations: the Redundancy Payments Acts, 1967 - 1991; the Minimum Notice and Terms of Employment Acts, 1973 - 1991; the Organisation of Working Time Act, 1997; the Anti-Discrimination (Pay) Act, 1974; the Protection of Young Persons (Employment) Act, 1996; the Unfair Dismissals Act, 1977; the Protection of Employment Act, 1977; the Employment Equality Act, 1977; the European Communities (Safeguarding of Rights of Employees on Transfer of Undertakings) Regulations 1980; the Maternity Protection of Employees Act, 1981 and 1991; the Pensions Act, 1990; the European Communities (Protection of Workers) (Exposure to Noise) Regulations, 1990; the Payment of Wages Act, 1991; the Worker Protection (Regular Part Time Employees) Act, 1991; the Industrial Training (Apprenticeship Levy) Act, 1994; the Terms of Employment (Information) Act, 1994; the Maternity Protection Act, 1994; and the Adoptive Leave Act, 1995.

        7. REPRESENTATIONS AND WARRANTIES OF LIGHTNING METAL, LIGHTNING EUROPE, PAPASON, 200 SCOTT STREET, 80 SCOTT STREET, 230 SCOTT STREET, LIVELY, D.A.D., S.O.N. AND S.O.N. II

             Except as set forth in the Disclosure Schedule attached hereto (which, subject to Section 16.16, shall specifically reference the Sections of this Agreement to which the specific items of disclosure therein constitute an exception), and subject to the limitations of liability set forth in Section 15.2, Lightning Metal (with respect only to Lightning Metal and its owned Real Properties notwithstanding references in this Section 7 to the "Real Property Owners"), Lightning Europe (with respect only to Lightning Europe and its owned Real Properties notwithstanding references in this Section 7 to the "Real Property Owners"), Papason (with respect only to Papason and its owned Real Properties notwithstanding references in this Section 7 to the "Real Property Owners"), 200 Scott Street (with respect only to 200 Scott Street and its owned Real Properties notwithstanding references in this Section 7 to the "Real Property Owners"), 80 Scott Street (with respect only to 80 Scott Street and its owned Real Properties



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

notwithstanding references in this Section 7 to the "Real Property Owners"), 230 Scott Street (with respect only to 230 Scott Street and its owned Real Properties notwithstanding references in this Section 7 to the "Real Property Owners"), Lively (with respect only to Lively and its owned Real Properties notwithstanding references in this Section 7 to the "Real Property Owners"), D.A.D. (with respect only to D.A.D. and its owned Real Properties notwithstanding references in this Section 7 to the "Real Property Owners"), S.O.N. (with respect only to S.O.N. and its owned Real Properties notwithstanding references in this Section 7 to the "Real Property Owners") and S.O.N. II (with respect only to S.O.N. II and its owned Real Properties notwithstanding references in this Section 7 to the "Real Property Owners") (collectively, the "Real Property Owners") hereby represent and warrant that:

             7.1 Joinder. The joinder of no person or entity other than the Real Property Owners will be necessary to convey the owned Real Properties fully and completely to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics upon Closing.

             7.2 Options and Rights of First Refusal. None of the Real Property Owners, nor to knowledge of any such Real Property Owner, any predecessor in title to such Real Property Owner, has granted any rights, options, rights of first refusal or any other agreements of any kind, which are currently in effect, to purchase or to otherwise acquire any of its owned Real Properties or any part thereof or any interest therein, except the rights of Flextronics under this Agreement. Without limiting the generality of the foregoing, except for any right of first refusal granted to the Members or Partners of the Real Property Owners to acquire membership or partnership interests in any of the Real Property Owners as set forth in the applicable operating agreements or partnership agreements, no shareholder, member or partner, as applicable, of any Real Property Owner has any rights, options, rights of first refusal or any other agreements of any kind to purchase or to otherwise acquire any of the owned Real Properties or any part thereof or any interest therein.

             7.3 Zoning. Except as disclosed in the Title Insurance Commitments, each owned Real Property as it presently exists is zoned for use and operation as it is currently used and operated without relying for compliance upon a variance or a preexisting, nonconforming use. No application for variance or change in zoning is pending. No application for change in use or occupancy of any owned Real Property is pending.

             7.4 No Violation of Restrictive Covenants. Except as disclosed in the Title Insurance Commitments, none of the owned Real Properties or the use thereof violates any restriction, condition or agreement contained in any easement, restrictive covenant or similar instrument or agreement affecting such owned Real Property, or any part thereof.

             7.5 Taxes. Except as disclosed in the Title Insurance Commitments, no part of any owned Real Property has been assessed for real estate tax purposes at a rate or under a classification that would result in an increase in the tax rate for such owned Real Property upon the consummation of the Transactions or a change in use of such owned Real Property. Except as disclosed in the Title Insurance Commitments, no part of any owned Real Property has been the subject of, or had the benefit, of tax abatements that would (a) be lost to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics, or (b) require Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics to repay to any taxing authority all or a portion of such abated taxes upon transfer of such owned Real Property to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics. Except as disclosed in the Title Insurance Commitments, none of the Real Property Owners has received notice of any proposed change in the valuation of any of its owned Real Properties for real estate taxes from that assessed for the current assessment period, nor does any Real Property Owner have any other knowledge or information of any action or proceeding designed to levy any special assessment against any of its owned Real Properties. Except as disclosed in the Title Insurance Commitments, none of the Real Property Owners has received notice of any possible future improvements by a governmental instrumentality, any part of the cost of which would or might be assessed against any of its owned Real Properties, or of any contemplated future assessments of any kind. Except as disclosed in the Title Insurance Commitments, no action is pending to seek an increase in or reduction of real estate taxes.

             7.6 Insurance. Except as disclosed in the Title Insurance Commitments, none of the Real Property Owners has received, or has any other knowledge or information of, any notice from any insurance company or board of fire underwriters requesting the performance of any work or alteration with respect to any of its owned Real Properties, or requiring an increase in the insurance rates applicable to any of its owned Real Properties. The owned Real Properties comply, to the knowledge of the Real Property Owners, with the requirements of all insurance carriers providing insurance therefor.

             7.7 Material Changes. Except as disclosed in the Title Insurance Commitments, none of the Real Property Owners has received notice of, or has any other knowledge or information of, any pending or contemplated change in any statute, law, rule, regulation or private restriction applicable to any of its owned Real Properties, any pending or threatened judicial or administrative action, any action pending or threatened by adjacent landowners or other persons, or any natural or artificial condition upon or affecting any of its owned Real Properties, or any part thereof, any of which would result in any material change in the condition of any of such owned Real Properties, or any part thereof, or in any way limit or impede the operations currently conducted upon any such owned Real Properties.

             7.8 Condition of the Real Properties. The owned Real Properties are, and as of the Closing will be, in good repair, condition and working order, free from latent and apparent defects, normal wear and tear excepted. Except as disclosed in the Title Insurance Commitments, all painting, repairs, alterations, replacements, maintenance and other work, structural and non-structural, ordinary and extraordinary, that may be necessary to operate and use any of the owned Real Properties as currently operated and used, or to lease any of the owned Real Properties, have been made. Each Real Property Owner has disclosed to Flextronics in writing any and all facts and circumstances that materially and adversely affect any of its owned Real Properties and its operation, or any portion thereof. Without limiting the generality of the foregoing, except as disclosed in the Title Insurance Commitments, the roofs, walls and foundations of the buildings on the owned Real Properties are free from leaks and seepage of moisture and are in sound structural condition.

             7.9 Utilities. Except as disclosed in the Title Insurance Commitments, the water, sewer, heating, electrical, plumbing, air conditioning and other systems in or on the owned Real Properties are, and as of the Closing will be, in good repair, condition and working order. Except as disclosed in the Title Insurance Commitments, all water, sewer, gas (if any), electric, telephone and drainage facilities, and other utilities required by law for the normal and proper operation of the businesses currently conducted upon the owned Real Properties, are installed to the property line and are connected with valid permits, are in good repair, condition and working order, and are adequate to serve the businesses currently conducted upon the owned Real Properties and, to the knowledge of the Real Property Owners, to permit full compliance with all requirements of law and the Leases (as defined in Section 7.13). All permits and connection fees are fully paid, and, except as disclosed in the Title Insurance Commitments, no action is necessary on the part of Flextronics, in connection with the consummation of the Transactions, to retain any such permits. Except as disclosed in the Title Insurance Commitments, all utilities serving the owned Real Properties enter such owned Real Property through currently effective public or private easements. To the knowledge of the Real Property Owners, no fact or condition exists which would result in the termination of such utilities services to the owned Real Properties.

             7.10 Access. The owned Real Properties have direct access to all streets and roadways abutting such owned Real Property, all of which are completed and, to the knowledge of the Real Property Owners, dedicated streets and roadways that have been accepted for public maintenance by the appropriate governmental instrumentality. There is vehicular and pedestrian ingress to and egress from the owned Real Properties that is adequate for the normal and proper operation of the businesses currently conducted upon the owned Real Properties. Except as disclosed in the Title Insurance Commitments, no fact or condition exists which would result in the termination of such ingress and egress.

             7.11 Flood Hazards. Except as disclosed in the Title Insurance Commitments, no portion of the owned Real Properties is situated in an area designated by the Secretary of the United States Department of Housing and Urban Development (or by any other federal, state, municipal or other governmental instrumentality) as having special flood or mudslide hazards.

             7.12 Independence. Except as disclosed in the Title Insurance Commitments, each of the owned Real Properties is an independent unit which does not now rely on any facilities (other than facilities of municipalities or public utilities) located on any property that is not part of such owned Real Property to fulfill any municipal or other governmental requirement, or for the furnishing to such owned Real Property of any essential building systems or utilities (including drainage facilities, catch basins and retention ponds). Except as disclosed in the Title Insurance Commitments, no other building or other property that is not part of an owned Real Property relies upon any part of such owned Real Property to fulfill any municipal or other governmental requirement, or to provide any essential building systems or utilities. Except as disclosed in the Title Insurance Commitments, without limiting the generality of the foregoing, no reciprocal easement agreements affect the owned Real Properties.

             7.13 Leases. The leases affecting the owned Real Properties (the "Leases") have been furnished to Flextronics, are in full force and effect and have not been amended, modified or supplemented in any way that has not been disclosed to Flextronics in writing. The Leases constitute all written and oral agreements of any kind for the leasing, rental or occupancy of any portion of the owned Real Properties. Each Real Property Owner has performed and complied with all its obligations under the Leases as and when thereby required, and there exists no fact or circumstance that with or without notice or the passage of time, or both, could constitute a default of the landlord or lessor under any Lease, or entitle any tenant thereunder to offsets or defenses against the prompt, current payment of rent thereunder. Except as expressly disclosed to Flextronics in writing, no rental under any Lease has been collected in advance of the current month, and except as so disclosed to Flextronics in writing, there are no concessions, bonuses, free months' rental, rebates or other matters affecting the rental for any tenant thereunder. The Real Property Owners are the owners of the entire lessors' interests in and to the Leases, and, except as disclosed in the Title Insurance Commitments, none of the Leases or the rentals or other sums payable thereunder has been assigned or otherwise encumbered. There are no statutes, laws, rules, regulations or agreements in effect (other than the Leases) which restrict in any way the rental that may be charged to tenants of any portion of the owned Real Properties. Except as disclosed in the Title Insurance Commitments, no tenant under any of the Leases is in default thereunder, nor is there any fact or circumstance that with or without notice or the passage of time, or both, would constitute a default of any tenant under any Lease. Except as disclosed in the Title Insurance Commitments, no tenant under any Lease or any other person or entity has any option to renew its lease or any other right to possess or acquire any interest in any part of the owned Real Properties. All tenants under the Leases have accepted, and are in actual occupancy of, their leased premises. Except as disclosed in the Title Insurance Commitments, the Real Property Owners have satisfied all of their respective obligations as landlord under the Leases that are conditions to the obligations of the tenants thereunder to pay rent (including, but not limited to, completion of leasehold improvements), and each Real Property Owner as landlord has no obligation continuing after the Closing to perform any maintenance or make any improvements except as set forth in the Leases. Flextronics will have no obligation to pay any commissions or referral fees with respect to any lease or other rental agreement involving the Real Properties that is in effect on the Closing Date.

             7.14 Irish Real Properties. With respect to each of the owned Real Properties located in Ireland, Lightning Europe hereby represents and warrants that (a) Lightning Europe is the legal and beneficial owner thereof, (b) Lightning Europe has good and marketable title thereto, free and clear of all conditions, exceptions, reservations, encumbrances and liens other than Permitted Liens, (c) Lightning Europe thereof is in sole and undisputed occupation thereof, (d) Lightning Europe has in its possession or under its control all deeds and documents necessary to prove title thereto and all such deeds and documents are properly stamped and registered, (e) such owned Real Properties are free from any caution, inhibition or notice and no matter exists which is capable of registration against any of them, (f) there is no resolution, proposal, scheme or order, whether formerly adopted or not, for the compulsory acquisition of the whole or any part of such owned Real Properties, (g) where the title to such owned Real Properties or any part thereof is unregistered, no event has occurred in consequence of which compulsory registration should have been effected under the provision of the Registration of Title Act, 1964, (h) where the title to such owned Real Properties or any part thereof is registered in the Land Registry, Lightning Europe is registered with an absolute freehold title thereof and none of the burdens specified in Sections 59, 72 and 73 of the Registration of Title Act, 1964 affect the same, and (i) no part of such owned Real Properties is or has been affected by the provisions of the Family Home Protection Act, 1976.

        8.   REPRESENTATIONS AND WARRANTIES OF FLEXTRONICS AND THE MERGER SUBS

             Flextronics and each Merger Sub hereby represent and warrant as follows:

             8.1 Organization. Flextronics is a company duly organized and validly existing under the laws of Singapore and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business in each jurisdiction in which such qualification is required. Each Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding shares of capital stock of each Merger Sub will, as of the Effective Time, be owned by a direct subsidiary of Flextronics.

             8.2 Power, Authorization and Validity.

                    (a) Flextronics has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and all agreements to which Flextronics is or will be a party that are required to be executed pursuant to this Agreement (the "Flextronics Ancillary Agreements"). The execution, delivery and performance of this Agreement and the Flextronics Ancillary Agreements have been duly and validly approved and authorized by all necessary corporate and shareholder action on the part of Flextronics. Each Merger Sub has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and all agreements to which such Merger Sub is or will be a party that are required to be executed pursuant to this Agreement (the "Merger Subs Ancillary Agreements"). The execution, delivery and performance of this Agreement and the Merger Subs Ancillary Agreements have been duly and validly approved and authorized by all necessary corporate and shareholder action on the part of each Merger Sub.

                    (b) No filing, authorization, consent or approval, governmental or otherwise, is necessary to enable Flextronics and the Merger Subs to enter into, and to perform their respective obligations under, this Agreement, the Flextronics Ancillary Agreements or the Merger Subs Ancillary Agreements, except for: (i) the filing of the Plans of Merger with the Secretary of State of the State of Illinois; (ii) such post-closing filings as may be required to comply with Singapore, federal and state securities laws; (iii) such filings and notifications as may be necessary under the HSR Act and the expiration of applicable waiting periods under the

HSR Act; (iv) the filing with the SEC and the effectiveness of any registration statement under the 1933 Act that is required to be filed by Flextronics after the Effective Time pursuant to the terms and conditions of this Agreement or the Registration Rights Agreement; and (v) such filings and recordings as may be necessary to effectuate the conveyance of the Real Properties owned by any of the Companies to Flextronics or such subsidiaries as may be designated by Flextronics as contemplated by this Agreement.

                    (c) This Agreement and the Flextronics Ancillary Agreements are, or when executed by Flextronics, will be, valid and binding obligations of Flextronics enforceable in accordance with their respective terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities. This Agreement and the Merger Subs Ancillary Agreements are, or when executed by each applicable Merger Sub, will be, valid and binding obligations of each applicable Merger Sub enforceable in accordance with their respective terms, subject only to the effect, if any, of
(i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that the Merger Subs Ancillary Agreements will not be effective until the later of the Effective Time or the date provided for therein.

             8.3 No Violation of Articles or Existing Agreements. Neither the execution and delivery of this Agreement nor any Flextronics Ancillary Agreement, nor the consummation of the transactions contemplated herein or therein, will conflict with or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Memorandum and Articles of Association of Flextronics, as currently in effect, (b) in any material respect, any material agreement, instrument, permit, mortgage, license or contract to which Flextronics is a party or by which Flextronics is bound, or (c) except as would not have a Material Adverse Effect on Flextronics, any national, provincial, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Flextronics or its assets or properties. Neither the execution and delivery of this Agreement nor any Merger Subs Ancillary Agreement, nor the consummation of the transactions contemplated herein or therein, will conflict with or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Certificate of Incorporation or Bylaws of any Merger Sub, as currently in effect, or (b) except as would not have a Material Adverse Effect on any Merger Sub, any national, provincial, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to any Merger Sub or its assets or properties.

             8.4 Litigation. Except as set forth in the Flextronics Disclosure Package (as defined in Section 8.6), there is no action, claim, proceeding or investigation pending or, to Flextronics' knowledge, threatened against Flextronics or any of its Subsidiaries before any court or administrative agency that, if determined adversely to Flextronics, may reasonably be expected to have a Material Adverse Effect on Flextronics.

             8.5 Absence of Certain Changes. Since March 31, 2000, there has not been any change in the financial condition, properties, assets, liabilities, business or results of operations of Flextronics, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business consistent with past practice, has had or can reasonably be expected to have a Material Adverse Effect on Flextronics.

             8.6 Disclosure. Flextronics has furnished to each of the Companies and to each Shareholder and each Member an investor disclosure package consisting of Flextronics' annual report on Form 10-K for the fiscal year ending March 31, 2000, all Forms 10-Q and 8-K filed by Flextronics with the SEC since March 31, 2000 and up to the date of this Agreement and all proxy materials distributed to Flextronics' shareholders since March 31, 2000 and up to the date of this Agreement, in each case excluding any exhibits or attachments thereto (the "Flextronics Disclosure Package"). The documents in the Flextronics Disclosure Package (a) conformed, as of the dates of their respective filing with the SEC, in all material respects, to the requirements of the 1933 Act and the Securities Exchange Act of 1934, as amended, and (b) when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The financial statements of Flextronics, including the notes thereto, included in the documents in the Flextronics Disclosure Package fairly and accurately represented in all material respects the consolidated financial condition of Flextronics as of their respective dates and Flextronics' consolidated results of operations for the respective periods specified therein conformed with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Forms 10-Q, as permitted by Form 10-Q of the SEC and subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments).

             8.7 Flextronics Ordinary Shares. The Flextronics Ordinary Shares to be allotted and issued pursuant to this Agreement will be duly authorized, and when the share certificates in respect of such Flextronics Ordinary Shares are issued in accordance with the terms hereof, will be validly issued and credited as fully paid-up. The Flextronics Ordinary Shares to be allotted and issued pursuant to this Agreement, when issued, will be eligible for trading on the Nasdaq National Market.

        9. POST-CLOSING COVENANTS OF THE SHAREHOLDERS, THE MEMBERS AND THE PARTNERS

             9.1 Stamping. Prior to the stamping of the share transfers in respect of the Irish Exchanges, the EMF Shareholders and the Lightning Europe Shareholders shall cooperate in any manner reasonably requested by Flextronics for the convening of any general meetings required by Flextronics, including the completion of proxy forms on a timely basis and generally shall act in all respects as the nominee of and in accordance with the reasonable directions of Flextronics.

             9.2 Notice Under Section 53. The EMF Shareholders and the Lightning Europe Shareholders shall cooperate with Flextronics in providing to EMF, Lightning Europe and any relevant Subsidiaries thereof, within five (5) business days after the Closing Date, such notice as may be required by Section 53 of the Companies Act, 1990.

             9.3 Tax Matters. If any of the Companies or any Subsidiary thereof becomes subject to an audit by the Irish Revenue Commissioners, the Internal Revenue Service or any other taxing agency or authority for tax years or periods prior to the Closing, the Shareholders, the Members and the Partners, as applicable, will use all reasonable efforts to resolve all such audits in a manner consistent with the intentions of the parties as expressed in this Agreement.

        10.  POST-CLOSING COVENANTS OF FLEXTRONICS

             10.1 Employee Matters. Following the Effective Time, any employee of any Company or Subsidiary thereof will be entitled to life, health and disability insurance, paid vacation and other welfare and retirement benefits offered or made available to employees of Flextronics and commensurate with his or her position in accordance with Flextronics' standard policies in effect from time to time and on terms no less favorable than those offered by Flextronics to employees of Flextronics in accordance with the eligibility criteria thereof. Any employee of any Company or Subsidiary thereof shall receive full credit for years of service with such Company or Subsidiary thereof prior to the Effective Time for purposes of determining eligibility to participate, vesting and level of benefit accruals under any applicable Flextronics employee benefit plan.

             10.2 Pooling of Interests Accounting. Flextronics shall use all reasonable efforts to cause the business combination to be effected by the Transactions to be accounted for as a "pooling of interests." Flextronics shall use all reasonable efforts to cause its affiliates not to take any action that would adversely affect the ability of Flextronics to account for the business combination to be effected by the Transactions as a "pooling of interests."

        11.  CLOSING MATTERS

             11.1 The Closing. The closing of the transactions provided for herein (the "Closing") will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306 on August 31, 2000 at 10:00 a.m., Pacific Time or at such other place, time and date as the Companies and Flextronics may mutually select (the "Closing Date"). Immediately after the Closing, the Certificates of Merger and the Plans of Merger and such officers' certificates or other documents as may be required to effectuate the Merger will be filed in the office of the Secretary of State of the States of Delaware and Illinois, respectively. Accordingly, the Merger will become effective at the Effective Time.

             11.2 Conversion or Transfer of Shares and Interests.

                    (a) Immediately prior to the Effective Time, each holder of Lightning Europe Ordinary Shares will surrender the certificates for such shares to Flextronics for cancellation and Flextronics will issue and deliver to such surrendering holder share certificates covering the number of Flextronics Ordinary Shares as determined pursuant to Section 1.1, subject to Section 1.2, and such Flextronics Ordinary Shares will be registered in the name of the holder of such certificate (the "Lightning Europe Exchange"); provided, however, that it shall be a condition to the Lightning Europe Exchange that either (i) each Lightning Europe Shareholder shall have received a certificate issued by the Irish Revenue Commissioners confirming that no amounts are required to be withheld or paid to the Irish Revenue Commissioners in connection with the Lightning Europe Exchange or (ii) each Lightning Europe Shareholder (other than Lightning Metal) and the Lightning Metal Shareholders (on behalf of Lightning Metal) shall have delivered to William Fry Solicitors, Irish counsel to Flextronics, cash in an amount necessary to pay any withholding taxes payable by Flextronics in respect of the Lightning Europe Exchange for delivery by William Fry Solicitors to the Irish Revenue Commissioners on Flextronics' behalf.

                    (b) Immediately after Flextronics issues and delivers share certificates for Flextronics Ordinary Shares as specified in Section 11.2(a), Lightning Metal shall distribute any such Flextronics Ordinary Shares received by it pursuant to Section 11.2(a) to the Lightning Metal Shareholders, together with the related rights to receive the Lightning Europe Hold-Back Shares otherwise issuable to Lightning Metal pursuant to this Agreement and the rights of Lightning Metal under Section 15, and each such Lightning Metal Shareholder shall assume its pro rata share of the indemnification obligations of Lightning Metal under Section 15 (the "Lightning Europe Distribution"); provided, however, that it shall be a condition to the Lightning Europe Distribution that such Lightning Metal Shareholders shall have paid any amount required to be withheld or paid in connection with the Lightning Europe Distribution or shall have received and delivered to Flextronics certificates confirming that no such amounts are required to be paid.

                    (c) As of the Effective Time, all shares of Lightning Metal Common Stock, Coating Common Stock and Lightning Tool Common Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and all such shares or interests, as the case may be, will be automatically converted into the right to receive from Flextronics, and shall be exchangeable for, the number of Flextronics Ordinary Shares determined as set forth in Section 1.1, subject to Section 1.2.

                    (d) Exchange of Certificates.

                         (i) At the Effective Time, each holder of shares of
Lightning Metal Common Stock, Coating Common Stock and Lightning Tool Common Stock will surrender the certificates for such shares to Flextronics for cancellation and Flextronics will issue and deliver to such surrendering holder share certificates covering the number of Flextronics Ordinary Shares as determined pursuant to Section 1.1, subject to Section 1.2, and such Flextronics Ordinary Shares will be registered in the name of the holder of such certificate; provided, however, that it shall be a condition to the foregoing exchanges that the Lightning Europe Exchange and the Lightning Europe Distribution shall have occurred.

                         (ii) At the Effective Time, each holder of EMF Ordinary
Shares and Lightning Europe Ordinary Shares will surrender the certificates for such shares to Flextronics for cancellation and Flextronics will issue and deliver to such surrendering holder share certificates covering the number of Flextronics Ordinary Shares as determined pursuant to Section 1.1, subject to Section 1.2, and such Flextronics Ordinary Shares will be registered in the name of the holder of such certificate; provided, however, that it shall be a condition to the foregoing exchanges that the Lightning Europe Exchange and the Lightning Europe Distribution shall have occurred.

                         (iii) At the Effective Time, each holder of Lightning
Texas Interests, Logistics Interests, Papason Interests, 200 Scott Street Interests, 80 Scott Street Interests, 230 Scott Street Interests and Lively Interests will surrender the certificates for such interests to Flextronics for transfer and Flextronics will issue and deliver to such surrendering holder share certificates covering the number of Flextronics Ordinary Shares as determined pursuant to Section 1.1, subject to Section 1.2, and such Flextronics Ordinary Shares will be registered in the name of the holder of such certificate; provided, however, that it shall be a condition to the foregoing exchanges that the Lightning Europe Exchange and the Lightning Europe Distribution shall have occurred.

                         (iv) At the Effective Time, each holder of D.A.D.
Interests, S.O.N. Interests and S.O.N. II Interests will surrender the certificates for such interests to Flextronics for transfer and Flextronics will issue and deliver to such surrendering holder share certificates covering the number of Flextronics Ordinary Shares as determined pursuant to Section 1.1, subject to Section 1.2, and such Flextronics Ordinary Shares will be registered in the name of the holder of such certificate; provided, however, that it shall be a condition to the foregoing exchanges that the Lightning Europe Exchange and the Lightning Europe Distribution shall have occurred.

                    (e) All share certificates covering the number of Flextronics Ordinary Shares, as determined pursuant to Section 1.1, subject to
Section 1.2 (and, if applicable, cash in lieu of fractional shares), to be delivered upon the surrender of certificates in accordance with the terms hereof will be delivered to the registered holder of such certificate. After the Effective Time, there will be no further registration of transfers of the shares of capital stock or membership interests on the transfer books of any Company.

                    (f) Subject to Section 11.2(e), until certificates representing Lightning Metal Common Stock, Coating Common Stock, Lightning Tool Common Stock, EMF Ordinary Shares, Lightning Europe Ordinary Shares, Lightning Texas Interests, Logistics Interests, Papason Interests, 200 Scott Street Interests, 80 Scott Street Interests, 230 Scott Street Interests, Lively Interests, D.A.D. Interests, S.O.N. Interests, or S.O.N. II Interests outstanding prior to the Merger, are surrendered pursuant to Sections 11.2(a) and 11.2(d), such certificates will be deemed, for all purposes, to evidence only ownership of (i) the right to receive share certificates covering the number of Flextronics Ordinary Shares for which the Lightning Metal Common Stock, Coating Common Stock, Lightning Tool Common Stock, EMF Ordinary Shares, Lightning Europe Ordinary Shares, Lightning Texas Interests, Logistics Interests, Papason Interests, 200 Scott Street Interests, 80 Scott Street Interests, 230 Scott Street Interests, Lively Interests, D.A.D. Interests, S.O.N. Interests, or S.O.N. II Interests are to be exchanged, and (ii) if applicable, cash in lieu of fractional shares.

             11.3 Closing Deliveries. At the Closing, the Shareholders, the Members and the Partners shall deliver to Flextronics and/or its nominees:

                    (a) the original of any power of attorney under which any document required to be delivered to Flextronics under this Agreement has been executed; and

                    (b) the share register, seal, share certificate books and certificate of incorporation (including any certificates of change of name), as applicable, of each Company and each Subsidiary thereof.

             11.4 Irish Closing Deliveries.

                    (a) At the Closing, each holder of EMF Ordinary Shares and Lightning Europe Ordinary Shares shall deliver to Flextronics and/or its nominees:

                         (i) duly executed share transfers in respect of such
shares (and of all the issued shares not registered in the name thereof) and surrender the relevant share certificates (or in the case of any share certificates found to be missing, an express indemnity, in a form satisfactory to Flextronics);

                         (ii) in relation to EMF and Lightning Europe, the
statutory books, records and registers (duly written up-to-date), the title deeds to the owned Real Properties located in Ireland and all documents, contracts, licenses, agreements, insurance policies, records, papers, correspondence, files and books of trading and account;

                         (iii) a letter from any third party who provided
financial facilities to EMF or Lightning Europe granting all such consents, clearance or releases which may be necessary in relation to the Transactions;

                         (iv) the CG50A Clearance Certificate;

                         (v) copies of all bank mandates of EMF and Lightning
Europe;

                         (vi) letters of resignation under seal from the
directors of EMF and Lightning Europe resigning with effect from termination of the meeting of the board of directors thereof, containing an acknowledgement that each has no claim against any Company in respect of breach of contract, compensation for loss of office or otherwise, howsoever arising;

                         (vii) the written resignation of the auditors of EMF
and Lightning Europe containing confirmation in accordance with the provisions of Section 185(2)(a) of the Companies Act, 1990 that there are no circumstances connected with their resignation which ought to be brought to the attention of the members or creditors and incorporating an acknowledgement that they will have no claim in respect of compensation for loss of office or on any account whatsoever, including fees for services rendered; and

                    (b) At the Closing, the EMF Shareholders and the Lightning Europe Shareholders shall procure:

                         (i) the discharge of all monies owing to EMF and
Lightning Europe (whether then due for payment or not) by the EMF Shareholders and the Lightning Europe Shareholders or the directors thereof or by any Connected Person (within the meaning of Section 26 of the Companies Act, 1990) other than monies owed by any of the Companies;

                         (ii) except for Lightning Metal, the release of any and
all guarantees, indemnities or security given by the EMF Shareholders or the Lightning Europe Shareholders or the directors of EMF or Lightning Europe or any Subsidiary thereof or any of them or any other person or entity;

                         (iii) resolutions approved at meetings of the board of
directors of EMF and Lightning Europe (and meetings of the board of directors of any other Company) and which, inter alia: (A) all transfers of EMF Ordinary Shares and Lightning Europe Ordinary Shares are approved (subject only to stamping); (B) such persons as Flextronics may nominate are appointed as directors, secretary, auditors and solicitors thereof with immediate effect; (C) all existing mandates for the operation of bank accounts of EMF and Lightning Europe are revoked, and new mandates are issued giving authority to such persons as Flextronics may nominate; (D) the resignations of all relevant directors are accepted; (E) the registered office of EMF and Lightning Europe is changed to Fitzwilton House, Wilton Place, Dublin 2; and (F) the resignation of the auditors of each of EMF and Lightning Europe is accepted.

                    (c) At the Closing, the EMF Shareholders and the Lightning Europe Shareholders shall:

                         (i) assign and/or deliver any asset whatsoever
(including bank balances, agencies or appointments) in their name or in the name of a company or companies controlled by them which asset is related to the business of EMF or Lightning Europe carried on at the Closing Date; and

                         (ii) irrevocably waive any claims, outstanding at the
Closing Date, against EMF or Lightning Europe or any of their respective agents or employees.

             11.5 Other Closing Matters. The Shareholders, the Members and the Partners shall procure:

                    (a) the payment of any monies owing to the Companies or any Subsidiary of any Company (whether then due for payment or not) by the Shareholders, the Members, the Partners or the directors thereof or any related party thereto; and

                    (b) the release of any and all guarantees or indemnities or security given by any Company or any Subsidiary thereof for or on behalf of any Shareholder, Member, Partner or directors of any Company or any Subsidiary thereof or any other person.



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

        12. CONDITIONS TO OBLIGATIONS OF THE COMPANIES, THE SHAREHOLDERS, THE MEMBERS AND THE PARTNERS

             The obligations of each of the Companies, the Shareholders, the Members and the Partners hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by the Companies but only in writing signed on behalf of each of the Companies by its President, Chief Financial Officer, Managing Member or Managing Partner):

             12.1 Accuracy of Representations and Warranties. The representations and warranties of Flextronics set forth in Section 8 that are qualified by materiality shall be true and correct, and that are not qualified by materiality shall be true and correct in all material respects, on and as of the Closing Date with the same force and effect as if they had been made at the Closing (except for any such representations and warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are not qualified by materiality shall be true and correct, and such representations and warranties that are not qualified by materiality shall be true and correct in all material respects, on and as of such specified date or dates), and the Companies shall have received a certificate dated the Closing Date to such effect executed on behalf of Flextronics by a duly authorized officer.

             12.2 [Intentionally Omitted].

             12.3 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

             12.4 Government Consents; HSR Compliance. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other actions, as may be required to consummate the Transactions by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including, but not limited to, satisfaction of all requirements under applicable federal and state securities laws. All applicable waiting periods under the HSR Act shall have expired or early termination of such waiting periods shall have been granted by both the Federal Trade Commission and the United States Department of Justice without any condition or requirement requiring or calling for the disposition or divestiture of any product or other asset of any of the Companies by Flextronics or any of the Companies.

             12.5 Irish Mergers Act Clearance. Flextronics, the Companies, the Shareholders, the Members and the Partners shall have responded to all queries raised by or on behalf of the Minister for Enterprise Trade and Employment (the "Minister") and (a) the Minister shall have informed Flextronics that the Minister has decided not to make an order under Section 9 of the first Irish Mergers Act in relation to the Irish Exchanges, (b) the Minister shall have made a conditioned order permitting the Irish Exchanges on terms satisfactory to each of the parties at its absolute discretion, or (c) the relevant period under
Section 6 of the first Irish Mergers Act shall have expired without the Minister having made any order.

             12.6 No Litigation; Investigations. No litigation, proceeding or governmental or quasi-governmental investigation shall be pending which could reasonably be expected to have the effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement or which will have the probable effect of suspending trading of Flextronics Ordinary Shares. No litigation, proceeding or governmental or quasi-governmental investigation shall be pending which could reasonably be expected to have a Material Adverse Effect on Flextronics that has not been previously disclosed to the Companies prior to the date of this Agreement.

             12.7 Absence of Material Change. There shall not have been any Material Adverse Change with respect to Flextronics.

             12.8 Opinion of Flextronics' Counsel. The Companies shall have received (a) from Allen & Gledhill, Singapore counsel to Flextronics, an opinion substantially in the form of Exhibit F-1, and (b) from Fenwick & West LLP, U.S. counsel to Flextronics, an opinion substantially in the form of Exhibit F-2.

             12.9 Registration Rights Agreement. Flextronics shall have executed and delivered to the Shareholders, the Members and the Partners the Registration Rights Agreement.

             12.10 Retention and Noncompetition Agreements. Flextronics shall have executed and delivered to each of the individuals listed on Schedule 12.10 a written agreement in the form of Exhibit G.

             12.11 Employment Agreements. Flextronics shall have executed and delivered to each of the individuals listed on Schedule 12.11 a written agreement in the form of Exhibit H.

        13.  CONDITIONS TO OBLIGATIONS OF FLEXTRONICS AND THE MERGER SUBS

             The obligations of Flextronics and the Merger Subs hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Flextronics, but only in writing signed on behalf of Flextronics by its Chief Executive Officer or President, Systems Group and Chief Financial Officer):

             13.1 Accuracy of Representations and Warranties. The representations and warranties of each of the Companies set forth in Sections 2, 3, 4, 5, 6 and 7 that are qualified by materiality shall be true and correct, and that are not qualified by materiality shall be true and correct in all material respects, as of the Closing Date with the same force and effect as if they had been made at the Closing (except for any such representations and warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are not qualified by materiality shall be true and correct, and such representations and warranties that are not qualified by materiality shall be true and correct in all material respects, on and as of such specified date or dates), and Flextronics shall have received certificates dated the Closing Date to such effect executed on behalf of each of the Companies by its President, Managing Member or Managing Partner, as applicable.

             13.2 [Intentionally Omitted].

             13.3 Absence of Material Change. There shall not have been any Material Adverse Change with respect to any of the Companies.

             13.4 Material Agreements. The consummation of the Transactions shall not have any Material Adverse Effect on any Material Agreements.

             13.5 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

             13.6 Government Consents; HSR Compliance. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other actions, as may be required to consummate the Transactions by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including, but not limited to, satisfaction of all requirements under applicable federal and state securities laws. All applicable waiting periods under the HSR Act shall have expired or early termination of such waiting periods shall have been granted by both the Federal Trade Commission and the United States Department of Justice without any condition or requirement requiring or calling for the disposition or divestiture of any product or other asset of any of the Companies by Flextronics or any of the Companies.

             13.7 Irish Mergers Act Clearance. Flextronics, the Companies, the Shareholders, the Members and the Partners shall have responded to all queries raised by or on behalf of the Minister and (a) the Minister shall have informed Flextronics that the Minister has decided not to make an order under Section 9 of the first Irish Mergers Act in relation to the Irish Exchanges, (b) the Minister shall have made a conditioned order permitting the Irish Exchanges on terms satisfactory to each of the parties at its absolute discretion, or (c) the relevant period under Section 6 of the first Irish Mergers Act shall have expired without the Minister having made any order.

             13.8 Documents. Flextronics shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of any and all material contracts and leases of the Companies, and for Flextronics to consummate the transactions contemplated hereby, including consents to the transactions contemplated hereby from each party identified on Schedules 3.3 and 4.3.

             13.9 No Litigation; Investigations. No litigation, proceeding or governmental or quasi-governmental investigation shall be pending which will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement. No litigation, proceeding or governmental or quasi-governmental investigation shall be pending which could reasonably be expected to have a Material Adverse Effect on any of the Companies that has not been previously disclosed to Flextronics herein.

             13.10 Real Property Transfers. Flextronics shall have received a commitment to deliver title insurance with respect to the owned Real Properties, which shall disclose that the Companies have good and indefeasible fee simple title to the owned Real Properties free and clear of all conditions, exceptions, reservations, encumbrances and liens other than Permitted Liens that (i) could reasonably be expected to adversely affect the value or use of such property, or
(ii) which would be inconsistent with the representations and warranties of the Companies in this Agreement. At or prior to the Closing, the Companies shall pay any transfer taxes due in connection with the transfer of the ownership interests in the Companies that own any real property, and the Companies shall execute any necessary transfer tax declarations.

             13.11 Opinion of Companies' Counsel. Flextronics shall have received from Piper Marbury Rudnick & Wolfe, counsel to the Companies, and Matheson Ormsby Prentice, Irish counsel to Lightning Europe and EMF, opinions substantially in the forms of Exhibits I-1 and I-2, respectively.

             13.12 Requisite Approvals. The principal terms of this Agreement, the Certificates of Merger and the Plans of Merger shall have been approved and adopted by the requisite vote or written consent or vote of all of the Lightning Metal Shareholders, Coating Shareholders and Lightning Tool Shareholders. This Agreement and, as applicable, the Merger, the Irish Exchanges, the Member Exchanges and the Partner Exchanges, shall have been approved by the Shareholders, the Member and the Partners.

             13.13 Transfers of Lightning Texas Interests, Logistics Interests, Papason Interests, 200 Scott Street Interests, 80 Scott Street Interests, 230 Scott Street Interests and Lively Interests. The Lightning Texas Members, Logistics Members, Papason Members, 200 Scott Street Members, 80 Scott Street Members, 230 Scott Street Members and Lively Members shall have assigned to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics their Lightning Texas Interests, Logistics Interests, Papason Interests, 200 Scott Street Interests, 80 Scott Street Interests, 230 Scott Street Interests and Lively Interests, respectively, and any instruments held by the Members representing debt or equity interests in Lightning Texas, Logistics, Papason, 200 Scott Street, 80 Scott Street, 230 Scott Street and Lively, and the Members, Lightning Texas, Logistics, Papason, 200 Scott Street, 80 Scott Street, 230 Scott Street and Lively shall have taken any and all action reasonably requested by Flextronics to convey, assign and transfer good and marketable title to such membership interests, and any other interest or rights the Lightning Texas Members, Logistics Members, Papason Members, 200 Scott Street Members, 80 Scott Street Members, 230 Scott Street Members and Lively Members may have in Lightning Texas, Logistics, Papason, 200 Scott Street, 80 Scott Street, 230 Scott Street and Lively, respectively, free of any adverse claims, liens, encumbrances or other rights of third parties, to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics.



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

             13.14 Transfers of EMF Ordinary Shares and Lightning Europe Ordinary Shares. The EMF Shareholders and the Lightning Europe Shareholders shall have delivered and assigned to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics certificates representing all of the outstanding EMF Ordinary Shares and Lightning Europe Ordinary Shares, respectively, and any instruments held by the EMF Shareholders and the Lightning Europe Shareholders representing debt or equity interests in EMF and Lightning Europe, and the EMF Shareholders, the Lightning Europe Shareholders, EMF and Lightning Europe shall have taken any and all action reasonably requested by Flextronics to convey, assign and transfer good and marketable title to such shares, and any other shares or rights the EMF Shareholders and the Lightning Europe Shareholders may have in EMF and Lightning Europe, respectively, free of any adverse claims, liens, encumbrances or other rights of third parties, to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics.

             13.15 Transfers of D.A.D. Interests, S.O.N. Interests and S.O.N. II Interests. The D.A.D. Partners, S.O.N. Partners and S.O.N. II Partners shall have assigned to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics their D.A.D. Interests, S.O.N. Interests and S.O.N. II Interests, respectively, and any instruments held by the Partners representing debt or equity interests in D.A.D., S.O.N. and S.O.N. II, and the Partners, D.A.D., S.O.N. and S.O.N. II shall have taken any and all action reasonably requested by Flextronics to convey, assign and transfer good and marketable title to such membership interests, and any other interest or rights the D.A.D. Partners, S.O.N. Partners and S.O.N. II Partners may have in D.A.D., S.O.N. and S.O.N. II, respectively, free of any adverse claims, liens, encumbrances or other rights of third parties, to Flextronics or such subsidiaries of Flextronics as may be designated by Flextronics.

             13.16 Opinion of Flextronics' and Companies' Accountants. Flextronics shall have received from Arthur Andersen LLP a "pooling letter" in form reasonably acceptable to Flextronics as to the availability of pooling of interest accounting for the Transactions.

             13.17 Estoppel Certificate. Flextronics shall have received Estoppel Certificates substantially in the form attached as Exhibit J, dated not more than ten (10) days prior to the Closing Date, executed by each lessor of the Real Properties other than the Companies.

             13.18 Retention and Noncompetition Agreements. Flextronics shall have received from each individual listed on Schedule 12.10 an executed agreement in the form of Exhibit G.

             13.19 Employment Agreements. Flextronics shall have received from each individual listed on Schedule 12.11 an executed agreement in the form of Exhibit H.

             13.20 Debt. Lightning Metal shall have received a payoff letter from American National Bank and Trust Company ("ANB") stating that the Debt owed to ANB may be paid in full without penalty and the amount of such Debt due to ANB at the Effective Time, and acknowledging that, upon payment, such Debt shall be paid in full and all liens shall be released.

             13.21 Tax Clearance Certificate. Each of the EMF Shareholders shall have paid any required withholding taxes in connection with the Irish Exchanges or delivered to Flextronics a certificate confirming that no such withholding taxes are required to be paid. The Lightning Europe Shareholders shall have delivered to Flextronics the CG50A Clearance Certificate with respect to the Irish Exchanges.

             13.22 Company Affiliates Agreements. Each of the Companies' affiliates shall have executed a written agreement in the form of Exhibit K.

             13.23 Payments and Releases. The Shareholders, the Members and the Partners shall have paid any and all monies owning to the Companies or any Subsidiary of any Company (whether then due for payment or not) by the Shareholders, the Members, the Partners or the directors thereof or any related party thereto; and shall have procured the release of any and all guarantees or indemnities or security given by any Company or any Subsidiary thereof for or on behalf of any Shareholder, Member, Partner or directors of any Company or any Subsidiary thereof or any other person.

             13.24 Employee Plans. The Companies shall have terminated any Employee Plan qualified under Section 401(a) of the Code which contains a cash or deferred arrangement under Section 401(k) of the Code immediately prior to the Effective Time; provided that the Companies may apply for a favorable I.R.S. determination letter upon plan termination with respect to such Employee Plans within a reasonable period of time after the Effective Time and may distribute the assets of such Employee Plans to participants following the receipt of such favorable determination letter.

             13.25 Exemption Available. Flextronics must be reasonably satisfied that the issuance of Flextronics Ordinary Shares pursuant to this Agreement is exempt from the registration requirements of the 1933 Act by virtue of the exemptions provided by Section 4(2) of the 1933 Act under the 1933 Act and any exemptions from the registration and/or qualification requirements of all applicable state "blue sky" securities laws.

             13.26 Company Notes. The outstanding principal and interest under each promissory note listed on Schedule 13.26 shall have been paid in full in the amount set forth in such Schedule to each lender under such promissory note.

             13.27 Repayment of Shareholder Notes. Lightning Tool and Coating shall have repaid the outstanding principal of and accrued interest on the promissory notes held by the holders listed on, and in the amounts set forth in,
Schedule 13.27.

        14.  [INTENTIONALLY OMITTED]

        15.  SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES

             15.1 Survival of Representations. All representations and warranties of the Companies contained in this Agreement will remain operative and in full force and effect, regardless of any investigation or disclosure made by or on behalf of the parties to this Agreement, until the Release Date; provided, however, that the representations and warranties of the Companies under Sections 2.4, 2.6, 2.16,
2.22 and 2.23 will remain operative and in full force and effect until the earlier of (a) the date of the completion of the first audit of financial statements following the Effective Time containing combined operations to the extent that the representations and warranties of such Sections relates to an item expected to be encountered in the audit process (in view of the scope of the audit actually conducted with respect to the Financial Statements) or (b) the Release Date. Flextronics acknowledges and agrees that, from and after the Closing, except for fraud and deliberate malfeasance, its sole remedy against the Shareholders, the Members and the Partners pursuant to this Agreement for any breach of any representation or warranty set forth in Sections 2, 3, 4, 5, 6 or 7 of this Agreement is set forth in this Section 15. Flextronics' representations and warranties set forth in this Agreement shall terminate as of the Closing.

             15.2 Agreement to Indemnify.

                    (a) Indemnification by the Shareholders, the Members and the Partners.

                         (i) Indemnification by Lightning Metal Shareholders.
Subject to the limitations set forth in this Section 15.2(i), the Lightning Metal Shareholders will severally indemnify and hold harmless Flextronics and its respective officers, directors, agents and employees, and each person, if any, who controls or may control Flextronics within the meaning of the 1933 Act (hereinafter in this Section 15.2 referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, actions, causes of action, losses, reductions in value, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees (collectively, "Damages") directly or indirectly caused by or arising out of the failure of any of the representations and warranties of Lightning Metal in this Agreement or in any certificate, document or instrument delivered by or on behalf of Lightning Metal or any of the Lightning Metal Shareholders pursuant to Section 13 hereof to be true and correct as of the Effective Time. In seeking indemnification for Damages under this Section 15.2(a)(i) the Indemnified Persons shall make no claim for Damages unless and until such Damages relating to the Shareholders, Members and the Partners aggregate at least $150,000, inclusive of legal fees (the "Basket"), in which event such Indemnified Person may make claims for all Damages (including the first $150,000 thereof). The aggregate liability of each Lightning Metal Shareholder pursuant to this Section 15.2(a)(i) (other than for Lightning Metal Ownership Losses) shall be limited to the value of the Lightning Metal Hold-Back Shares to be received by such Lightning Metal Shareholder in connection with the Merger of Lightning Metal, with each Lightning Metal Hold-Back Share valued at the Closing Price (as defined below). Subject to the limit set forth in the preceding sentence, the aggregate liability of each Lightning Metal Shareholder pursuant to this Section 15.2(a)(i) (including liability for Lightning Metal Ownership Losses) shall be limited to the value of the consideration received by such Lightning Metal Shareholder in connection with the Merger of Lightning Metal, with each Flextronics Ordinary Share valued at the Closing Price (in each case absent fraud or willful misconduct by Lightning Metal or such Lightning Metal Shareholder). As used herein, the term

"Lightning Metal Ownership Loss" means any Damages, specified by Flextronics in the applicable Notice of Claim (as defined below) as being a Lightning Metal Ownership Loss, resulting directly or indirectly from any inaccuracy or misrepresentation in this Agreement or in the Investment Representation Letters as to the ownership of Lightning Metal. Notwithstanding anything herein to the contrary, the Basket shall not be applicable to any claim by any Indemnified Person for indemnification for any Lightning Metal Ownership Loss or for fraud or willful misconduct

                         (ii) Indemnification by Coating Shareholders. Subject
to the limitations set forth in this Section 15.2(a)(ii), the Coating Shareholders will severally indemnify and hold harmless the Indemnified Persons from and against any Damages directly or indirectly caused by or arising out of the failure of any of the representations and warranties of Coating in this Agreement or in any certificate, document or instrument delivered by or on behalf of Coating or any of the Coating Shareholders pursuant to Section 13 hereof to be true and correct as of the Effective Time. In seeking indemnification for Damages under this Section 15.2(a)(ii) the Indemnified Persons shall make no claim for Damages unless and until such Damages relating to the Shareholders, the Member and the Partners aggregate at least the Basket, in which event such Indemnified Person may make claims for all Damages (including the first $150,000 thereof). The aggregate liability of each Coating Shareholder pursuant to this Section 15.2(a)(ii) (other than for Coating Ownership Losses) shall be limited to the value of the Coating Hold-Back Shares to be received by such Coating Shareholder in connection with the Merger of Coating, with each Coating Hold-Back Share valued at the Closing Price. Subject to the limit set forth in the preceding sentence, the aggregate liability of each Coating Shareholder pursuant to this Section 15.2(a)(ii) (including liability for Coating Ownership Losses) shall be limited to the value of the consideration received by such Coating Shareholder in connection with the Merger of Coating, with each Flextronics Ordinary Share valued at the Closing Price (in each case absent fraud or willful misconduct by Coating or such Coating Shareholder). As used herein, the term "Coating Ownership Loss" means any Damages, specified by Flextronics in the applicable Notice of Claim as being a Coating Ownership Loss, resulting directly or indirectly from any inaccuracy or misrepresentation in this Agreement or in the Investment Representation Letters as to the ownership of Coating. Notwithstanding anything herein to the contrary, the Basket shall not be applicable to any claim by any Indemnified Person for indemnification for any Coating Ownership Loss or for fraud or willful misconduct.

                         (iii) Indemnification by Lightning Tool Shareholders.
Subject to the limitations set forth in this Section 15.2(a)(iii), the Lightning Tool Shareholders will severally indemnify and hold harmless the Indemnified Persons from and against any Damages directly or indirectly caused by or arising out of the failure of any of the representations and warranties of Lightning Tool in this Agreement or in any certificate, document or instrument delivered by or on behalf of Lightning Tool or any of the Lightning Tool Shareholders pursuant to Section 13 hereof to be true and correct as of the Effective Time. In seeking indemnification for Damages under this Section 15.2(a)(iii) the Indemnified Persons shall make no claim for Damages unless and until such Damages relating to the Shareholders, the Members and the Partners aggregate at least the Basket, in which event such Indemnified Person may make claims for all Damages (including the first $150,000 thereof). The aggregate liability of each Lightning

Tool Shareholder pursuant to this Section 15.2(a)(iii) (other than for Lightning Tool Ownership Losses) shall be limited to the value of the Lightning Tool Hold-Back Shares to be received by such Lightning Tool Shareholder in connection with the Merger of Lightning Tool, with each Lightning Tool Hold-Back Share valued at the Closing Price. Subject to the limit set forth in the preceding sentence, the aggregate liability of each Lightning Tool Shareholder pursuant to this Section 15.2(a)(iii) (including liability for Lightning Tool Ownership Losses) shall be limited to the value of the consideration received by such Lightning Tool Shareholder in connection with the Merger of Lightning Tool, with each Flextronics Ordinary Share valued at the Closing Price (in each case absent fraud or willful misconduct by Lightning Tool or such Lightning Tool Shareholder). As used herein, the term "Lightning Tool Ownership Loss" means any Damages, specified by Flextronics in the applicable Notice of Claim as being a Lightning Tool Ownership Loss, resulting directly or indirectly from any inaccuracy or misrepresentation in this Agreement or in the Investment Representation Letters as to the ownership of Lightning Tool. Notwithstanding anything herein to the contrary, the Basket shall not be applicable to any claim by any Indemnified Person for indemnification for any Lightning Tool Ownership Loss or for fraud or willful misconduct.

                         (iv) Indemnification by EMF Shareholders. Subject to
the limitations set forth in this Section 15.2(a)(iv), the EMF Shareholders will severally indemnify and hold harmless the Indemnified Persons from and against any Damages directly or indirectly caused by or arising out of the failure of any of the representations and warranties of EMF in this Agreement or in any certificate, document or instrument delivered by or on behalf of EMF or any of the EMF Shareholders pursuant to Section 13 hereof to be true and correct as of the Effective Time. In seeking indemnification for Damages under this Section 15.2(a)(iv) the Indemnified Persons shall make no claim for Damages unless and until such Damages relating to the Shareholders, Members and the Partners aggregate at least the Basket, in which event such Indemnified Person may make claims for all Damages (including the first $150,000 thereof). The aggregate liability of each EMF Shareholder pursuant to this Section 15.2(a)(iv) (other than for EMF Ownership Losses) shall be limited to the value of the EMF Hold-Back Shares to be received by such EMF Shareholder in connection with the transfer of the EMF Ordinary Shares, with each EMF Hold-Back Share valued at the Closing Price. Subject to the limit set forth in the preceding sentence, the aggregate liability of each EMF Shareholder pursuant to this Section 15.2(a)(iv) (including liability for EMF Ownership Losses) shall be limited to the value of the consideration received by such EMF Shareholder in connection with the transfer of the EMF Ordinary Shares, with each Flextronics Ordinary Share valued at the Closing Price (in each case absent fraud or willful misconduct by EMF or such EMF Shareholder). As used herein, the term "EMF Ownership Loss" means any Damages, specified by Flextronics in the applicable Notice of Claim as being a EMF Ownership Loss, resulting directly or indirectly from any inaccuracy or misrepresentation in this Agreement or in the Investment Representation Letters as to the ownership of EMF. Notwithstanding anything herein to the contrary, the Basket shall not be applicable to any claim by any Indemnified Person for indemnification for any EMF Ownership Loss or for fraud or willful misconduct.

                         (v) Indemnification by Lightning Europe Shareholders.
Subject to the limitations set forth in this Section 15.2(a)(v), the Lightning Europe Shareholders will severally indemnify and hold harmless the Indemnified Persons from and against any Damages directly or indirectly caused by or arising out of the failure of any of the representations and warranties of Lightning Europe in this Agreement or in any certificate, document or instrument delivered by or on behalf of Lightning Europe or any of the Lightning Europe Shareholders pursuant to Section 13 hereof to be true and correct as of the Effective Time. In seeking indemnification for Damages under this Section 15.2(a)(v) the Indemnified Persons shall make no claim for Damages unless and until such Damages relating to the Shareholders, the Members and the Partners aggregate at least the Basket, in which event such Indemnified Person may make claims for all Damages (including the first $150,000 thereof). The aggregate liability of each Lightning Europe Shareholder pursuant to this Section 15.2(a)(v) (other than for Lightning Europe Ownership Losses) shall be limited to the value of the Lightning Europe Hold-Back Shares to be received by such Lightning Europe Shareholder in connection with the transfer of the Lightning Europe Ordinary Shares, with each Lightning Europe Hold-Back Share valued at the Closing Price. Subject to the limit set forth in the preceding sentence, the aggregate liability of each Lightning Europe Shareholder pursuant to this Section 15.2(a)(v) (including liability for Lightning Europe Ownership Losses) shall be limited to the value of the consideration received by such Lightning Europe Shareholder in connection with the transfer of the Lightning Europe Ordinary Shares, with each Flextronics Ordinary Share valued at the Closing Price (in each case absent fraud or willful misconduct by Lightning Europe or such Lightning Europe Shareholder). As used herein, the term "Lightning Europe Ownership Loss" means any Damages, specified by Flextronics in the applicable Notice of Claim as being a Lightning Europe Ownership Loss, resulting directly or indirectly from any inaccuracy or misrepresentation in this Agreement or in the Investment Representation Letters as to the ownership of Lightning Europe. Notwithstanding anything herein to the contrary, the Basket shall not be applicable to any claim by any Indemnified Person for indemnification for any Lightning Europe Ownership Loss or for fraud or willful misconduct.

                         (vi) Indemnification by Lightning Texas Members.
Subject to the limitations set forth in this Section 15.2(a)(vi), the Lightning Texas Members will severally indemnify and hold harmless the Indemnified Persons from and against any Damages directly or indirectly caused by or arising out of the failure of any of the representations and warranties of Lightning Texas in this Agreement or in any certificate, document or instrument delivered by or on behalf of Lightning Texas or any of the Lightning Texas Members pursuant to
Section 13 hereof to be true and correct as of the Effective Time. In seeking indemnification for Damages under this Section 15.2(a)(vi) the Indemnified Persons shall make no claim for Damages unless and until such Damages relating to the Shareholders, the Members and the Partners aggregate at least the Basket, in which event such Indemnified Person may make claims for all Damages (including the first $150,000 thereof). The aggregate liability of each Lightning Texas Member pursuant to this Section 15.2(a)(vi) (other than for Lightning Texas Ownership Losses) shall be limited to the value of the Lightning Texas Hold-Back Shares to be received by such Lightning Texas Member in connection with the transfer of the Lightning Texas Interests, with each Lightning Texas Hold-Back Share valued at the Closing Price. Subject to the limit set forth in the preceding sentence, the aggregate liability of each Lightning Texas Member pursuant to this Section 15.2(a)(vi) (including liability for Lightning Texas Ownership Losses) shall be limited to the value of the consideration received by such Lightning Texas Member in connection with the transfer of the Lightning Texas Interests, with each Flextronics Ordinary Share valued at the Closing Price (in each case absent fraud or willful misconduct by Lightning Texas or such Lightning Texas Member). As used herein, the term "Lightning Texas Ownership Loss" means any Damages, specified by Flextronics in the applicable Notice of Claim as being a Lightning Texas Ownership Loss, resulting directly or indirectly from any inaccuracy or misrepresentation in this Agreement or in the Investment Representation Letters as to the ownership of Lightning Texas. Notwithstanding anything herein to the contrary, the Basket shall not be applicable to any claim by any Indemnified Person for indemnification for any Lightning Texas Ownership Loss or for fraud or willful misconduct.

                         (vii) Indemnification by Logistics Members. Subject to
the limitations set forth in this Section 15.2(a)(vii), the Logistics Members will severally indemnify and hold harmless the Indemnified Persons from and against any Damages directly or indirectly caused by or arising out of the failure of any of the representations and warranties of Logistics in this Agreement or in any certificate, document or instrument delivered by or on behalf of Logistics or any of the Logistics Members pursuant to Section 13 hereof to be true and correct as of the Effective Time. In seeking indemnification for Damages under this Section 15.2(a)(vii) the Indemnified Persons shall make no claim for Damages unless and until such Damages relating to the Shareholders, the Members and the Partners aggregate at least the Basket, in which event such Indemnified Person may make claims for all Damages (including the first $150,000 thereof). The aggregate liability of each Logistics Member pursuant to this Section 15.2(a)(vii) (other than for Logistics Ownership Losses) shall be limited to the value of the Logistics Hold-Back Shares to be received by such Logistics Member in connection with the transfer of the Logistics Interests, with each Logistics Hold-Back Share valued at the Closing Price. Subject to the limit set forth in the preceding sentence, the aggregate liability of each Logistics Member pursuant to this Section 15.2(a)(vii) (including liability for Logistics Ownership Losses) shall be limited to the value of the consideration received by such Logistics Member in connection with the transfer of the Logistics Interests, with each Flextronics Ordinary Share valued at the Closing Price (in each case absent fraud or willful misconduct by Logistics or such Logistics Member). As used herein, the term "Logistics Ownership Loss" means any Damages, specified by Flextronics in the applicable Notice of Claim as being a Logistics Ownership Loss, resulting directly or indirectly from any inaccuracy or misrepresentation in this Agreement or in the Investment Representation Letters as to the ownership of Logistics. Notwithstanding anything herein to the contrary, the Basket shall not be applicable to any claim by any Indemnified Person for indemnification for any Logistics Ownership Loss or for fraud or willful misconduct.

                         (viii) Indemnification by Papason Members. Subject to
the limitations set forth in this Section 15.2(a)(viii), the Papason Members will severally indemnify and hold harmless the Indemnified Persons from and against any Damages directly or indirectly caused by or arising out of the failure of any of the representations and warranties of Papason in this Agreement or in any certificate, document or instrument delivered by or on behalf of Papason or any of the Papason Members pursuant to Section 13 hereof to be true and correct as of the Effective Time. In seeking indemnification for Damages under this Section 15.2(a)(viii) the Indemnified Persons shall make no claim for Damages unless and until such Damages relating to the Shareholders, the Members and the Partners aggregate at least the Basket, in which event such Indemnified Person may make claims for all Damages (including the first $150,000 thereof). The aggregate liability of each Papason Member pursuant to this Section 15.2(a)(viii) (other than for Papason Ownership Losses) shall be limited to the value of the Papason Hold-Back Shares to be received by such Papason Member in connection with the transfer of the Papason Interests, with each Papason Hold-Back Share valued at the Closing Price. Subject to the limit set forth in the preceding sentence, the aggregate liability of each Papason Member pursuant to this Section 15.2(a)(viii) (including liability for Papason Ownership Losses) shall be limited to the value of the consideration received by such Papason Member in connection with the transfer of the Papason Interests, with each Flextronics Ordinary Share valued at the Closing Price (in each case absent fraud or willful misconduct by Papason or such Papason Member). As used herein, the term "Papason Ownership Loss" means any Damages, specified by Flextronics in the applicable Notice of Claim as being a Papason Ownership Loss, resulting directly or indirectly from any inaccuracy or misrepresentation in this Agreement or in the Investment Representation Letters as to the ownership of Papason. Notwithstanding anything herein to the contrary, the Basket shall not be applicable to any claim by any Indemnified Person for indemnification for any Papason Ownership Loss or for fraud or willful misconduct.

                         (ix) Indemnification by 200 Scott Street Members.
Subject to the limitations set forth in this Section 15.2(a)(ix), the 200 Scott Street Members will severally indemnify and hold harmless the Indemnified Persons from and against any Damages directly or indirectly caused by or arising out of the failure of any of the representations and warranties of 200 Scott Street in this Agreement or in any certificate, document or instrument delivered by or on behalf of 200 Scott Street or any of the 200 Scott Street Members pursuant to Section 13 hereof to be true and correct as of the Effective Time. In seeking indemnification for Damages under this Section 15.2(a)(ix) the Indemnified Persons shall make no claim for Damages unless and until such Damages relating to the Shareholders, the Members and the Partners aggregate at least the Basket, in which event such Indemnified Person may make claims for all Damages (including the first $150,000 thereof). The aggregate liability of each 200 Scott Street Member pursuant to this Section 15.2(a)(ix) (other than for 200 Scott Street Ownership Losses) shall be limited to the value of the 200 Scott Street Hold-Back Shares to be received by such 200 Scott Street Member in connection with the transfer of the 200 Scott Street Interests, with each 200 Scott Street Hold-Back Share valued at the Closing Price. Subject to the limit set forth in the preceding sentence, the aggregate liability of each 200 Scott Street Member pursuant to this Section 15.2(a)(ix) (including liability for 200 Scott Street Ownership Losses) shall be limited to the value of the consideration received by such 200 Scott Street Member in connection with the transfer of the 200 Scott Street Interests, with each Flextronics Ordinary Share valued at the Closing Price (in each case absent fraud or willful misconduct by 200 Scott Street or such 200 Scott Street Member). As used herein, the term "200 Scott Street Ownership Loss" means any Damages, specified by Flextronics in the applicable Notice of Claim as being a 200 Scott Street Ownership Loss, resulting directly or indirectly from any inaccuracy or misrepresentation in this Agreement or in the Investment Representation Letters as to the ownership of 200 Scott Street. Notwithstanding anything herein to the contrary, the Basket shall not be applicable to any claim by any Indemnified Person for indemnification for any 200 Scott Street Ownership Loss or for fraud or willful misconduct.

                         (x) Indemnification by 80 Scott Street Members. Subject
to the limitations set forth in this Section 15.2(a)(x), the 80 Scott Street Members will severally indemnify and hold harmless the Indemnified Persons from and against any Damages directly or indirectly caused by or arising out of the failure of any of the representations and warranties of 80 Scott Street in this Agreement or in any certificate, document or instrument delivered by or on behalf of 80 Scott Street or any of the 80 Scott Street Members pursuant to
Section 13 hereof to be true and correct as of the Effective Time. In seeking indemnification for Damages under this Section 15.2(a)(x) the Indemnified Persons shall make no claim for Damages unless and until such Damages relating to the Shareholders, the Members and the Partners aggregate at least the Basket, in which event such Indemnified Person may make claims for all Damages (including the first $150,000 thereof). The aggregate liability of each 80 Scott Street Member pursuant to this Section 15.2(a)(x) (other than for 80 Scott Street Ownership Losses) shall be limited to the value of the 80 Scott Street Hold-Back Shares to be received by such 80 Scott Street Member in connection with the transfer of the 80 Scott Street Interests, with each 80 Scott Street Hold-Back Share valued at the Closing Price. Subject to the limit set forth in the preceding sentence, the aggregate liability of each 80 Scott Street Member pursuant to this Section 15.2(a)(x) (including liability for 80 Scott Street Ownership Losses) shall be limited to the value of the consideration received by such 80 Scott Street Member in connection with the transfer of the 80 Scott Street Interests, with each Flextronics Ordinary Share valued at the Closing Price (in each case absent fraud or willful misconduct by 80 Scott Street or such 80 Scott Street Member). As used herein, the term "80 Scott Street Ownership Loss" means any Damages, specified by Flextronics in the applicable Notice of Claim as being a 80 Scott Street Ownership Loss, resulting directly or indirectly from any inaccuracy or misrepresentation in this Agreement or in the Investment Representation Letters as to the ownership of 80 Scott Street. Notwithstanding anything herein to the contrary, the Basket shall not be applicable to any claim by any Indemnified Person for indemnification for any 80 Scott Street Ownership Loss or for fraud or willful misconduct.

                         (xi) Indemnification by 230 Scott Street Members.
Subject to the limitations set forth in this Section 15.2(a)(xi), the 230 Scott Street Members will severally indemnify and hold harmless the Indemnified Persons from and against any Damages directly or indirectly caused by or arising out of the failure of any of the representations and warranties of 230 Scott Street in this Agreement or in any certificate, document or instrument delivered by or on behalf of 230 Scott Street or any of the 230 Scott Street Members pursuant to Section 13 hereof to be true and correct as of the Effective Time. In seeking indemnification for Damages under this Section 15.2(a)(xi) the Indemnified Persons shall make no claim for Damages unless and until such Damages relating to the Shareholders, the Members and the Partners aggregate at least the Basket, in which event such Indemnified Person may make claims for all Damages (including the first $150,000 thereof). The aggregate liability of each 230 Scott Street Member pursuant to this Section 15.2(a)(xi) (other than for 230 Scott Street Ownership Losses) shall be limited to the value of the 230 Scott Street Hold-Back Shares to be received by such 230 Scott Street Member in connection with the transfer of the 230 Scott Street Interests, with each 230 Scott Street Hold-Back Share valued at the Closing Price. Subject to the limit set forth in the preceding sentence, the aggregate liability of each 230 Scott Street Member pursuant to this Section 15.2(a)(xi) (including liability for 230 Scott Street Ownership Losses) shall be limited to the value of the consideration received by such 230 Scott Street Member in connection with the transfer of the 230 Scott Street Interests, with each Flextronics Ordinary Share valued at the Closing Price (in each case absent fraud or willful misconduct by 230 Scott Street or such 230 Scott Street Member). As used herein, the term "230 Scott Street Ownership Loss" means any Damages, specified by Flextronics in the applicable Notice of Claim as being a 230 Scott Street Ownership Loss, resulting directly or indirectly from any inaccuracy or misrepresentation in this Agreement or in the Investment Representation Letters as to the ownership of 230 Scott Street. Notwithstanding anything herein to the contrary, the Basket shall not be applicable to any claim by any Indemnified Person for indemnification for any 230 Scott Street Ownership Loss or for fraud or willful misconduct.

                         (xii) Indemnification by Lively Members. Subject to the
limitations set forth in this Section 15.2(a)(xii), the Lively Members will severally indemnify and hold harmless the Indemnified Persons from and against any Damages directly or indirectly caused by or arising out of the failure of any of the representations and warranties of Lively in this Agreement or in any certificate, document or instrument delivered by or on behalf of Lively or any of the Lively Members pursuant to Section 13 hereof to be true and correct as of the Effective Time. In seeking indemnification for Damages under this Section 15.2(a)(xii) the Indemnified Persons shall make no claim for Damages unless and until such Damages relating to the Shareholders, the Members and the Partners aggregate at least the Basket, in which event such Indemnified Person may make claims for all Damages (including the first $150,000 thereof). The aggregate liability of each Lively Member pursuant to this Section 15.2(a)(xii) (other than for Lively Ownership Losses) shall be limited to the value of the Lively Hold-Back Shares to be received by such Lively Member in connection with the transfer of the Lively Interests, with each Lively Hold-Back Share valued at the Closing Price. Subject to the limit set forth in the preceding sentence, the aggregate liability of each Lively Member pursuant to this Section 15.2(a)(xii) (including liability for Lively Ownership Losses) shall be limited to the value of the consideration received by such Lively Member in connection with the transfer of the Lively Interests, with each Flextronics Ordinary Share valued at the Closing Price (in each case absent fraud or willful misconduct by Lively or such Lively Member). As used herein, the term "Lively Ownership Loss" means any Damages, specified by Flextronics in the applicable Notice of Claim as being a Lively Ownership Loss, resulting directly or indirectly from any inaccuracy or misrepresentation in this Agreement or in the Investment Representation Letters as to the ownership of Lively. Notwithstanding anything herein to the contrary, the Basket shall not be applicable to any claim by any Indemnified Person for indemnification for any Lively Ownership Loss or for fraud or willful misconduct.

                         (xiii) Indemnification by D.A.D. Partners. Subject to
the limitations set forth in this Section 15.2(a)(xiii), the D.A.D. Partners will severally indemnify and hold harmless the Indemnified Persons from and against any Damages directly or indirectly caused by or arising out of the failure of any of the representations and warranties of D.A.D. in this Agreement or in any certificate, document or instrument delivered by or on behalf of D.A.D.

or any of the D.A.D. Partners pursuant to Section 13 hereof to be true and correct as of the Effective Time. In seeking indemnification for Damages under this Section 15.2(a)(xiii) the Indemnified Persons shall make no claim for Damages unless and until such Damages relating to the Shareholders, the Members and the Partners aggregate at least the Basket, in which event such Indemnified Person may make claims for all Damages (including the first $150,000 thereof). The aggregate liability of each D.A.D. Partner pursuant to this Section 15.2(a)(xiii) (other than for D.A.D. Ownership Losses) shall be limited to the value of the D.A.D. Hold-Back Shares to be received by such D.A.D. Partner in connection with the transfer of the D.A.D. Interests, with each D.A.D. Hold-Back Share valued at the Closing Price. Subject to the limit set forth in the preceding sentence, the aggregate liability of each D.A.D. Partner pursuant to this Section 15.2(a)(xiii) (including liability for D.A.D. Ownership Losses) shall be limited to the value of the consideration received by such D.A.D. Partner in connection with the transfer of the D.A.D. Interests, with each Flextronics Ordinary Share valued at the Closing Price (in each case absent fraud or willful misconduct by D.A.D. or such D.A.D. Partner). As used herein, the term "D.A.D. Ownership Loss" means any Damages, specified by Flextronics in the applicable Notice of Claim as being a D.A.D. Ownership Loss, resulting directly or indirectly from any inaccuracy or misrepresentation in this Agreement or in the Investment Representation Letters as to the ownership of D.A.D. Notwithstanding anything herein to the contrary, the Basket shall not be applicable to any claim by any Indemnified Person for indemnification for any D.A.D. Ownership Loss or for fraud or willful misconduct.

                         (xiv) Indemnification by S.O.N. Partners. Subject to
the limitations set forth in this Section 15.2(a)(xiv), the S.O.N. Partners will severally indemnify and hold harmless the Indemnified Persons from and against any Damages directly or indirectly caused by or arising out of the failure of any of the representations and warranties of S.O.N. in this Agreement or in any certificate, document or instrument delivered by or on behalf of S.O.N. or any of the S.O.N. Partners pursuant to Section 13 hereof to be true and correct as of the Effective Time. In seeking indemnification for Damages under this Section 15.2(a)(xiv) the Indemnified Persons shall make no claim for Damages unless and until such Damages relating to the Shareholders, the Members and the Partners aggregate at least the Basket, in which event such Indemnified Person may make claims for all Damages (including the first $150,000 thereof). The aggregate liability of each S.O.N. Partner pursuant to this Section 15.2(a)(xiv) (other than for S.O.N. Ownership Losses) shall be limited to the value of the S.O.N. Hold-Back Shares to be received by such S.O.N. Partner in connection with the transfer of the S.O.N. Interests, with each S.O.N. Hold-Back Share valued at the Closing Price. Subject to the limit set forth in the preceding sentence, the aggregate liability of each S.O.N. Partner pursuant to this Section 15.2(a)(xiv) (including liability for S.O.N. Ownership Losses) shall be limited to the value of the consideration received by such S.O.N. Partner in connection with the transfer of the S.O.N. Interests, with each Flextronics Ordinary Share valued at the Closing Price (in each case absent fraud or willful misconduct by S.O.N. or such S.O.N. Partner). As used herein, the term "S.O.N. Ownership Loss" means any Damages, specified by Flextronics in the applicable Notice of Claim as being a S.O.N. Ownership Loss, resulting directly or indirectly from any inaccuracy or misrepresentation in this Agreement or in the Investment Representation Letters as to the ownership of S.O.N. Notwithstanding anything herein to the contrary, the Basket shall not be applicable to any claim by any Indemnified Person for indemnification for any S.O.N. Ownership Loss or for fraud or willful misconduct.

                         (xv) Indemnification by S.O.N. II Partners. Subject to
the limitations set forth in this Section 15.2(a)(xv), the S.O.N. II Partners will severally indemnify and hold harmless the Indemnified Persons from and against any Damages directly or indirectly caused by or arising out of the failure of any of the representations and warranties of S.O.N. II in this Agreement or in any certificate, document or instrument delivered by or on behalf of S.O.N. II or any of the S.O.N. II Partners pursuant to Section 13 hereof to be true and correct as of the Effective Time. In seeking indemnification for Damages under this Section 15.2(a)(xv) the Indemnified Persons shall make no claim for Damages unless and until such Damages relating to the Shareholders, the Members and the Partners aggregate at least the Basket, in which event such Indemnified Person may make claims for all Damages (including the first $150,000 thereof). The aggregate liability of each S.O.N. II Partner pursuant to this Section 15.2(a)(xv) (other than for S.O.N. II Ownership Losses) shall be limited to the value of the S.O.N. II Hold-Back Shares to be received by such S.O.N. II Partner in connection with the transfer of the S.O.N. II Interests, with each S.O.N. II Hold-Back Share valued at the Closing Price. Subject to the limit set forth in the preceding sentence, the aggregate liability of each S.O.N. II Partner pursuant to this Section 15.2(a)(xv) (including liability for S.O.N. II Ownership Losses) shall be limited to the value of the consideration received by such S.O.N. II Partner in connection with the transfer of the S.O.N. II Interests, with each Flextronics Ordinary Share valued at the Closing Price (in each case absent fraud or willful misconduct by S.O.N. II or such S.O.N. II Partner). As used herein, the term "S.O.N. II Ownership Loss" means any Damages, specified by Flextronics in the applicable Notice of Claim as being a S.O.N. II Ownership Loss, resulting directly or indirectly from any inaccuracy or misrepresentation in this Agreement or in the Investment Representation Letters as to the ownership of S.O.N. II. Notwithstanding anything herein to the contrary, the Basket shall not be applicable to any claim by any Indemnified Person for indemnification for any S.O.N. II Ownership Loss or for fraud or willful misconduct.

                    (b) Survival of Claims. Notwithstanding anything to the contrary, if, prior to the Release Date, an Indemnified Person makes a good faith claim for indemnification under this Agreement with respect to a misrepresentation in, or breach of, any representation or warranty (a "Claim"), then the Indemnified Person's rights to indemnification under this Section 15.2(b) for such claim shall survive any expiration of such representation or warranty.

                    (c) Indemnification Procedures. Frank Dotzler shall act as representative (the "Representative") of all Shareholders, Members and Partners for purposes of the indemnification provisions of this Section 15.2(c), and is duly authorized to be such Representative and may bind the Shareholders, the Members and the Partners. Promptly after the receipt by Flextronics of notice or discovery of any misrepresentation in, or breach of, any representation or warranty of any Company that Flextronics believes gives to indemnification rights under this Agreement, Flextronics will give the Representative written notice thereof in accordance with Section 15.2(e) (provided that any failure by Flextronics to delivery such notice promptly shall not affect or limit the indemnification rights of any Indemnified Person under this



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

Agreement). Flextronics may assert a Claim at any time prior to the Release Date. Within ten (10) days of delivery of such written notice, the Representative may, at the expense of the Shareholders, the Members and the Partners, elect to contest any Claim and, in the case of any Claim for Damages resulting from a proceeding by third parties against a Company (a "Third Party Proceeding"), and if the reasonable anticipated amount of any Third Party Proceeding could not reasonably be expected to materially exceed (a) the product of the Closing Price multiplied by the aggregate number of Hold-Back Shares issuable to the Shareholders, Members and Partners of such Company, less (b) the amount of any other then-pending indemnification claims against such Hold-Back Shares, then the Representative if he so elects shall be entitled to assume the defense of such Third Party Proceeding and prosecute such Third Party Proceeding to conclusion or settlement satisfactory to the Representative using counsel reasonably acceptable to Flextronics.

                    If the Representative makes the foregoing election with respect to Third Party Proceedings, Flextronics will have the right to participate at its own expense in all such Third Party Proceedings. If the Representative does not make such election with respect to Third Party Proceedings, Flextronics shall be free to handle the prosecution or defense of any such Third Party Proceeding, will take all necessary steps to contest the Third Party Proceeding or to prosecute such Third Party Proceeding to conclusion or settlement satisfactory to Flextronics, and will notify the Representative of the progress of any such Third Party Proceeding, will permit the Representative at the sole cost of the Representative to participate in such prosecution or defense and will provide the Representative with reasonable access to all relevant information and documentation relating to the Third Party Proceeding and Flextronics' prosecution or defense thereof. In any case, the party not in control of the Third Party Proceeding will cooperate with the other party in the conduct of the prosecution or defense of such Third Party Proceeding. Neither party will compromise or settle any such Third Party Proceeding without the written consent of either Flextronics (if the Representative defends the Third Party Proceeding) or the Representative (if Flextronics defends the Third Party Proceeding); provided that Flextronics shall be entitled to compromise or settle any Third Party Proceeding without the consent of the Representative if Flextronics shall agree to waive any rights to indemnification therefor.

                    In the event that any party to this Agreement elects to contest a Claim against any other party to this Agreement under this Section 15.2, such contest shall be conducted in accordance with Section 16.1.

                         (i) The Representative shall have the power to act for
the Shareholders, the Members and the Partners with respect to all transactions contemplated by this Agreement, and in connection with any dispute, litigation or arbitration involving this Agreement, and to do or refrain from doing all such further acts and things, and execute all such documents as the Representative shall deem necessary or appropriate in connection with transactions contemplated by this Agreement, including, without limitation, the power (i) to act for the Shareholders, the Members and the Partners with regard to matters pertaining to the indemnification referred to in this Agreement, including the power to compromise any Claim or Third Party Proceeding on behalf of the Shareholders, the Members and the Partners and to transact matters of litigation; (ii) to do or refrain from doing any further act or deed on behalf of the Shareholders, the Members and the Partners which the Representative deems necessary or appropriate in his sole discretion relating to the subject matter of this Agreement, as fully and completely as each Shareholder, Member or Partner could do if personally present; and (iii) to receive all notices and service of process on behalf of the Shareholders, the Members and the Partners in connection with any Claims, Third Party Proceedings or matters under this Agreement.

                         (ii) The Representative or any successor Representative
shall have the power to substitute any other Shareholder, Member or Partner (with such shareholder's or member's consent) as a successor Representative hereunder. In the event that the Representative is unable to perform his duties hereunder and unable to substitute a successor Representative by reason of the death or incapacity of the Representative and no substitute Representative has previously been appointed, a substitute Representative shall be appointed by the Shareholders and Members holding a majority of the voting power of the shares or membership interests, as the case may be, of each of the Companies as of the date of this Agreement.

                         (iii) The Representative shall act for the
Shareholders, the Members and the Partners on all matters set forth in this Agreement in a manner the Representative believes to be in the best interests of the Shareholders, the Members and the Partners and consistent with his obligations under this Agreement, but the Representative shall not be responsible to the Shareholders, the Members or the Partners for any loss, damages, costs or expenses the Shareholders, the Members or the Partners may suffer by reason of the performance by the Representative of his duties under the Agreement, other than loss or damage arising from willful violation of the law or gross negligence in the performance of his duties under this Agreement. The Shareholders, the Members and the Partners agree, jointly and severally, to indemnify and hold harmless the Representative for any loss, damage, costs and expenses arising from the performance of his duties as Representative hereunder, including, without limitation, the cost of any accounting firm or legal counsel retained by the Representative on behalf of the Shareholders, the Members and the Partners, but excluding any loss or damage arising from willful violation of the law or gross negligence in the performance of his duties under this Agreement.

                         (iv) All actions, decisions and instructions of the
Representative taken, made or given pursuant to the authority granted to the Representative hereunder shall be conclusive and binding upon all of the Shareholders and Members and no Shareholder or Member shall have the right to object, dissent, protest or otherwise contest the same. Flextronics hereby acknowledges that the Representative may with respect to any particular action, decision or instruction, solicit the consent of the Shareholders and Members before acting.

                         (v) The provisions of this Section are independent and
severable, shall constitute an irrevocable power of attorney coupled with an interest granted to the Representative and shall be binding upon the executors, heirs, legal representatives, successors and assigns of each Shareholder and each Member.

                    (d) Subrogation. In the event that any Shareholder, Member or Partner shall be obligated to indemnify any Indemnified Person pursuant to this Agreement, the Shareholder, the Member or the Partner shall, upon payment of such indemnity in full, be subrogated to all rights of such Indemnified Person with respect to the Claim to which such indemnification relates.

                    (e) Notice of Claim. Each notice of a Claim by Flextronics pursuant to this Section 15.2 (the "Notice of Claim") shall be in writing, promptly delivered upon Flextronics' knowledge of the Claim (provided that any failure by Flextronics to deliver any Notice of Claim promptly shall not affect or limit the indemnification rights of any Indemnified Person under this Agreement) and contain the following information:

                         (i) Flextronics' good faith estimate of the reasonably
foreseeable maximum amount of the alleged Damages (which amount may be the amount of damages claimed by a third party plaintiff in an action brought against Flextronics, any of the Companies or the Surviving Corporation based on alleged facts, which if true, would constitute a breach of the representations and warranties of any Company, a Shareholder or a Member); and

                         (ii) A brief description, in reasonable detail (to the
extent reasonably available to Flextronics), of the facts, circumstances or events giving rise to the alleged Damages based on Flextronics' good faith belief thereof, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to Flextronics), copies of any formal demand or complaint, and a statement as to how and whether the Damages relate to Lightning Metal, Coating, Lightning Tool, EMF, Lightning Europe, Lightning Texas, Logistics, Papason, 200 Scott Street, 80 Scott Street, 230 Scott Street, Lively, D.A.D., S.O.N. or S.O.N. II.

             15.3 Reduction of Hold-Back Shares.

                    (a) Lightning Metal. Provided the procedures in Sections 15.2(c) and 15.2(e) are followed, Flextronics shall reduce the number of Lightning Metal Hold-Back Shares issuable to the Lightning Metal Shareholders by a number equal to the amount of Damages, if any, set forth in any Notice of Claim or for which Flextronics shall be entitled to indemnification pursuant to any other agreement between Flextronics and the Lightning Metal Shareholders, divided by the closing price of Flextronics Ordinary Shares as quoted on the Nasdaq National Market on the Closing Date (the "Closing Price") to the extent that the amount of such Damages does not exceed the number of Lightning Metal Hold-Back Shares available for such reduction (after giving effect to any previous reduction thereto) multiplied by the Closing Price. In the event of any Claim which the Representative shall, on the Release Date, be disputing pursuant to Section 15.2(c), Flextronics may reduce the number of Lightning Metal Hold-Back Shares to be issued to the Lightning Metal Shareholders on the Release Date by the Estimated Claim Amount (as defined below) with respect thereto. Upon resolution of such dispute Flextronics will issue to the Lightning Metal Shareholders the number of Lightning Metal Hold-Back Shares, if any, that the Lightning Metal Shareholders would have been entitled to had such dispute been resolved prior to the Release Date, but which were not issued to the Lightning Metal Shareholders on the



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

Release Date as a result of the preceding sentence. To the extent the amount of any Damages for which an Indemnified Person is entitled to indemnification pursuant to Section 15.2 exceeds the number of remaining Lightning Metal Hold-Back Shares available for reduction therefor multiplied by the Closing Price, no additional Lightning Metal Hold-Back Shares will be allotted and issued and such Indemnified Person shall be entitled to indemnification as to such excess in cash pursuant to Section 15.2, including the limitations set forth therein. All indemnification obligations of the Lightning Metal Shareholders under this Section 15 shall be allocated proportionately among the Lightning Metal Shareholders pro rata based on the gross consideration payable to each Lightning Metal Shareholder under Section 1.1. "Estimated Claim Amount" means (i) Flextronics' good faith estimate of the Damages claimed under any disputed Claim unresolved as of the Release Date, divided by (ii) the Closing Price.

                    (b) Coating. Provided the procedures in Sections 15.2(c) and 15.2(e) are followed, Flextronics shall reduce the number of Coating Hold-Back Shares issuable to the Coating Shareholders by a number equal to the amount of Damages, if any, set forth in any Notice of Claim, divided by the Closing Price to the extent that the amount of such Damages does not exceed the number of Coating Hold-Back Shares available for such reduction (after giving effect to any previous reduction thereto) multiplied by the Closing Price. In the event of any Claim which the Representative shall, on the Release Date, be disputing pursuant to Section 15.2(c), Flextronics may reduce the number of Lightning Metal Hold-Back Shares to be issued to the Coating Shareholders on the Release Date by the Estimated Claim Amount with respect thereto. Upon resolution of such dispute Flextronics will issue to the Coating Shareholders the number of Coating Hold-Back Shares, if any, that the Coating Shareholders would have been entitled to had such dispute been resolved prior to the Release Date, but which were not issued to the Coating Shareholders on the Release Date as a result of the preceding sentence. To the extent the amount of any Damages for which an Indemnified Person is entitled to indemnification pursuant to Section 15.2 exceeds the number of remaining Coating Hold-Back Shares available for reduction therefor multiplied by the Closing Price, no additional Coating Hold-Back Shares will be allotted and issued and such Indemnified Person shall be entitled to indemnification as to such excess in cash pursuant to Section 15.2, including the limitations set forth therein. All indemnification obligations of the Coating Shareholders under this Section 15 shall be allocated proportionately among the Coating Shareholders pro rata based on the gross consideration payable to each Coating Shareholder under Section 1.1.

                    (c) Lightning Tool. Provided the procedures in Sections 15.2(c) and 15.2(e) are followed, Flextronics shall reduce the number of Lightning Tool Hold-Back Shares issuable to the Lightning Tool Shareholders by a number equal to the amount of Damages, if any, set forth in any Notice of Claim, divided by the Closing Price to the extent that the amount of such Damages does not exceed the number of Lightning Tool Hold-Back Shares available for such reduction (after giving effect to any previous reduction thereto) multiplied by the Closing Price. In the event of any Claim which the Representative shall, on the Release Date, be disputing pursuant to Section 15.2(c), Flextronics may reduce the number of Lightning Tool Hold-Back Shares to be issued to the Lightning Tool Shareholders on the Release Date by the Estimated Claim Amount with respect thereto. Upon resolution of such dispute Flextronics will issue to the Lightning Tool Shareholders the number of Lightning Tool Hold-Back Shares, if any, that the Lightning Tool Shareholders would have been entitled to had such dispute been resolved prior to the Release Date, but which were not issued to the Lightning Tool Shareholders on the Release Date as a result of the preceding sentence. To the extent the amount of any Damages for which an Indemnified Person is entitled to indemnification pursuant to Section 15.2 exceeds the number of remaining Lightning Tool Hold-Back Shares available for reduction therefor multiplied by the Closing Price, no additional Lightning Tool Hold-Back Shares will be allotted and issued and such Indemnified Person shall be entitled to indemnification as to such excess in cash pursuant to Section 15.2, including the limitations set forth therein. All indemnification obligations of the Lightning Tool Shareholders under this Section 15 shall be allocated proportionately among the Lightning Tool Shareholders pro rata based on the gross consideration payable to each Lightning Tool Shareholder under Section 1.1.

                    (d) EMF. Provided the procedures in Sections 15.2(c) and 15.2(e) are followed, Flextronics shall reduce the number of EMF Hold-Back Shares issuable to the EMF Shareholders by a number equal to the amount of Damages, if any, set forth in any Notice of Claim, divided by the Closing Price to the extent that the amount of such Damages does not exceed the number of EMF Hold-Back Shares available for such reduction (after giving effect to any previous reduction thereto) multiplied by the Closing Price. In the event of any Claim which the Representative shall, on the Release Date, be disputing pursuant to Section 15.2(c), Flextronics may reduce the number of EMF Hold-Back Shares to be issued to the EMF Shareholders on the Release Date by the Estimated Claim Amount with respect thereto. Upon resolution of such dispute Flextronics will issue to the EMF Shareholders the number of EMF Hold-Back Shares, if any, that the EMF Shareholders would have been entitled to had such dispute been resolved prior to the Release Date, but which were not issued to the EMF Shareholders on the Release Date as a result of the preceding sentence. To the extent the amount of any Damages for which an Indemnified Person is entitled to indemnification pursuant to Section 15.2 exceeds the number of remaining EMF Hold-Back Shares available for reduction therefor multiplied by the Closing Price, no additional EMF Hold-Back Shares will be allotted and issued and such Indemnified Person shall be entitled to indemnification as to such excess in cash pursuant to
Section 15.2, including the limitations set forth therein. All indemnification obligations of the EMF Shareholders under this Section 15 shall be allocated proportionately among the EMF Shareholders pro rata based on the gross consideration payable to each EMF Shareholder under Section 1.1.

                    (e) Lightning Europe. Provided the procedures in Sections 15.2(c) and 15.2(e) are followed, Flextronics shall reduce the number of Lightning Europe Hold-Back Shares issuable to the Lightning Europe Shareholders by a number equal to the amount of Damages, if any, set forth in any Notice of Claim, divided by the Closing Price to the extent that the amount of such Damages does not exceed the number of Lightning Europe Hold-Back Shares available for such reduction (after giving effect to any previous reduction thereto) multiplied by the Closing Price. In the event of any Claim which the Representative shall, on the Release Date, be disputing pursuant to Section 15.2(c), Flextronics may reduce the number of Lightning Europe Hold-Back Shares to be issued to the Lightning Europe Shareholders on the Release Date by the Estimated Claim Amount with respect thereto. Upon resolution of such dispute Flextronics will issue to the Lightning Europe Shareholders the number of Lightning Europe Hold-Back Shares, if any, that the Lightning Europe Shareholders would have been entitled to had such dispute been resolved prior to the Release Date, but which were not issued to the Lightning Europe Shareholders on the Release Date as a result of the preceding sentence. To the extent the amount of any Damages for which an Indemnified Person is entitled to indemnification pursuant to Section 15.2 exceeds the number of remaining Lightning Europe Hold-Back Shares available for reduction therefor multiplied by the Closing Price, no additional Lightning Europe Hold-Back Shares will be allotted and issued and such Indemnified Person shall be entitled to indemnification as to such excess in cash pursuant to
Section 15.2, including the limitations set forth therein. All indemnification obligations of the Lightning Europe Shareholders under this Section 15 shall be allocated proportionately among the Lightning Europe Shareholders pro rata based on the gross consideration payable to each Lightning Europe Shareholder under
Section 1.1.

                    (f) Lightning Texas. Provided the procedures in Sections 15.2(c) and 15.2(e) are followed, Flextronics shall reduce the number of Lightning Texas Hold-Back Shares issuable to the Lightning Texas Members by a number equal to the amount of Damages, if any, set forth in any Notice of Claim or for which Flextronics shall be entitled to indemnification pursuant to any other agreement between Flextronics and the Lightning Texas Members, divided by the Closing Price to the extent that the amount of such Damages does not exceed the number of Lightning Texas Hold-Back Shares available for such reduction (after giving effect to any previous reduction thereto) multiplied by the Closing Price. In the event of any Claim which the Representative shall, on the Release Date, be disputing pursuant to Section 15.2(c), Flextronics may reduce the number of Hold-Back Shares to be issued to the Lightning Texas Members on the Release Date by the Estimated Claim Amount with respect thereto. Upon resolution of such dispute Flextronics will issue to the Lightning Texas Members the number of Lightning Texas Hold-Back Shares, if any, that the Lightning Texas Members would have been entitled to had such dispute been resolved prior to the Release Date, but which were not issued to the Lightning Texas Members on the Release Date as a result of the preceding sentence. To the extent the amount of any Damages for which an Indemnified Person is entitled to indemnification pursuant to Section 15.2 exceeds the number of remaining Lightning Texas Hold-Back Shares available for reduction therefor multiplied by the Closing Price, no additional Lightning Texas Hold-Back Shares will be allotted and issued and such Indemnified Person shall be entitled to indemnification as to such excess in cash pursuant to Section 15.2, including the limitations set forth therein. All indemnification obligations of the Lightning Texas Members under this Section 15 shall be allocated proportionately among the Lightning Texas Members pro rata based on the gross consideration payable to each Lightning Texas Member under Section 1.1.

                    (g) Logistics. Provided the procedures in Sections 15.2(c) and 15.2(e) are followed, Flextronics shall reduce the number of Logistics Hold-Back Shares issuable to the Logistics Members by a number equal to the amount of Damages, if any, set forth in any Notice of Claim, divided by the Closing Price to the extent that the amount of such Damages does not exceed the number of Logistics Hold-Back Shares available for such reduction (after giving effect to any previous reduction thereto) multiplied by the Closing Price. In the event of any Claim which the Representative shall, on the Release Date, be disputing pursuant to Section 15.2(c), Flextronics may reduce the number of Logistics Hold-Back Shares to be issued



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

to the Logistics Members on the Release Date by the Estimated Claim Amount with respect thereto. Upon resolution of such dispute Flextronics will issue to the Logistics Members the number of Logistics Hold-Back Shares, if any, that the Logistics Members would have been entitled to had such dispute been resolved prior to the Release Date, but which were not issued to the Logistics Members on the Release Date as a result of the preceding sentence. To the extent the amount of any Damages for which an Indemnified Person is entitled to indemnification pursuant to Section 15.2 exceeds the number of remaining Logistics Hold-Back Shares available for reduction therefor multiplied by the Closing Price, no additional Logistics Hold-Back Shares will be allotted and issued and such Indemnified Person shall be entitled to indemnification as to such excess in cash pursuant to Section 15.2, including the limitations set forth therein. All indemnification obligations of the Logistics Members under this Section 15 shall be allocated proportionately among the Logistics Members pro rata based on the gross consideration payable to each Logistics Member under Section 1.1.

                    (h) Papason. Provided the procedures in Sections 15.2(c) and 15.2(e) are followed, Flextronics shall reduce the number of Papason Hold-Back Shares issuable to the Papason Members by a number equal to the amount of Damages, if any, set forth in any Notice of Claim, divided by the Closing Price to the extent that the amount of such Damages does not exceed the number of Papason Hold-Back Shares available for such reduction (after giving effect to any previous reduction thereto) multiplied by the Closing Price. In the event of any Claim which the Representative shall, on the Release Date, be disputing pursuant to Section 15.2(c), Flextronics may reduce the number of Papason Hold-Back Shares to be issued to the Papason Members on the Release Date by the Estimated Claim Amount with respect thereto. Upon resolution of such dispute Flextronics will issue to the Papason Members the number of Papason Hold-Back Shares, if any, that the Papason Members would have been entitled to had such dispute been resolved prior to the Release Date, but which were not issued to the Papason Members on the Release Date as a result of the preceding sentence. To the extent the amount of any Damages for which an Indemnified Person is entitled to indemnification pursuant to Section 15.2 exceeds the number of remaining Papason Hold-Back Shares available for reduction therefor multiplied by the Closing Price, no additional Papason Hold-Back Shares will be allotted and issued and such Indemnified Person shall be entitled to indemnification as to such excess in cash pursuant to Section 15.2, including the limitations set forth therein. All indemnification obligations of the Papason Members under this
Section 15 shall be allocated proportionately among the Papason Members pro rata based on the gross consideration payable to each Papason Member under Section 1.1.

                    (i) 200 Scott Street. Provided the procedures in Sections 15.2(c) and 15.2(e) are followed, Flextronics shall reduce the number of 200 Scott Street Hold-Back Shares issuable to the 200 Scott Street Members by a number equal to the amount of Damages, if any, set forth in any Notice of Claim, divided by the Closing Price to the extent that the amount of such Damages does not exceed the number of 200 Scott Street Hold-Back Shares available for such reduction (after giving effect to any previous reduction thereto) multiplied by the Closing Price. In the event of any Claim which the Representative shall, on the Release Date, be disputing pursuant to Section 15.2(c), Flextronics may reduce the number of 200 Scott Street Hold-Back Shares to be issued to the 200 Scott Street Members on the Release Date by the



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

Estimated Claim Amount with respect thereto. Upon resolution of such dispute Flextronics will issue to the 200 Scott Street Members the number of 200 Scott Street Hold-Back Shares, if any, that the 200 Scott Street Members would have been entitled to had such dispute been resolved prior to the Release Date, but which were not issued to the 200 Scott Street Members on the Release Date as a result of the preceding sentence. To the extent the amount of any Damages for which an Indemnified Person is entitled to indemnification pursuant to Section
15.2 exceeds the number of remaining 200 Scott Street Hold-Back Shares available for reduction therefor multiplied by the Closing Price, no additional 200 Scott Street Hold-Back Shares will be allotted and issued and such Indemnified Person shall be entitled to indemnification as to such excess in cash pursuant to
Section 15.2, including the limitations set forth therein. All indemnification obligations of the 200 Scott Street Members under this Section 15 shall be allocated proportionately among the 200 Scott Street Members pro rata based on the gross consideration payable to each 200 Scott Street Member under Section 1.1.

                    (j) 80 Scott Street. Provided the procedures in Sections 15.2(c) and 15.2(e) are followed, Flextronics shall reduce the number of 80 Scott Street Hold-Back Shares issuable to the 80 Scott Street Members by a number equal to the amount of Damages, if any, set forth in any Notice of Claim, divided by the Closing Price to the extent that the amount of such Damages does not exceed the number of 80 Scott Street Hold-Back Shares available for such reduction (after giving effect to any previous reduction thereto) multiplied by the Closing Price. In the event of any Claim which the Representative shall, on the Release Date, be disputing pursuant to Section 15.2(c), Flextronics may reduce the number of 80 Scott Street Hold-Back Shares to be issued to the 80 Scott Street Members on the Release Date by the Estimated Claim Amount with respect thereto. Upon resolution of such dispute Flextronics will issue to the 80 Scott Street Members the number of 80 Scott Street Hold-Back Shares, if any, that the 80 Scott Street Members would have been entitled to had such dispute been resolved prior to the Release Date, but which were not issued to the 80 Scott Street Members on the Release Date as a result of the preceding sentence. To the extent the amount of any Damages for which an Indemnified Person is entitled to indemnification pursuant to Section 15.2 exceeds the number of remaining 80 Scott Street Hold-Back Shares available for reduction therefor multiplied by the Closing Price, no additional 80 Scott Street Hold-Back Shares will be allotted and issued and such Indemnified Person shall be entitled to indemnification as to such excess in cash pursuant to Section 15.2, including the limitations set forth therein. All indemnification obligations of the 80 Scott Street Members under this Section 15 shall be allocated proportionately among the 80 Scott Street Members pro rata based on the gross consideration payable to each 80 Scott Street Member under Section 1.1.

                    (k) 230 Scott Street. Provided the procedures in Sections 15.2(c) and 15.2(e) are followed, Flextronics shall reduce the number of 230 Scott Street Hold-Back Shares issuable to the 230 Scott Street Members by a number equal to the amount of Damages, if any, set forth in any Notice of Claim, divided by the Closing Price to the extent that the amount of such Damages does not exceed the number of 230 Scott Street Hold-Back Shares available for such reduction (after giving effect to any previous reduction thereto) multiplied by the Closing Price. In the event of any Claim which the Representative shall, on the Release Date, be disputing pursuant to Section 15.2(c), Flextronics may reduce the number of 230 Scott Street



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

Hold-Back Shares to be issued to the 230 Scott Street Members on the Release Date by the Estimated Claim Amount with respect thereto. Upon resolution of such dispute Flextronics will issue to the 230 Scott Street Members the number of 230 Scott Street Hold-Back Shares, if any, that the 230 Scott Street Members would have been entitled to had such dispute been resolved prior to the Release Date, but which were not issued to the 230 Scott Street Members on the Release Date as a result of the preceding sentence. To the extent the amount of any Damages for which an Indemnified Person is entitled to indemnification pursuant to Section
15.2 exceeds the number of remaining 230 Scott Street Hold-Back Shares available for reduction therefor multiplied by the Closing Price, no additional 230 Scott Street Hold-Back Shares will be allotted and issued and such Indemnified Person shall be entitled to indemnification as to such excess in cash pursuant to
Section 15.2, including the limitations set forth therein. All indemnification obligations of the 230 Scott Street Members under this Section 15 shall be allocated proportionately among the 230 Scott Street Members pro rata based on the gross consideration payable to each 230 Scott Street Member under Section 1.1.

                    (l) Lively. Provided the procedures in Sections 15.2(c) and 15.2(e) are followed, Flextronics shall reduce the number of Lively Hold-Back Shares issuable to the Lively Members by a number equal to the amount of Damages, if any, set forth in any Notice of Claim, divided by the Closing Price to the extent that the amount of such Damages does not exceed the number of Lively Hold-Back Shares available for such reduction (after giving effect to any previous reduction thereto) multiplied by the Closing Price. In the event of any Claim which the Representative shall, on the Release Date, be disputing pursuant to Section 15.2(c), Flextronics may reduce the number of Lively Hold-Back Shares to be issued to the Lively Members on the Release Date by the Estimated Claim Amount with respect thereto. Upon resolution of such dispute Flextronics will issue to the Lively Members the number of Lively Hold-Back Shares, if any, that the Lively Members would have been entitled to had such dispute been resolved prior to the Release Date, but which were not issued to the Lively Members on the Release Date as a result of the preceding sentence. To the extent the amount of any Damages for which an Indemnified Person is entitled to indemnification pursuant to Section 15.2 exceeds the number of remaining Lively Hold-Back Shares available for reduction therefor multiplied by the Closing Price, no additional Lively Hold-Back Shares will be allotted and issued and such Indemnified Person shall be entitled to indemnification as to such excess in cash pursuant to
Section 15.2, including the limitations set forth therein. All indemnification obligations of the Lively Members under this Section 15 shall be allocated proportionately among the Lively Members pro rata based on the gross consideration payable to each Lively Member under Section 1.1.

                    (m) D.A.D. Provided the procedures in Sections 15.2(c) and 15.2(e) are followed, Flextronics shall reduce the number of D.A.D. Hold-Back Shares issuable to the D.A.D. Partners by a number equal to the amount of Damages, if any, set forth in any Notice of Claim, divided by the Closing Price to the extent that the amount of such Damages does not exceed the number of D.A.D. Hold-Back Shares available for such reduction (after giving effect to any previous reduction thereto) multiplied by the Closing Price. In the event of any Claim which the Representative shall, on the Release Date, be disputing pursuant to Section 15.2(c), Flextronics may reduce the number of D.A.D. Hold-Back Shares to be issued to the D.A.D.

Partners on the Release Date by the Estimated Claim Amount with respect thereto. Upon resolution of such dispute Flextronics will issue to the D.A.D. Partners the number of D.A.D. Hold-Back Shares, if any, that the D.A.D. Partners would have been entitled to had such dispute been resolved prior to the Release Date, but which were not issued to the D.A.D. Partners on the Release Date as a result of the preceding sentence. To the extent the amount of any Damages for which an Indemnified Person is entitled to indemnification pursuant to Section 15.2 exceeds the number of remaining D.A.D. Hold-Back Shares available for reduction therefor multiplied by the Closing Price, no additional D.A.D. Hold-Back Shares will be allotted and issued and such Indemnified Person shall be entitled to indemnification as to such excess in cash pursuant to Section 15.2, including the limitations set forth therein. All indemnification obligations of the D.A.D. Partners under this Section 15 shall be allocated proportionately among the D.A.D. Partners pro rata based on the gross consideration payable to each D.A.D. Partner under Section 1.1.

                    (n) S.O.N. Provided the procedures in Sections 15.2(c) and 15.2(e) are followed, Flextronics shall reduce the number of S.O.N. Hold-Back Shares issuable to the S.O.N. Partners by a number equal to the amount of Damages, if any, set forth in any Notice of Claim, divided by the Closing Price to the extent that the amount of such Damages does not exceed the number of S.O.N. Hold-Back Shares available for such reduction (after giving effect to any previous reduction thereto) multiplied by the Closing Price. In the event of any Claim which the Representative shall, on the Release Date, be disputing pursuant to Section 15.2(c), Flextronics may reduce the number of S.O.N. Hold-Back Shares to be issued to the S.O.N. Partners on the Release Date by the Estimated Claim Amount with respect thereto. Upon resolution of such dispute Flextronics will issue to the S.O.N. Partners the number of S.O.N. Hold-Back Shares, if any, that the S.O.N. Partners would have been entitled to had such dispute been resolved prior to the Release Date, but which were not issued to the S.O.N. Partners on the Release Date as a result of the preceding sentence. To the extent the amount of any Damages for which an Indemnified Person is entitled to indemnification pursuant to Section 15.2 exceeds the number of remaining S.O.N. Hold-Back Shares available for reduction therefor multiplied by the Closing Price, no additional S.O.N. Hold-Back Shares will be allotted and issued and such Indemnified Person shall be entitled to indemnification as to such excess in cash pursuant to
Section 15.2, including the limitations set forth therein. All indemnification obligations of the S.O.N. Partners under this Section 15 shall be allocated proportionately among the S.O.N. Partners pro rata based on the gross consideration payable to each S.O.N. Partner under Section 1.1.

                    (o) S.O.N. II. Provided the procedures in Sections 15.2(c) and 15.2(e) are followed, Flextronics shall reduce the number of S.O.N. II Hold-Back Shares issuable to the S.O.N. II Partners by a number equal to the amount of Damages, if any, set forth in any Notice of Claim, divided by the Closing Price to the extent that the amount of such Damages does not exceed the number of S.O.N. II Hold-Back Shares available for such reduction (after giving effect to any previous reduction thereto) multiplied by the Closing Price. In the event of any Claim which the Representative shall, on the Release Date, be disputing pursuant to Section 15.2(c), Flextronics may reduce the number of S.O.N. II Hold-Back Shares to be issued to the S.O.N. II Partners on the Release Date by the Estimated Claim Amount with respect thereto. Upon resolution of such dispute Flextronics will issue to the S.O.N. II Partners the number of S.O.N. II Hold-Back Shares, if any, that the S.O.N. II Partners would have been entitled to had such dispute been resolved prior to the Release Date, but which were not issued to the S.O.N. II Partners on the Release Date as a result of the preceding sentence. To the extent the amount of any Damages for which an Indemnified Person is entitled to indemnification pursuant to Section
15.2 exceeds the number of remaining S.O.N. II Hold-Back Shares available for reduction therefor multiplied by the Closing Price, no additional S.O.N. II Hold-Back Shares will be allotted and issued and such Indemnified Person shall be entitled to indemnification as to such excess in cash pursuant to Section 15.2, including the limitations set forth therein. All indemnification obligations of the S.O.N. II Partners under this Section 15 shall be allocated proportionately among the S.O.N. II Partners pro rata based on the gross consideration payable to each S.O.N. II Partner under Section 1.1.

                    (p) An Indemnified Person may institute Claims against the Hold-Back Shares and in satisfaction thereof may recover Hold-Back Shares, in accordance with the terms of this Agreement, without rescinding or attempting to rescind any transaction consummated by this Agreement and without first exhausting any other remedies that may be available to it with respect to the subject matter of any Claim, and such Indemnified Person may proceed directly in accordance with the provisions of this Agreement. The assertion of any single Claim for indemnification hereunder will not bar an Indemnified Person from asserting any other Claim or Claims hereunder.

                    (q) Flextronics will allot and issue the Hold-Back Shares (reduced as provided in this Section 15.3, if applicable) to the Shareholders, the Members and the Partners on the Release Date in accordance with Section 1.1, and Flextronics will take such action as may be necessary to cause share certificates to be issued in the name of the Shareholders, the Members and the Partners and deliver such share certificates to the Shareholders, the Members and the Partners promptly, and in any event within twenty (20) business days, after the Release Date. Cash will be paid in lieu of fractions of Flextronics Ordinary Shares as provided in Section 1.2. It is hereby acknowledged and agreed that the Hold-Back Shares will not be represented by share certificates and will remain as unissued Flextronics Ordinary Shares until the Release Date (or such later time as such shares are issued pursuant to the preceding paragraph).

        16.  MISCELLANEOUS

             16.1 Governing Law; Dispute Resolution. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any dispute hereunder ("Dispute") brought by the Companies, the Shareholders, the Members or the Partners against Flextronics shall be settled by arbitration in San Francisco, California and any Dispute brought by Flextronics or any Indemnified Persons shall be settled by arbitration in Chicago, Illinois. Except as herein specifically stated, such Disputes shall be settled in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Dispute.

                    (a) Compensation of Arbitrator. Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

                    (b) Selection of Arbitrator. The American Arbitration Association will have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with California contract law; provided, however, that such lawyers cannot perform or have performed, within the immediately preceding ten (10) years, work for a firm then performing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. In the event that the foregoing procedure is not followed, each party will choose one person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the American Arbitration Association the person who will act as the arbitrator.

                    (c) Payment of Costs. Flextronics, the Shareholders, the Members and the Partners will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will award to the prevailing party, as determined by the arbitrator, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party.

                    (d) Burden of Proof. For any Dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

                    (e) Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award. The arbitrator may not award punitive damages.

                    (f) Terms of Arbitration. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                    (g) Exclusive Remedy. Except as specifically otherwise provided in this Agreement, arbitration will be the sole and exclusive remedy of the parties for any Dispute arising out of this Agreement.

             16.2 Assignment; Binding Upon Successors and Assigns. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

             16.3 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

             16.4 Counterparts. This Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

             16.5 Other Remedies. Except as otherwise provided herein, and subject to Section 15, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

             16.6 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by writing signed by each party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto at any time before or after approval of the Shareholders, the Members and the Partners.

             16.7 No Waiver. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. The waiver by any party of the right to enforce any of the provisions hereof on any occasion will not be construed to be a waiver of the right of such party to enforce such provision on any other occasion.

             16.8 Expenses. Each party will bear its respective expenses and fees of its own accountants, attorneys, investment bankers and other professionals incurred with respect to this Agreement and the transactions contemplated hereby. If the Transactions are consummated, Flextronics will pay at the Closing the reasonable accounting and attorneys' fees and expenses and other fees and expenses incurred by the Companies that are solely related to the Transactions, which amount to be paid by Flextronics shall not to exceed a total of $75,000. If for any reason Flextronics pays any amounts in excess of the foregoing limits, Flextronics will be entitled to be reimbursed by the Shareholders, the Members and the Partners for such payment and, if not so reimbursed, Flextronics will be entitled to treat the amount of payment as Damages recoverable under Section 15.2, without giving effect to the first sentence of the second paragraph of Section 15.2(a).

             16.9 Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally, by mail or express delivery, postage prepaid, or by facsimile, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the third business day following deposit in the mails, or, if by facsimile, against confirmation of receipt thereof, addressed as follows:

                      (a)    If to Flextronics:

                             Flextronics International Ltd.
                             2090 Fortune Drive
                             San Jose, California 95131
                             Attention:  Robert R.B. Dykes
                                         President, Systems Group and Chief
                                         Financial Officer
                             Phone:  (408) 428-1300
                             Fax:  (408) 428-0859

                             with a copy to:

                             Fenwick & West LLP
                             275 Battery Street
                             San Francisco, California 94111
                             Attention: David K. Michaels, Esq.
                             Phone: (415) 875-2455
                             Fax: (415) 281-1350

                      (b)    If to Lightning Metal Specialties, Incorporated:

                             Lightning Metal Specialties, Incorporated
                             123 Scott Street
                             Elk Grove Village, Illinois 60007
                             Attention:  Frank Dotzler
                             Phone:  (847) 956-6700
                             Fax:  (847) 956-6899

                             with copies to:

                             the parties specified in paragraph (q) below

                      (c)    If to Coating Technologies, Inc.:

                             Coating Technologies, Inc.
                             c/o Lightning Metal Specialties, Incorporated 123 Scott Street
                             Elk Grove Village, Illinois 60007
                             Attention:  Frank Dotzler
                             Phone:  (847) 956-6700
                             Fax:  (847) 956-6899

                             with copies to:

                             the parties specified in paragraph (q) below

                      (d)    If to Lightning Tool and Design, Inc.:

                             Lightning Tool and Design, Inc.
                             c/o Lightning Metal Specialties, Incorporated 123 Scott Street
                             Elk Grove Village, Illinois 60007
                             Attention:  Frank Dotzler
                             Phone:  (847) 956-6700
                             Fax:  (847) 956-6899

                             with copies to:

                             the parties specified in paragraph (q) below

                      (e)    If to Lightning Manufacturing Solutions Texas,
                             L.L.C.:

                             Lightning Manufacturing Solutions Texas, L.L.C. c/o Lightning Metal Specialties, Incorporated 123 Scott Street
                             Elk Grove Village, Illinois 60007
                             Attention:  Frank Dotzler
                             Phone:  (847) 956-6700
                             Fax:  (847) 956-6899

                             with copies to:

                             the parties specified in paragraph (q) below

                      (f)    If to Lightning Logistics, L.L.C.:

                             Lightning Logistics, L.L.C.
                             c/o Lightning Metal Specialties, Incorporated 123 Scott Street
                             Elk Grove Village, Illinois 60007
                             Attention:  Frank Dotzler
                             Phone:  (847) 956-6700
                             Fax:  (847) 956-6899

                             with copies to:

                             the parties specified in paragraph (q) below

                      (g)    If to Lightning Metal Specialties E.M.F., Ltd.:

                             Lightning Metal Specialties E.M.F., Ltd.
                             c/o Lightning Metal Specialties, Incorporated 123 Scott Street
                             Elk Grove Village, Illinois 60007
                             Attention:  Frank Dotzler
                             Phone:  (847) 956-6700
                             Fax:  (847) 956-6899

                             with copies to:

                             the parties specified in paragraph (q) below

                      (h)    If to Lightning Manufacturing Solutions-Europe,
                             Ltd.:

                             Lightning Manufacturing Solutions-Europe, Ltd. c/o Lightning Metal Specialties, Incorporated 123 Scott Street
                             Elk Grove Village, Illinois 60007
                             Attention:  Frank Dotzler
                             Phone:  (847) 956-6700
                             Fax:  (847) 956-6899

                             with copies to:

                             the parties specified in paragraph (q) below

                      (i)    If to Papason, L.L.C.:

                             Papason, L.L.C.
                             c/o Lightning Metal Specialties, Incorporated 123 Scott Street
                             Elk Grove Village, Illinois 60007
                             Attention:  Frank Dotzler
                             Phone:  (847) 956-6700
                             Fax:  (847) 956-6899

                             with copies to:

                             the parties specified in paragraph (q) below

                      (j)    If to 200 Scott Street, L.L.C.:

                             200 Scott Street, L.L.C.
                             c/o Lightning Metal Specialties, Incorporated 123 Scott Street
                             Elk Grove Village, Illinois 60007
                             Attention:  Frank Dotzler
                             Phone:  (847) 956-6700
                             Fax:  (847) 956-6899

                             with copies to:

                             the parties specified in paragraph (q) below

                      (k)    If to 80 Scott Street, L.L.C.:

                             80 Scott Street, L.L.C.
                             c/o Lightning Metal Specialties, Incorporated 123 Scott Street
                             Elk Grove Village, Illinois 60007
                             Attention:  Frank Dotzler
                             Phone:  (847) 956-6700
                             Fax:  (847) 956-6899

                             with copies to:

                             the parties specified in paragraph (q) below

                      (l)    If to 230 Scott Street, L.L.C.:

                             230 Scott Street, L.L.C.

                             c/o Lightning Metal Specialties, Incorporated 123 Scott Street
                             Elk Grove Village, Illinois 60007
                             Attention:  Frank Dotzler
                             Phone:  (847) 956-6700
                             Fax:  (847) 956-6899

                             with copies to:

                             the parties specified in paragraph (q) below

                      (m)    If to 1350 Lively Blvd, L.L.C.:

                             1350 Lively Blvd, L.L.C.
                             c/o Lightning Metal Specialties, Incorporated 123 Scott Street
                             Elk Grove Village, Illinois 60007
                             Attention:  Frank Dotzler
                             Phone:  (847) 956-6700
                             Fax:  (847) 956-6899

                             with copies to:

                             the parties specified in paragraph (q) below

                      (n)    If to D.A.D. Partnership:

                             D.A.D. Partnership
                             c/o Lightning Metal Specialties, Incorporated 123 Scott Street
                             Elk Grove Village, Illinois 60007
                             Attention:  Frank Dotzler
                             Phone:  (847) 956-6700
                             Fax:  (847) 956-6899

                             with copies to:

                             the parties specified in paragraph (q) below

                      (o)    If to S.O.N. Partnership:

                             S.O.N. Partnership
                             c/o Lightning Metal Specialties, Incorporated 123 Scott Street
                             Elk Grove Village, Illinois 60007
                             Attention:  Frank Dotzler
                             Phone:  (847) 956-6700
                             Fax:  (847) 956-6899

                             with copies to:

                             the parties specified in paragraph (q) below

                      (p) If to S.O.N. II Partnership:

                             S.O.N. II Partnership
                             c/o Lightning Metal Specialties, Incorporated 123 Scott Street
                             Elk Grove Village, Illinois 60007
                             Attention:  Frank Dotzler
                             Phone:  (847) 956-6700
                             Fax:  (847) 956-6899

                             with copies to:

                             the parties specified in paragraph (q) below

                      (q)    Terry Ray
                             80 Scott Street
                             Elk Grove Village, Illinois 60007
                             Phone: (847) 758-2324 ext. 406
                             Fax: (847) 758-2323

                             and

                             Piper Marbury Rudnick & Wolfe
                             203 North LaSalle Street
                             Chicago, Illinois 60601
                             Attention:  Byron S. Delman, Esq.
                             Phone:  (312) 368-2179
                             Fax:  (312) 236-7516

                      (r) If to the Representative, the Shareholders, the Members or the Partners:

                             Frank Dotzler

                             123 Scott Street
                             Elk Grove Village, Illinois 60007
                             Phone: (847) 956-6700
                             Fax: (847) 956-6899

                             with a copy to:

                             Piper Marbury Rudnick & Wolfe
                             203 North LaSalle Street
                             Chicago, Illinois 60601
                             Attention:  Byron S. Delman, Esq.
                             Phone:  (312) 368-2179
                             Fax:  (312) 236-7516

or to such other address as the party in question may have furnished to the other party by written notice given in accordance with this Section 16.9.

             16.10 Construction of Agreement. The language hereof will not be construed for or against either party. A reference to an article, section, schedule or exhibit will mean an article or section in, schedule to, or an exhibit to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole.

             16.11 Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by another party to evidence and reflect the transactions provided for herein and to carry into effect the intent of this Agreement.

             16.12 Absence of Third-Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any party hereto or any other person or entity, unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

             16.13 Public Announcement. Upon or following execution of this Agreement, Flextronics may issue a press release, previously reviewed by the Companies and with the consent of the Companies, announcing the Transactions, it being understood, however, that the Companies may make such private announcements to its employees and such customers as may be approved in writing by Flextronics concerning the subject matter of this Agreement that it deems are reasonably necessary or advisable to carry into effect the transactions contemplated hereby. Thereafter, Flextronics may issue such press releases, and make such other disclosures regarding the Transactions, as it reasonably and in good faith determines are required under applicable securities laws or regulatory rules; provided, however, that the Companies and their counsel will have a reasonable opportunity to review any such disclosure to be made before the Effective Time prior to its issuance.

             16.14 Time is of the Essence. The parties hereto acknowledge and agree that time is of the essence in connection with the execution, delivery and performance of this Agreement, and that they will each utilize all reasonable efforts to satisfy all the conditions to Closing on or before November 30, 2000.

             16.15 Entire Agreement. This Agreement, the Company Ancillary Agreements, the Shareholders Ancillary Agreements, the Flextronics Ancillary Agreements, the Merger Subs Ancillary Agreements, that certain Indemnification Agreement dated the date hereof among Flextronics, the Lightning Metal Shareholders and the Lightning Texas Members and the exhibits and schedules hereto and thereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

             16.16 Effect of Schedules. Notwithstanding anything to the contrary contained in this Agreement or in any of the schedules, any information disclosed in one of such schedules shall be deemed to be disclosed in any other schedules to which such information is relevant, to the extent it is reasonably apparent from the information disclosed that it is relevant to such other schedules.

             16.17 Mutual Drafting. This Agreement is the joint product of Flextronics, the Companies, the Shareholders, the Members and the Partners and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Flextronics, the Companies, the Shareholders, the Members and the Partners and shall not be construed for or against any party thereto.

             16.18 No Joint Ventures. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other, and the parties' status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section 16.18.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


FLEXTRONICS INTERNATIONAL LTD.                LIGHTNING METAL SPECIALTIES,
                                              INCORPORATED



By:     /s/ Robert R. B. Dykes                By:    /s/ Frank Dotzler
   ---------------------------------             -------------------------------
    Name:  Robert R. B. Dykes                     Frank Dotzler
    Title: President, Systems Group & CFO         Vice President


LIGHTNING METAL ACQUISITION CORP.             COATING TECHNOLOGIES, INC.



By:     /s/ Tim Stewart                       By:    /s/ Frank Dotzler
   ---------------------------------             -------------------------------
    Name: Tim Stewart                             Frank Dotzler
    Title: Secretary                              Vice President


COATING ACQUISITION CORP.                     LIGHTNING TOOL AND DESIGN, INC.



By:     /s/ Tim Stewart                       By:    /s/ Frank Dotzler
   ---------------------------------             -------------------------------
    Name: Tim Stewart                             Frank Dotzler
    Title: Secretary                              Vice President


LIGHTNING TOOL ACQUISITION CORP.              LIGHTNING METAL SPECIALTIES
                                              E.M.F., LTD.



By:     /s/ Tim Stewart                       By:    /s/ Frank Dotzler
   ---------------------------------             -------------------------------
    Name: Tim Stewart                             Frank Dotzler
    Title: Secretary                              Vice President




         [SIGNATURE PAGE 1 OF 9 TO AGREEMENT AND PLAN OF REORGANIZATION]

LIGHTNING MANUFACTURING                       LIGHTNING MANUFACTURING
SOLUTIONS-EUROPE, LTD.                        SOLUTIONS TEXAS, L.L.C.



By:     /s/ Frank Dotzler                     By:    /s/ Frank Dotzler
   ---------------------------------             -------------------------------
    Frank Dotzler                                 Frank Dotzler
    President                                     President


LIGHTNING LOGISTICS, L.L.C.                   PAPASON, L.L.C.



By:     /s/ Frank Dotzler                     By:    /s/ Frank Dotzler
   ---------------------------------             -------------------------------
    Frank Dotzler                                 Name:
    Member                                        Title:


200 SCOTT STREET, L.L.C.                      80 SCOTT STREET, L.L.C.



By:     /s/ Frank Dotzler                     By:    /s/ Frank Dotzler
   ---------------------------------             -------------------------------
    Name: Frank Dotzler                           Name: Frank Dotzler
    Title: Member                                 Title: Member


230 SCOTT STREET, L.L.C.                      1350 LIVELY BLVD, L.L.C.



By:     /s/ Frank Dotzler                     By:    /s/ Frank Dotzler
   ---------------------------------             -------------------------------
    Name: Frank Dotzler                           Name: Frank Dotzler
    Title: Member                                 Title: Member








         [SIGNATURE PAGE 2 OF 9 TO AGREEMENT AND PLAN OF REORGANIZATION]

D.A.D. PARTNERSHIP



By:     /s/ Byron S. Delman
   ---------------------------------
    Byron S. Delman

    as Trustee of the Lorraine Trust
    established under the Arder Daughters'
    Trusts dated December 31, 1990

    as Trustee of the Terri Trust established under the Arder Daughters' Trusts dated
    December 31, 1990

    as Trustee of the Carolyn Trust
    established under the Arder Daughters'
    Trusts dated December 31, 1990

    as Trustee of the Diane Trust established under the Arder Daughters' Trusts dated
    December 31, 1990

    as Trustee of the Evelyn Trust u/a/d
    December 31, 1990



S.O.N. II PARTNERSHIP



By:     /s/ Frank Dotzler
   ---------------------------------
    Frank Dotzler, as a Manager




         [SIGNATURE PAGE 3 OF 9 TO AGREEMENT AND PLAN OF REORGANIZATION]

LIGHTNING METAL SHAREHOLDERS:


      /s/ Frank J. Dotzler                        /s/ Ronald W. Arder, Jr.
---------------------------------             ----------------------------------
Frank J. Dotzler, as Trustee of the           Ronald W. Arder, Jr.
Declaration of Trust of Frank J.
Dotzler dated August 8, 1991 as
Amended and Restated on
October 27, 1999


   /s/ John M. Dotzler                              /s/ Ronald W. Arder, Sr.
---------------------------------             ----------------------------------
John M. Dotzler                               Ronald W. Arder, Sr., as Trustee
                                              of the Ronald W. Arder Revocable
                                              Trust dated April 19, 1988, as
                                              restated September 23, 1991


COATING SHAREHOLDERS:



      /s/ Frank J. Dotzler                          /s/ Ronald W. Arder, Jr.
---------------------------------             ----------------------------------
Frank J. Dotzler                              Ronald W. Arder, Jr.


      /s/ Donato Clemente                             /s/ William Fitch
---------------------------------             ----------------------------------
Donato Clemente                               William Fitch


         [SIGNATURE PAGE 4 OF 9 TO AGREEMENT AND PLAN OF REORGANIZATION]

LIGHTNING TOOL SHAREHOLDERS:



      /s/ Frank J. Dotzler                           /s/ Ronald W. Arder, Jr.
---------------------------------             ----------------------------------
Frank J. Dotzler                              Ronald W. Arder, Jr.



    /s/ Neven Rudman                                  /s/ Timothy J. Perry
---------------------------------             ----------------------------------
Neven Rudman                                  Timothy J. Perry



    /s/ Bruce R. Cox
---------------------------------
Bruce R. Cox


EMF SHAREHOLDERS:



      /s/ Frank J. Dotzler                          /s/ Ronald W. Arder, Jr.
---------------------------------             ----------------------------------
Frank J. Dotzler                              Ronald W. Arder, Jr.


LIGHTNING EUROPE SHAREHOLDERS:



      /s/ Frank J. Dotzler                           /s/ Ronald W. Arder, Jr.
---------------------------------             ----------------------------------
Frank J. Dotzler                              Ronald W. Arder, Jr.


Lightning Metal Specialties, Incorporated



By:     /s/ Frank J. Dotzler
   -----------------------------------
    Frank J. Dotzler
         Vice President



         [SIGNATURE PAGE 5 OF 9 TO AGREEMENT AND PLAN OF REORGANIZATION]

LIGHTNING TEXAS MEMBERS:



     /s/ Frank J. Dotzler                            /s/ Ronald W. Arder, Jr.
---------------------------------             ----------------------------------
Frank J. Dotzler                              Ronald W. Arder, Jr.


LOGISTICS MEMBERS:



     /s/ Frank J. Dotzler                           /s/ Ronald W. Arder, Jr.
---------------------------------             ----------------------------------
Frank Dotzler                                 Ronald W. Arder, Jr.



    /s/ Van Holley                                   /s/ Lyndon M. Frame
---------------------------------             ----------------------------------
Van Holley                                    Lyndon M. Frame


PAPASON MEMBERS:


     /s/ Frank J. Dotzler                          /s/ Ronald W. Arder, Jr.
---------------------------------             ----------------------------------
Frank J. Dotzler                              Ronald W. Arder, Jr.














         [SIGNATURE PAGE 6 OF 8 TO AGREEMENT AND PLAN OF REORGANIZATION]

200 SCOTT STREET MEMBERS:



      /s/ Frank J. Dotzler                           /s/ Ronald W. Arder, Jr.
---------------------------------             ----------------------------------
Frank J. Dotzler                              Ronald W. Arder, Jr.



80 SCOTT STREET MEMBERS:




      /s/ Frank J. Dotzler                          /s/ Ronald W. Arder, Jr.
---------------------------------             ----------------------------------
Frank J. Dotzler                              Ronald W. Arder, Jr.



        /s/ Neven Rudman
---------------------------------
        Neven Rudman


230 SCOTT STREET MEMBERS:


      /s/ Frank J. Dotzler                           /s/ Ronald W. Arder, Jr.
---------------------------------             ----------------------------------
Frank J. Dotzler                              Ronald W. Arder, Jr.







         [SIGNATURE PAGE 7 OF 9 TO AGREEMENT AND PLAN OF REORGANIZATION]

LIVELY MEMBERS:



     /s/ Frank J. Dotzler                            /s/ Ronald W. Arder, Jr.
---------------------------------             ----------------------------------
Frank J. Dotzler                              Ronald W. Arder, Jr.




    /s/ Donato Clemente
-----------------------------------
Donato Clemente


D.A.D. PARTNERS:


     /s/ Byron S. Delman                              /s/ Byron S. Delman
---------------------------------             ----------------------------------
Byron S. Delman, as Trustee of                Byron S. Delman, as Trustee of
the Lorraine Trust established                the Terri Trust established
under the Arder Daughters'                    under the Arder Daughters'
Trusts dated December 31, 1990                Trusts dated December 31, 199

    /s/ Byron S. Delman                              /s/ Byron S. Delman
---------------------------------             ----------------------------------
Byron S. Delman, as Trustee of                Byron S. Delman, as Trustee of
the Carolyn Trust established                 the Diane Trust established
under the Arder Daughters'                    under the Arder Daughters'
Trusts dated December 31, 1990                Trusts dated December 31, 1990

    /s/ Byron S. Delman
---------------------------------             ----------------------------------
Byron S. Delman, as Trustee of
the Evelyn Trust u/a/d
December 31, 1990



S.O.N. PARTNERS:



     /s/ Frank J. Dotzler                           /s/ Ronald W. Arder, Jr.
---------------------------------             ----------------------------------
Frank J. Dotzler                              Ronald W. Arder, Jr.





         [SIGNATURE PAGE 8 OF 9 TO AGREEMENT AND PLAN OF REORGANIZATION]

S.O.N. II PARTNERS:


      /s/ Frank J. Dotzler                          /s/ Ronald W. Arder, Jr.
---------------------------------             ----------------------------------
Frank J. Dotzler                              Ronald W. Arder, Jr.

































         [SIGNATURE PAGE 9 OF 9 TO AGREEMENT AND PLAN OF REORGANIZATION]

              EXHIBIT INDEX TO AGREEMENT AND PLAN OF REORGANIZATION


       Exhibit A                 List of Shareholders, Members and Partners
       Exhibit B-1               Certificates of Merger
       Exhibit B-2               Plans of Merger
       Exhibit C                 Voting Agreement
       Exhibit D                 Investment Representation Letter
       Exhibit E                 Registration Rights Agreement
       Exhibit F-1               Form of Allen & Gledhill Opinion
       Exhibit F-2               Form of Fenwick & West LLP Opinion
       Exhibit G                 Retention and Noncompetition Agreement
       Exhibit H                 Employment Agreement
       Exhibit I-1               Form of Piper Marbury Rudnick & Wolfe Opinion
       Exhibit I-2               Form of Matheson Ormsby Prentice Opinion
       Exhibit J                 Estoppel Certificate
       Exhibit K                 Company Affiliates Agreement

                              TABLE OF DEFINITIONS


                  DEFINED TERM                                    SECTION
                  ------------                                    -------
1933 Act                                                            1.5
200 Scott Street                                             Opening Paragraph
200 Scott Street Acquisition Price                              1.1.(b)(ix)
200 Scott Street Exchange Ratio                                 1.1.(b)(ix)
200 Scott Street Hold-Back Exchange Ratio                       1.1.(b)(ix)
200 Scott Street Hold-Back Shares                               1.1.(b)(ix)
200 Scott Street Interests                                      1.1.(b)(ix)
200 Scott Street Members                                     Opening Paragraph
200 Scott Street Ownership Loss                                  15.2(ix)
230 Scott Street                                             Opening Paragraph
230 Scott Street Acquisition Price                              1.1.(b)(xi)
230 Scott Street Exchange Ratio                                 1.1.(b)(xi)
230 Scott Street Hold-Back Exchange Ratio                       1.1.(b)(xi)
230 Scott Street Hold-Back Shares                               1.1.(b)(xi)
230 Scott Street Interests                                      1.1.(b)(xi)
230 Scott Street Members                                     Opening Paragraph
230 Scott Street Ownership Loss                                  15.2(xi)
80 Scott Street                                              Opening Paragraph
80 Scott Street Acquisition Price                               1.1.(b)(x)
80 Scott Street Exchange Ratio                                  1.1.(b)(x)
80 Scott Street Hold-Back Exchange Ratio                        1.1.(b)(x)
80 Scott Street Hold-Back Shares                                1.1.(b)(x)
80 Scott Street Interests                                       1.1.(b)(x)
80 Scott Street Members                                      Opening Paragraph
80 Scott Street Ownership Loss                                    15.2(x)
AAA Rules                                                          16.1
Agreement                                                    Opening Paragraph
Balance Sheet Date                                                  2.4
Basket                                                            15.2(i)
Certificates of Merger                                           Recitals
CG50A Clearance Certificate                                       2.1(b)
Claim                                                             15.2(b)
Closing                                                            11.1
Closing Date                                                       11.1
Closing Price                                                     15.3(a)
Coating                                                      Opening Paragraph
Coating Acquisition Price                                       1.1.(b)(ii)
Coating Capital Stock                                           1.1.(b)(ii)
Coating Common Stock                                            1.1.(a)(ii)
Coating Exchange Ratio                                          1.1.(b)(ii)

                  DEFINED TERM                                    SECTION
                  ------------                                    -------
Coating Hold-Back Exchange Ratio                                1.1.(b)(ii)
Coating Hold-Back Shares                                        1.1.(b)(ii)
Coating Merger Sub                                           Opening Paragraph
Coating Ownership Loss                                           15.2(ii)
Coating Shareholders                                         Opening Paragraph
Code                                                             Recitals
Companies                                                    Opening Paragraph
Company Ancillary Agreements                                        2.1
Company Project                                                    14.3
CERCLA                                                            2.18(b)
D.A.D.                                                       Opening Paragraph
D.A.D. Acquisition Price                                       1.1.(b)(xiii)
D.A.D. Exchange Ratio                                          1.1.(b)(xiii)
D.A.D. Hold-Back Exchange Ratio                                1.1.(b)(xiii)
D.A.D. Hold-Back Shares                                        1.1.(b)(xiii)
D.A.D. Interests                                               1.1.(b)(xiii)
D.A.D. Ownership Loss                                           15.2(xiii)
D.A.D. Partners                                              Opening Paragraph
Damages                                                           15.2(i)
Debt                                                               2.29
Dispute                                                            16.1
Effective Time                                                      1.1
EMF                                                          Opening Paragraph
EMF Acquisition Price                                           1.1.(b)(iv)
EMF Capital Stock                                               1.1.(b)(iv)
EMF Hold-Back Exchange Ratio                                    1.1.(b)(iv)
EMF Hold-Back Shares                                            1.1.(b)(iv)
EMF Ordinary Shares                                              Recitals
EMF Ownership Loss                                               15.2(iv)
EMF Shareholders                                             Opening Paragraph
employee benefit plans                                            2.13(b)
Employee Plans                                                    2.13(b)
Environmental, Health, and Safety Requirements                    2.18(a)
ERISA                                                             2.13(b)
Estimated Claim Amount                                            15.3(a)
Financial Projections                                               2.5
Financial Statements                                                2.4
Flextronics                                                  Opening Paragraph
Flextronics Ancillary Agreements                                    8.2
Flextronics Average Price Per Share                            1.1.(b)(xvi)
Flextronics Disclosure Package                                      8.6
Flextronics Ordinary Shares                                      Recitals

                  DEFINED TERM                                    SECTION
                  ------------                                    -------
Flextronics Project                                                14.3
GAAP                                                                2.4
Hazardous Substance                                               2.18(e)
Hold-Back Shares                                               1.1.(b)(xvii)
HSR Act                                                           2.1(b)
Indemnified Person                                                15.2(i)
Indemnified Persons                                               15.2(i)
Intellectual Property                                              2.10
Inventory                                                          2.22
Investment Representation Letters                                Recitals
Irish Exchanges                                                  Recitals
Irish Mergers Act                                                 2.1(b)
knowledge                                                           2.3
Leases                                                             7.13
Lightning Europe                                             Opening Paragraph
Lightning Europe Acquisition Price                              1.1.(b)(v)
Lightning Europe Capital Stock                                  1.1.(b)(v)
Lightning Europe Distribution                                     11.2(b)
Lightning Europe Exchange                                         11.2(a)
Lightning Europe Exchange Ratio                                 1.1.(b)(v)
Lightning Europe Hold-Back Exchange Ratio                       1.1.(b)(v)
Lightning Europe Hold-Back Shares                               1.1.(b)(v)
Lightning Europe Ordinary Shares                                 Recitals
Lightning Europe Ownership Loss                                   15.2(v)
Lightning Europe Shareholders                                Opening Paragraph
Lightning Metal                                              Opening Paragraph
Lightning Metal Acquisition Price                               1.1.(b)(i)
Lightning Metal Capital Stock                                   1.1.(b)(i)
Lightning Metal Common Stock                                    1.1.(a)(i)
Lightning Metal Exchange Ratio                                  1.1.(b)(i)
Lightning Metal Hold-Back Exchange Ratio                        1.1.(b)(i)
Lightning Metal Hold-Back Shares                                1.1.(b)(i)
Lightning Metal Merger Sub                                   Opening Paragraph
Lightning Metal Ownership Loss                                    15.2(i)
Lightning Metal Shareholders                                 Opening Paragraph
Lightning Texas                                              Opening Paragraph
Lightning Texas Acquisition Price                               1.1.(b)(vi)
Lightning Texas Exchange Ratio                                  1.1.(b)(vi)
Lightning Texas Hold-Back Exchange Ratio                        1.1.(b)(vi)
Lightning Texas Hold-Back Shares                                1.1.(b)(vi)
Lightning Texas Interests                                       1.1.(b)(vi)
Lightning Texas Members                                      Opening Paragraph
Lightning Texas Ownership Loss                                   15.2(vi)

                  DEFINED TERM                                    SECTION
                  ------------                                    -------
Lightning Tool                                               Opening Paragraph
Lightning Tool Acquisition Price                               1.1.(b)(iii)
Lightning Tool Capital Stock                                   1.1.(b)(iii)
Lightning Tool Common Stock                                    1.1.(a)(iii)
Lightning Tool Exchange Ratio                                  1.1.(b)(iii)
Lightning Tool Hold-Back Exchange Ratio                        1.1.(b)(iii)
Lightning Tool Hold-Back Shares                                1.1.(b)(iii)
Lightning Tool Merger Sub                                    Opening Paragraph
Lightning Tool Ownership Loss                                    15.2(iii)
Lightning Tool Shareholders                                  Opening Paragraph
Lively                                                       Opening Paragraph
Lively Acquisition Price                                       1.1.(b)(xii)
Lively Exchange Ratio                                          1.1.(b)(xii)
Lively Hold-Back Exchange Ratio                                1.1.(b)(xii)
Lively Hold-Back Shares                                        1.1.(b)(xii)
Lively Interests                                               1.1.(b)(xii)
Lively Members                                               Opening Paragraph
Lively Ownership Loss                                            15.2(xii)
Logistics                                                    Opening Paragraph
Logistics Acquisition Price                                    1.1.(b)(vii)
Logistics Exchange Ratio                                       1.1.(b)(vii)
Logistics Hold-Back Exchange Ratio                             1.1.(b)(vii)
Logistics Hold-Back Shares                                     1.1.(b)(vii)
Logistics Interests                                            1.1.(b)(vii)
Logistics Members                                            Opening Paragraph
Logistics Ownership Loss                                         15.2(vii)
Management Employees                                              2.8(i)
Material Adverse Change                                             2.2
Material Adverse Effect                                             2.2
Material Agreements                                               2.9(o)
Member Exchanges                                                 Recitals
Members                                                      Opening Paragraph
Merger                                                           Recitals
Merger Subs                                                  Opening Paragraph
Merger Subs Ancillary Agreements                                    8.2
Minister                                                           12.5
Notice of Claim                                                   15.2(e)
Papason                                                      Opening Paragraph
Papason Acquisition Price                                      1.1.(b)(viii)
Papason Exchange Ratio                                         1.1.(b)(viii)
Papason Hold-Back Exchange Ratio                               1.1.(b)(viii)
Papason Hold-Back Shares                                       1.1.(b)(viii)
Papason Interests                                              1.1.(b)(viii)

                  DEFINED TERM                                    SECTION
                  ------------                                    -------
Papason Members
Papason Ownership Loss                                          15.2(viii)
Partner Exchanges                                                Recitals
Partners                                                     Opening Paragraph
Pension Schemes                                                     6.6
Permitted Liens                                                     2.7
Plans of Merger                                                  Recitals
prohibited transaction                                            2.13(b)
RCRA                                                              2.18(b)
Real Properties                                                     2.7
Real Property Owners                                                7.
Registration Rights Agreement                                       1.5
Release Date                                                      1.1.(a)(i)
Representative                                                    15.2(b)
responsible property transfer                                     2.18(e)
S.O.N.                                                       Opening Paragraph
S.O.N. Acquisition Price                                       1.1.(b)(xiv)
S.O.N. Exchange Ratio                                          1.1.(b)(xiv)
S.O.N. Hold-Back Exchange Ratio                                1.1.(b)(xiv)
S.O.N. Hold-Back Shares                                        1.1.(b)(xiv)
S.O.N. II                                                    Opening Paragraph
S.O.N. II Acquisition Price                                     1.1.(b)(xv)
S.O.N. II Exchange Ratio                                        1.1.(b)(xv)
S.O.N. II Hold-Back Exchange Ratio                              1.1.(b)(xv)
S.O.N. II Hold-Back Shares                                      1.1.(b)(xv)
S.O.N. II Interests                                             1.1.(b)(xv)
S.O.N. II Ownership Loss                                         15.2(xv)
S.O.N. II Partners                                           Opening Paragraph
S.O.N. Interests                                               1.1.(b)(xiv)
S.O.N. Ownership Loss                                            15.2(xiv)
S.O.N. Partners                                              Opening Paragraph
Shareholders                                                 Opening Paragraph
Shareholders Ancillary Agreements                                   2.1
shrink wrap                                                       2.9(b)
Significant Customer                                               2.20
Significant Supplier                                               2.21
Site                                                              2.18(b)
Subsidiary                                                          2.2
Surviving Corporation                                               1.3
Tax                                                                 2.6
Taxes                                                               2.6
Title Insurance Commitments                                         2.7
transaction triggered                                             2.18(e)

                  DEFINED TERM                                    SECTION
                  ------------                                    -------
Transactions                                                     Recitals
Voting Agreement                                                 Recitals

                                TABLE OF CONTENTS


                                                                                                  Page
                                                                                                  ----
1.      PLAN OF REORGANIZATION.............................................................          3

        1.1    The Merger..................................................................          3

        1.2    Fractional Shares...........................................................         14

        1.3    Effects of the Merger.......................................................         14

        1.4    Further Assurances..........................................................         15

        1.5    Securities Law Issues; Registration Rights..................................         15

        1.6    Tax-Free Reorganization.....................................................         16

        1.7    Pooling Accounting..........................................................         16

2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANIES....................................         16

        2.1    Power, Authorization and Validity...........................................         16

        2.2    Subsidiaries................................................................         17

        2.3    Litigation..................................................................         17

        2.4    Company Financial Statements................................................         18

        2.5    Company Financial Projections...............................................         18

        2.6    Taxes.......................................................................         18

        2.7    Title to Properties; Condition of Equipment and Property....................         19

        2.8    Absence of Certain Changes..................................................         20

        2.9    Agreements and Commitments..................................................         21

        2.10   Intellectual Property.......................................................         23

        2.11   Compliance with Laws........................................................         24

        2.12   Certain Transactions and Agreements.........................................         24

        2.13   Employees...................................................................         24

        2.14   No Brokers..................................................................         26

        2.15   Disclosure..................................................................         26

        2.16   Books and Records...........................................................         27

        2.17   Insurance...................................................................         27

        2.18   Environmental, Health, and Safety Matters...................................         27

        2.19   Product and Service Warranties..............................................         29

        2.20   Customers; Backlog; Returns and Complaints..................................         29

                                TABLE OF CONTENTS
                                   (continued)


        2.21   Suppliers...................................................................         29

        2.22   Inventory...................................................................         30

        2.23   Accounts Receivable.........................................................         30

        2.24   Accounting Matters..........................................................         31

        2.25   Restrictions on Business Activities.........................................         31

        2.26   Certain Payments............................................................         31

        2.27   Bank Accounts...............................................................         31

        2.28   Other Entities' Liabilities.................................................         32

        2.29   Debt........................................................................         32

        2.30   Bankruptcy..................................................................         32

3.      REPRESENTATIONS AND WARRANTIES OF LIGHTNING METAL, COATING AND LIGHTNING TOOL......         32

        3.1    Organization and Good Standing..............................................         32

        3.2    Capitalization..............................................................         32

        3.3    No Violation of Organizational Documents or Existing Agreements.............         35

        3.4    Company Documents...........................................................         35

4.      REPRESENTATIONS AND WARRANTIES OF LIGHTNING TEXAS, LOGISTICS, PAPASON, 200
        SCOTT STREET, 80 SCOTT STREET, 230 SCOTT STREET AND LIVELY.........................         35

        4.1    Organization and Good Standing..............................................         36

        4.2    Capitalization..............................................................         36

        4.3    No Violation of Organizational Documents or Existing Agreements.............         39

        4.4    Company Documents...........................................................         40

5.      REPRESENTATIONS AND WARRANTIES OF D.A.D., S.O.N. AND S.O.N. II.....................         40

        5.1    Organization and Good Standing..............................................         40

        5.2    Capitalization..............................................................         40

        5.3    No Violation of Organizational Documents or Existing Agreements.............         42

        5.4    Company Documents...........................................................         42

6.      REPRESENTATIONS AND WARRANTIES OF EMF AND LIGHTNING EUROPE.........................         42

                                TABLE OF CONTENTS
                                   (continued)


        6.1    Organization and Good Standing..............................................         43

        6.2    Capitalization..............................................................         43

        6.3    No Violation of Organizational Documents or Existing Agreements.............         45

        6.4    Company Documents...........................................................         45

        6.5    Taxes.......................................................................         45

        6.6    Employees...................................................................         45

7.      REPRESENTATIONS AND WARRANTIES OF LIGHTNING METAL, LIGHTNING EUROPE, PAPASON,
        200 SCOTT STREET, 80 SCOTT STREET, 230 SCOTT STREET, LIVELY, D.A.D., S.O.N.
        AND S.O.N. II......................................................................         47

        7.1    Joinder.....................................................................         47

        7.2    Options and Rights of First Refusal.........................................         47

        7.3    Zoning......................................................................         48

        7.4    No Violation of Restrictive Covenants.......................................         48

        7.5    Taxes.......................................................................         48

        7.6    Insurance...................................................................         48

        7.7    Material Changes............................................................         48

        7.8    Condition of the Real Properties............................................         49

        7.9    Utilities...................................................................         49

        7.10   Access......................................................................         49

        7.11   Flood Hazards...............................................................         49

        7.12   Independence................................................................         50

        7.13   Leases......................................................................         50

        7.14   Irish Real Properties.......................................................         50

8.      REPRESENTATIONS AND WARRANTIES OF FLEXTRONICS AND THE MERGER SUBS..................         51

        8.1    Organization................................................................         51

        8.2    Power, Authorization and Validity...........................................         51

        8.3    No Violation of Articles or Existing Agreements.............................         52

        8.4    Litigation..................................................................         53

        8.5    Absence of Certain Changes..................................................         53

                                TABLE OF CONTENTS
                                   (continued)


        8.6    Disclosure..................................................................         53

        8.7    Flextronics Ordinary Shares.................................................         53

9.      POST-CLOSING COVENANTS OF THE EMF SHAREHOLDERS AND THE LIGHTNING EUROPE
        SHAREHOLDERS.......................................................................         54

        9.1    Stamping....................................................................         54

        9.2    Notice Under Section 53.....................................................         54

10.     POST-CLOSING COVENANTS OF FLEXTRONICS..............................................         54

        10.1   Employee Matters............................................................         54

        10.2   Pooling of Interests Accounting.............................................         54

11.     CLOSING MATTERS....................................................................         54

        11.1   The Closing.................................................................         54

        11.2   Conversion or Transfer of Shares and Interests..............................         55

        11.3   Closing Deliveries..........................................................         57

        11.4   Irish Closing Deliveries....................................................         57

        11.5   Other Closing Matters.......................................................         59

12.     CONDITIONS TO OBLIGATIONS OF THE COMPANIES, THE SHAREHOLDERS, THE MEMBERS AND
        THE PARTNERS.......................................................................         59

        12.1   Accuracy of Representations and Warranties..................................         59

        12.2   [Intentionally Omitted].....................................................         60

        12.3   Compliance with Law.........................................................         60

        12.4   Government Consents; HSR Compliance.........................................         60

        12.5   Irish Mergers Act Clearance.................................................         60

        12.6   No Litigation; Investigations...............................................         60

        12.7   Absence of Material Change..................................................         60

        12.8   Opinion of Flextronics' Counsel.............................................         60

        12.9   Registration Rights Agreement...............................................         61

        12.10  Retention and Noncompetition Agreements.....................................         61

        12.11  Employment Agreements.......................................................         61

13.     CONDITIONS TO OBLIGATIONS OF FLEXTRONICS AND THE MERGER SUBS.......................         61

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                                TABLE OF CONTENTS
                                   (continued)


        13.1   Accuracy of Representations and Warranties..................................         61

        13.2   [Intentionally Omitted].....................................................         61

        13.3   Absence of Material Change..................................................         61

        13.4   Material Agreements.........................................................         61

        13.5   Compliance with Law.........................................................         61

        13.6   Government Consents; HSR Compliance.........................................         61

        13.7   Irish Mergers Act Clearance.................................................         62

        13.8   Documents...................................................................         62

        13.9   No Litigation; Investigations...............................................         62

        13.10  Real Property Transfers.....................................................         62

        13.11  Opinion of Companies' Counsel...............................................         62

        13.12  Requisite Approvals.........................................................         63

        13.13  Transfers of Lightning Texas Interests, Logistics Interests, Papason
               Interests, 200 Scott Street Interests, 80 Scott Street Interests, 230
               Scott Street Interests and Lively Interests.................................         63

        13.14  Transfers of EMF Ordinary Shares and Lightning Europe Ordinary Shares.......         63

        13.15  Transfers of D.A.D. Interests, S.O.N. Interests and S.O.N. II Interests.....         63

        13.16  Opinion of Flextronics' and Companies' Accountants..........................         64

        13.17  Estoppel Certificate........................................................         64

        13.18  Retention and Noncompetition Agreements.....................................         64

        13.19  Employment Agreements.......................................................         64

        13.20  Debt........................................................................         64

        13.21  Tax Clearance Certificate...................................................         64

        13.22  Company Affiliates Agreements...............................................         64

        13.23  Payments and Releases.......................................................         64

        13.24  Employee Plans..............................................................         65

        13.25  Exemption Available.........................................................         65

        13.26  Company Notes...............................................................         65

14.     [INTENTIONALLY OMITTED]............................................................         65

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
15.     SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES..........................         65

        15.1   Survival of Representations.................................................         65

        15.2   Agreement to Indemnify......................................................         65

        15.3   Reduction of Hold-Back Shares...............................................         78

16.     MISCELLANEOUS......................................................................         86

        16.1   Governing Law; Dispute Resolution...........................................         86

        16.2   Assignment; Binding Upon Successors and Assigns.............................         87

        16.3   Severability................................................................         87

        16.4   Counterparts................................................................         87

        16.5   Other Remedies..............................................................         88

        16.6   Amendment and Waivers.......................................................         88

        16.7   No Waiver...................................................................         88

        16.8   Expenses....................................................................         88

        16.9   Notices.....................................................................         88

        16.10  Construction of Agreement...................................................         95

        16.11  Further Assurances..........................................................         95

        16.12  Absence of Third-Party Beneficiary Rights...................................         95

        16.13  Public Announcement.........................................................         95

        16.14  Time is of the Essence......................................................         95

        16.15  Entire Agreement............................................................         95

        16.16  Effect of Schedules.........................................................         96

        16.17  Mutual Drafting.............................................................         96

        16.18  No Joint Ventures...........................................................         96

        16.19  Confidentiality Agreement...................................................         96

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